                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
            Securities and Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Materials Pursuant to Section 240.14a-12


                           ALLIS-CHALMERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

          (5)  Total fee paid:

               -----------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

               -----------------------------------------------------------------

          (2)  Form, schedule or registration statement no.:

               -----------------------------------------------------------------

          (3)  Filing party:

               -----------------------------------------------------------------

          (4)  Date filed:

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

                              [ALLIS-CHALMERS LOGO]

                         5075 Westheimer Road, Suite 890
                              Houston, Texas 77056
                                 (713) 369-0550


Notice of Annual Meeting of Stockholders
Proxy Statement
2003 Annual Report

                              [ALLIS-CHALMERS LOGO]
                         5075 WESTHEIMER ROAD, SUITE 890
                              HOUSTON, TEXAS 77056



Dear Fellow Stockholders:

         You are cordially invited to attend the 2004 annual meeting of stockholders of Allis-Chalmers Corporation, which will be held at our offices at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056, on December 29, 2004, at 10:00 a.m., Central Standard Time.

         This booklet includes our notice of annual meeting and our proxy statement. The proxy statement describes the business that we will conduct at the annual meeting and provides information about Allis-Chalmers Corporation. Also enclosed is our 2003 annual report to stockholders on Form 10-K and 10-K/A and our quarterly report on Form 10-Q for the quarter ended September 30, 2004. As these documents indicate, there have been a number of significant developments in our business since December 31, 2003.

         Your vote is important. Please complete, date, sign and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the meeting whether you attend or not. Even if you plan on attending, it is a good idea to complete and return the proxy card in case your plans change. If you do attend the annual meeting and prefer to vote in person, you may do so.

         For a period of at least ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder during regular business hours at the Company's offices at 5075 Westheimer Road, Suite 890, Houston, Texas 77056.

         We look forward to seeing you at the meeting.


Sincerely,



/S/ MUNAWAR H. HIDAYATALLAH
---------------------------
Munawar H. Hidayatallah
Chairman of the Board and Chief Executive Officer

                           ALLIS-CHALMERS CORPORATION
                         5075 WESTHEIMER ROAD, SUITE 890
                              HOUSTON, TEXAS 77056

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 29, 2004


TO THE STOCKHOLDERS OF ALLIS-CHALMERS CORPORATION:

         Notice is hereby given that the 2004 annual meeting of stockholders of Allis-Chalmers Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, December 29, 2004 at 10:00 a.m., Central Standard Time at our offices located at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056, for the following purposes:

         1) To approve an amendment to our Certificate of Incorporation to change the name of the Company to "Allis-Chalmers Energy, Inc.";

         2) To elect ten (10) directors to serve for a one-year term expiring at the 2005 annual meeting of stockholders;

         3) To approve an amendment to our 2003 Incentive Stock Plan to increase the number of shares that may be granted under the plan to 2,400,000;

         4) To ratify the appointment of UHY Mann Frankfort Stein & Lipp, LLP as our accountants for the fiscal year ended December 31, 2004; and

         5) To transact such other business as may properly come before the annual meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice, which is first being mailed to our stockholders on or about December 8, 2004. Please give it your careful attention. Accordingly, whether or not you plan to attend our special meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope to assure that your shares will be represented at the special meeting.

By Order of our Board of Directors,



/S/ MUNAWAR H. HIDAYATALLAH
---------------------------
Munawar H. Hidayatallah,
Chairman of the Board and
Chief Executive Officer




Houston, Texas
December 8, 2004

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. THIS WILL ENSURE YOUR PROPER REPRESENTATION AT THE MEETING WHETHER YOU ATTEND OR NOT. IF YOU DO ATTEND THE ANNUAL MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO.
--------------------------------------------------------------------------------

                                                   Table of Contents
                                                   -----------------

                                                                                                                Page
                                                                                                                ----

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING.........................................................1
   The Annual Meeting.............................................................................................1
   When and Where is the Annual Meeting?..........................................................................1
   Voting and Proxy Procedures....................................................................................1
   Quorum and Required Votes......................................................................................2

PROPOSAL 1:       APPROVAL OF THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY FROM "ALLIS-CHALMERS
                  CORPORATION" TO "ALLIS-CHALMERS ENERGY, INC."...................................................4

PROPOSAL 2:       ELECTION OF DIRECTORS...........................................................................5
   Nominees for Election For a One-Year Term Expiring at the 2005 Annual Meeting..................................5
   Meetings Of Our Board Of Directors; Committees.................................................................7
   Executive Committee............................................................................................7
   Audit Committee................................................................................................7
   Audit Committee Financial Expert...............................................................................7
   Compensation Committee.........................................................................................8
   Board of Directors Compensation................................................................................8
   Compensation Committee Interlocks And Insider Participation....................................................8
   Nominating Committee...........................................................................................8
   Report of the Audit Committee of the Board of Directors........................................................9

PROPOSAL 3:       APPROVAL OF AMENDMENT TO 2003 INCENTIVE STOCK PLAN.............................................10
   Plan Administrator............................................................................................10
   Shares Reserved...............................................................................................10
   Benefits Issued Under the Plan................................................................................10
   Participation in the Plan.....................................................................................10
   Description Of Benefits.......................................................................................11
   General Provisions Of Awards..................................................................................11
   Directors' Fees...............................................................................................12
   Adjustments In Certain Events.................................................................................12
   Amendment Or Termination Of The Plan..........................................................................13
   Exercise; Withholding Payments................................................................................13
   Sequential Exercise...........................................................................................13
   Federal Income Tax Consequences...............................................................................13

PROPOSAL 4:       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS............................................15
   Change In Principal Accountant................................................................................15
   Audit Fees....................................................................................................15
   Audit Related Fees............................................................................................16
   Tax Fees......................................................................................................16
   All Other Fees................................................................................................16

PRINCIPAL HOLDERS OF COMMON STOCK................................................................................17
   Stockholders Agreement........................................................................................19
   Section 16(a) Beneficial Ownership Reporting Compliance.......................................................19

INFORMATION REGARDING EXECUTIVE OFFICERS.........................................................................20


                                                         i


EXECUTIVE COMPENSATION...........................................................................................21
   Equity Compensation Plan Information..........................................................................22
   Equity Compensation Plans Not Approved By Security Holders....................................................22
   Option Grants In Last Fiscal Year.............................................................................23
   2003 Year-End Option Values...................................................................................23
   Employment Agreements With Management.........................................................................24
   Report of the Compensation Committee of the Board of Directors................................................26

PERFORMANCE GRAPH................................................................................................27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................28

OTHER INFORMATION................................................................................................30
   Deadline for Receipt of Shareholder Proposals for Our Next Meeting............................................30

APPENDIX A:        CERTIFICATE OF AMENDMENT to CERTIFICATE OF INCORPORATION
                   of ALLIS-CHALMERS CORPORATION

APPENDIX B:        ALLIS-CHALMERS CORPORATION 2003 INCENTIVE STOCK PLAN

APPENDIX C:        ALLIS-CHALMERS CORPORATION CHARTER OF THE AUDIT COMMITTEE
                   OF THE BOARD OF DIRECTORS


                                                        ii

                           ALLIS-CHALMERS CORPORATION
                         5075 WESTHEIMER ROAD, SUITE 890
                              HOUSTON, TEXAS 77056

                   ------------------------------------------

                                 PROXY STATEMENT
                   FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 29, 2004


            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING


THE ANNUAL MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

         We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2004 annual meeting of stockholders. This question and answer section summarizes selected information contained elsewhere in this proxy statement, but may not contain all of the information that is important to you. We urge you to read the entire proxy statement carefully, including the attached appendices.

         You do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

WHEN AND WHERE IS THE ANNUAL MEETING?

         The 2004 annual meeting of the stockholders of Allis-Chalmers Corporation will be held on Wednesday, December 29, 2004, at 10:00 a.m., Central Standard Time, at our offices located at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056.

WHAT AM I BEING ASKED TO VOTE UPON?

         You are being asked to approve (i) an amendment to our Certificate of Incorporation to change the name of the Company to "Allis-Chalmers Energy, Inc.," (ii) the election of ten (10) directors to serve until the next annual meeting of the stockholders, (iii) the amendment of our stock option plan to increase the number of shares that may be granted under the 2003 Incentive Stock Plan to 2,400,000, and (iv) the ratification of our appointment of independent auditors for the fiscal year ended December 31, 2004.

VOTING AND PROXY PROCEDURES

WHO MAY VOTE AT THE MEETING?

         Only stockholders of record at the close of business on November 3, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the common shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. We are mailing this proxy statement to stockholders on or about December 8, 2004.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF ALLIS-CHALMERS CORPORATION STOCK?

         Each share of Common Stock is entitled to one vote per share on all matters.

         Your proxy card indicates the number of shares that you owned as of the record date.

WHO IS SOLICITING MY PROXY?

         Our board of directors is soliciting proxies to be voted at the annual meeting.

HOW DO I VOTE BY PROXY?

         Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (ONE OF THE INDIVIDUALS NAMED AS PROXIES ON YOUR PROXY CARD) will vote your shares as you have directed. Unless otherwise directed in the proxy card, your proxy will vote your shares as recommended by our board of directors as follows:

         o FOR amendment of the Certificate of Incorporation to change the name of the Company to "Allis-Chalmers Energy, Inc.";

         o FOR election of the ten nominees proposed by our board of directors;

         o FOR amendment of our 2003 Incentive Stock Plan to increase the number of shares that may granted under such plan to 2,400,000;

         o FOR ratification of the appointment of UHY Mann Frankfort Stein & Lipp, LLP as our independent auditors for the fiscal year ended December 31, 2004.

         If any other matter is presented, your proxy will vote in accordance with his/her best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

         Yes. You may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways:

         o First, you can send a written notice to our corporate secretary, stating that you would like to revoke your proxy.

         o        Second, you can complete and submit a later-dated proxy card.

         o Third, you can attend the meeting and vote in person. Your attendance at the annual meeting will not alone revoke your proxy-you must vote at the meeting.

         If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

         It indicates that your shares are held in more than one account, such as two brokerage accounts registered in different names. You should complete each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, Continental Stock Transfer and Trust Company, at 17 Battery Place, 8th Floor, New York, New York 10004, Telephone: (212) 509-4000.

HOW DO I VOTE IN PERSON?

         If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.

QUORUM AND REQUIRED VOTES

HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

         A majority of the outstanding votes as of the record date must be represented at the meeting in order to hold the meeting and conduct business. This is called a quorum.

         Shares are counted as present at the annual meeting if:

         o The stockholder is present and votes in person at the meeting, or

         o        The stockholder has properly submitted a proxy card, or

         o Under special circumstances, the stockholder's broker votes the shares.

WHO WILL COUNT THE VOTE?

         Allis-Chalmers Corporation's transfer agent, Continental Stock Transfer and Trust Company, will tally the vote, which will be certified by an Inspector of Election.

IS MY VOTE CONFIDENTIAL?

         Allis-Chalmers Corporation has a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote cannot be disclosed to our board of directors or management except as may be required by law and in other limited circumstances.

HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

         We use the phrase "for" vote to mean a vote for a director. Directors will be elected by a plurality of votes, meaning that the ten nominees who receive the greatest number of "for" votes in the election of directors will be elected.

HOW ARE PROXIES SOLICITED?

         Proxies may be solicited by mail, telephone, or other means by our officers, directors and other employees. No additional compensation will be paid to these individuals in connection with proxy solicitations. We will pay for distributing and soliciting proxies and will reimburse banks, brokers and other custodians their reasonable fees and expenses for forwarding proxy materials to stockholders.

WHO CAN HELP ANSWER MY QUESTIONS?

         If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

                           Allis-Chalmers Corporation
                         5075 Westheimer Road, Suite 890
                              Houston, Texas 77056
                                 (713) 369-0550
                        Attention: Theodore F. Pound III,
                                 General Counsel

                                   PROPOSAL 1

         APPROVAL OF THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY FROM
             "ALLIS-CHALMERS CORPORATION" TO "ALLIS-CHALMERS, INC."

         Effective November 23, 2004, our board of directors adopted, subject to stockholder approval at the annual meeting, a resolution approving an amendment to our Certificate of Incorporation to change the name of the Company from "Allis-Chalmers Corporation" to "Allis-Chalmers Energy, Inc." The name change will become effective when the Certificate of Amendment to our Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. We will file the Certificate of Amendment promptly after (and if) our stockholders approve the name change. A copy of the Certificate of Amendment is attached to this proxy statement as Appendix A.

         We believe that the name change will increase the our customers', investors' and others' awareness of our Company and its involvement in the energy industry. The proposed amendment is not otherwise expected to have a material effect on our business, operations, assets or reporting requirements. Stockholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent. The common stock will continue to trade under the stock symbol "ALY" on the American Stock Exchange.

         The proposal to amend our Certificate of Incorporation will be adopted if a majority of the outstanding shares of common stock vote in favor of it. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on the proposal.


        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

                                   PROPOSAL 2

                              ELECTION OF DIRECTORS

         Our Bylaws provide that our board of directors shall consist of a number of directors determined by our board of directors but not less than three or more than 15. Currently, our board of directors has ten directors. Each of the nominees for election to the board of directors is currently a director of the Company. If elected at the annual meeting, each of the nominees will be elected to hold office until the next annual meeting of the stockholders and until his successor has been elected and takes office. Vacancies existing in our board of directors may be filled by a majority vote of the remaining directors.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. The ten persons receiving the highest number of votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our board of directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

         Set forth below is biographical information for each person nominated.

NOMINEES FOR ELECTION FOR A ONE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING.

NAME                                    AGE                     DIRECTOR SINCE
----                                    ---                     --------------

David A. Groshoff                       32                       October 1999
Munawar H. Hidayatallah                 60                         May 2001
John E. McConnaughy, Jr.                75                         May 2004
Jens H. Mortensen                       51                       February 2003
Robert E. Nederlander                   71                         May 1989
Saeed M. Sheikh                         68                         May 2001
James W. Spann                          52                       February 2002
Leonard Toboroff                        72                         May 1989
Thomas O. Whitener, Jr.                 56                       February 2002
Christina E. Woods                      27                       February 2002

David A. Groshoff has served as our director since October 1999. Mr. Groshoff has been employed by Pacholder Associates, Inc. since September 1997 and currently serves as Senior Vice President and Associate General Counsel. From November 1996 until September 1997, Mr. Groshoff was a practicing attorney. Mr. Groshoff serves on our board of directors on behalf of the Pension Benefit Guaranty Corporation, which has the right to appoint one director for so long as it holds 117,020 shares of our common stock. Mr. Groshoff is also a director of Atlas Minerals, Inc.

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc., which merged with us in May 2001, from its formation in February 2000 until the date of the merger. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2000, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

Jens H. Mortensen formed Jens' Oilfield Service, Inc., one of our subsidiaries, in 1982 after having spent eight years in operations and sales positions with a South Texas casing crew operator. As sole stockholder and CEO of Jens' Oilfield Service, Inc., he grew the company from its infancy to approximately $10.0 million of revenues in 2001. His experience includes extensive knowledge of specialized equipment utilized to install the various strings of casing required to drill and complete oil and gas wells.

John E. McConnaughy, Jr. was appointed to our board of directors in May 2004. Mr. McConnaughy has served as Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company, since he founded it in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as Chairman and Chief Executive Officer of Peabody International Corp. and Chairman and Chief Executive Officer of GEO International Corp. He retired from Peabody in February 1986 and GEO in October 1992. Mr. McConnaughy currently serves on the boards of five public companies (Wave Systems Corp., Mego Financial Corp., Riddell Sports, Inc., Levcor International, Inc., and DeVlieg Bullard, Inc.), and one private company (PetsChoice, Ltd.). He also serves on the Board of Trustees and Executive Committee of the Strang Cancer Prevention Center and as Chairman of the Board for the Harlem School of the Arts. Mr. McConnaughy holds a B.A. in Economics from Denison University, and an M.B.A. in Marketing and Finance from the Harvard Graduate School of Business Administration.

Robert E. Nederlander has served as our director since May 1989. Mr. Nederlander served as our Chairman of the Board from May 1989 to 1993, and as our Vice Chairman from 1993 to 1996. Mr. Nederlander has been a Director of Cendant Corp since December 1997. Mr. Nederlander was a Director of HFS from July 1995 to December 1997. Since November 1981, Mr. Nederlander has been President and/or Director of the Nederlander Organization, Inc., owner and operator of one of the world's largest chains of legitimate theaters. Since December 1998, Mr. Nederlander has been a co-managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside the City of New York. Mr. Nederlander has been Chairman of the Board of Varsity Brands, Inc. (formerly Riddell Sports, Inc.) since April 1988 and was the Chief Executive Officer of such corporation from 1988 through April 1, 1993. From February until June 1992, Mr. Nederlander was also Varsity Brands, Inc.'s interim President and Chief Operating Officer. He served as the Managing General Partner of the New York Yankees from August 1990 until December 1991, and has been a limited partner since 1973. Mr. Nederlander had been President since October 1985 of Nederlander Television and Film Productions, Inc. and was Chairman of the Board and Chief Executive Officer of Mego Financial Corp from January 1988 to January 2002. Mr. Nederlander was a director of Mego Mortgage Corp. from September 1996 until June 1998. From October 1996 to May 2002 Mr. Nederlander was a director of New Communications, Inc., a publisher of community oriented free circulation newspapers.

Saeed M. Sheikh has served as our director since May 2001. Since 1972 Mr. Sheikh has served as President and a director of Star Trading & Marine, Inc., a ship brokerage firm and international shipping agents.

James W. Spann has served as our director since February 2002. Mr. Spann was a founding partner and since May 1996 has served as Chief Investment Officer of Energy Spectrum Capital, the general partner of Energy Spectrum Partners, L.P. ("Energy Spectrum"), a private equity partnership focusing on the energy industry and our largest stockholder. Prior to 1996, Mr. Spann was a managing director of CIGNA Private Securities, the private debt and equity investment division of CIGNA Corporation, at which Mr. Spann oversaw a portfolio of private oil, gas and chemical securities totaling over $1.5 billion.

Leonard Toboroff has served as our director and as Vice Chairman of our board of directors since May 1989 and served as Executive Vice President from 1989 to 2001. Mr. Toboroff has served as a director and Vice President of Varsity Brands, Inc. (formerly of Riddell Sports, Inc.) from April 1988 to the present, and is also a director of Engex Corp. Mr. Toboroff has been a practicing attorney continuously since 1961.

Thomas O. Whitener, Jr. has served as our director since February 2002. Mr. Whitener is a founding partner of Energy Spectrum Advisors, Inc. and has been a partner since May 1996. He has also served as a managing director of Energy Spectrum Advisors, Inc., a financial advisory firm for energy companies, since October 1997. Mr. Whitener has been financing companies in the energy industry since 1974. From 1987 to 1996, Mr. Whitener was an investment banker with R. Reid Investments Inc. and Dean Witter Reynolds.

Christina E. Woods has served as our director since March 2004. Ms. Woods joined Energy Spectrum as an accountant in October 1999 and for the last four years has functioned as its Accounting Manager. As such, Ms. Woods managed all functions of accounting, including revenue recognition, expense recognition, accounts payable and accounts receivable. Ms. Woods also coordinates and supervises Energy Spectrum's audit and tax engagements, and has been the firm's primary contact for such engagements. Since October 2002, Ms. Woods has become actively involved in Energy Spectrum's private equity investment activities by assisting in strategic and due diligence analyses for potential investments and assisting with the monitoring and oversight of current investments. Ms. Woods received her Bachelor of Arts degree in 1999 and her Master of Business Administration in 2003 from the University of Texas at Dallas.

See "Principal Holders of Common Stock" for a description of a stockholders agreement pursuant to which six of our ten directors may be elected.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

MEETINGS OF OUR BOARD OF DIRECTORS; COMMITTEES

         During the fiscal year ended December 31, 2003, our board of directors held six meetings. Our board of directors currently has 3 standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Audit Committee met seven times and the Compensation Committee met two times during 2003. No director attended less than 75% of the aggregate number of meetings of the board of directors and committees of the board of directors on which he or she served during 2003. Stockholders may communicate their views to our board of directors by writing to the board of directors or any individual director. Such communications should be sent care of our General Counsel, Theodore F. Pound, III, at 5075 Westheimer Road, Suite 890, Houston, Texas 77056.

EXECUTIVE COMMITTEE

         The current members of the Executive Committee are Messrs. Groshoff and Nederlander. The Executive Committee did not meet during the fiscal year ended December 31, 2003. The Executive Committee is empowered to exercise all powers of our board of directors in the management and affairs of our business, with certain exceptions. In practice, it meets only infrequently to take formal action on specific matters when it would be impractical to call a meeting of our board of directors.

AUDIT COMMITTEE

         We have an Audit Committee consisting of three directors, Mr. McConnaughy, who serves as Chairman, Mr. Groshoff and Ms. Woods. All of our directors our "independent" under the applicable American Stock Exchange and Securities and Exchange Commission rules regarding audit committee membership.

         The Audit Committee assists our board of directors in fulfilling its oversight responsibility by overseeing (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to stockholders and others; (ii) the functioning of our systems of internal accounting and financial controls; and (iii) the engagement, compensation, performance, qualifications and independence of our independent auditors. The Rport of the Audit Committee is set forth elsewhere in this proxy statement.

         The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee also has unrestricted access to the independent auditors and all of our personnel. The Audit Committee has selected UHY Mann Frankfort Stein & Lipp, LLP as our independent auditors for the fiscal year ended December 31, 2004.

         Our common stock began trading on the American Stock Exchange on September 13, 2004. Effective October 31, 2004, we became subject to Rule 10A-3 of the Securities and Exchange Commission relating to the composition and independence of our Audit Committee. Between September 13, 2004 and October 31, 2004, we were subject to a prior rule of the American Stock Exchange, which required that each of the directors on our Audit Committee be "independent," as defined in such rules. However, the rules contained an exception which allowed us to maintain on the Audit Committee one director who was not independent under exceptional and limited circumstances.

         Mr. Spann served on our Audit Committee since its inception in 2002 until Octrober 31, 2004. Under the prior rule of the American Stock Exchange described above, Mr. Spann was not considered independent because of his position as a principal and executive officer of Energy Spectrum Partners LP, our largest stockholder. However, our board of directors determined that it was in our best interest to retain Mr. Spann on the Audit Committee until October 31, 2004 because of his familiarity with the Company's financial statements and business operations in order to provide continuity to the Audit Committee. On October 31, 2004, Mr. Spann stepped down from the Audit Committee and was replaced by Ms. Woods.

         The Audit Committee held seven meetings during 2003. Our board of directors adopted a written Audit Committee Charter in March 2002, which was amended in May 2004. The charter is reviewed annually and revised as appropriate.

AUDIT COMMITTEE FINANCIAL EXPERT

Applicable Securities and Exchange Commission rules require us to disclose whether we have an "audit committee financial expert" serving on our Audit Committee. Until October 31, 2004, James W. Spann served as the chairman of the Audit Committee, and our board of directors determined that Mr. Spann qualified as an "audit committee financial expert." Our board of directors has determined that none of the current members of our Audit Committee qualify as an audit committee financial expert and we are now seeking to locate an additional director who qualifies as an audit committee financial expert to join the board of directors and the Audit Committee.

COMPENSATION COMMITTEE

         The Compensation Committee consists of two independent, non-employee directors, Saeed M. Sheikh and Thomas O. Whitener. The Compensation Committee met two times during the fiscal year ended December 31, 2003. The general functions of the Compensation Committee includes approval (or recommendations to our board of directors) of the compensation arrangements for senior management, directors and other key employees, including the administration of our 2003 Incentive Stock Plan. The Report of the Compensation Committee is included elsewhere in this proxy statement.

BOARD OF DIRECTORS COMPENSATION

         Our policy is to pay our non-employees directors a fee of $1,000 per quarter, plus an annual grant of options to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. However, because of restraints imposed by our lenders, we did not pay cash fees to our directors during 2002 or 2003. In lieu of such fees, in December 2003 we awarded each non-employee director 2,000 shares of our common stock as well as options to acquire an additional 2,000 shares of our common stock at an exercise price of $2.75 per share. In lieu of issuing such shares and options to directors serving as the designees of Energy Spectrum, we issued such shares and options directly to Energy Spectrum. Directors are also compensated for out of pocket travel expenses. All references in this proxy statement to numbers of shares and to the exercise prices of warrants and options have been adjusted to give effect to a one-to-five reverse stock split effected on June 10, 2004.

         In April 2004, we entered into an oral consulting agreement with Mr. Toboroff pursuant to which we pay him $10,000 per month to advise us regarding financing and acquisition opportunities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of our board of directors currently consists of Mr. Sheikh and Mr. Whitener. Neither of these individuals has been our officer or employee at any time. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity (other than our subsidiaries) that has or has had one or more executive officers serving as a member of our board of directors or our Compensation Committee.

         Mr. Whitener is a principal of Energy Spectrum, from whom we acquired Strata in February 2002, in consideration of 1,311,973 shares of our common stock, warrants to purchase an additional 262,500 shares of Company common stock at an exercise price of $0.75 per share and 3,500,000 shares of newly created Series A Preferred Stock. On April 2, 2004, Energy Spectrum converted all of its Series A Preferred Stock, including accrued dividend rights, into 1,718,090 shares of common stock (see "Certain Relationship and Related Transactions"). Energy Spectrum, which is our largest stockholder, is a private equity fund headquartered in Dallas, Texas.

NOMINATION OF DIRECTORS

         We do not have a nominating committee. The board of directors' nominees to be elected as members of the board of directors are selected by those directors who are deemed to be independent in accordance with the rules of the American Stock Exchange (the "Independent Directors"). These directors are Messrs. Groshoff, McConnaughy, Nederlander, Sheilah, Spann and Whitener and Ms. Woods. The Independent Directors believe that it is appropriate to nominate the current members of the board for re-election because such members have skills and experience that are relevant to our business. The independent committee will consider candidates nominated by stockholders. Stockholders holding nearly 50% of our outstanding common stock have entered into a stockholders agreement pursuant to which they have agreed to vote for six persons designated by such parties to be elected to our board of directors. The board of directors' nominees include these six persons. See, "Principal Holders of Common Stock."

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee is responsible for overseeing our financial reporting process, reviewing the financial information that will be provided to shareholder and others, monitoring the Company's system of internal accounting controls, selecting our independent auditors and providing to our board of directors such additional information and materials as we may deem necessary to make our board of directors aware of significant financial matters which require the board of directors' attention. We operate under a written Audit Committee Charter adopted by our board of directors in March 2002 and revised in May 2004, a copy of which is attached to this proxy statement as Appendix C.

         We have reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and Gordon, Hughes & Banks, LLP, our independent auditor for the fiscal year ended December 31, 2003. In addition, we have discussed with Gordon, Hughes & Banks, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). We also have received the written disclosures and the letter from Gordon, Hughes & Banks, LLP, as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and we have discussed the independence of Gordon, Hughes & Banks, LLP with that firm. We also have considered the non-audit services provided by Gordon, Hughes & Banks, LLP prior to 2002 and determined that the services provided are compatible with maintaining their independence (Gordon, Hughes & Banks, LLP did not provide any non-audit services to the Company in 2002 or
2003).

         We, the members of the Audit Committee, are not professionally engaged in the practice of auditing or accounting nor are we experts in the fields of accounting or auditing, including determination of auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

         Based on our review of the matters noted above and our discussions with the Company's independent auditors and the Company's management, we recommended to our board of directors that the financial statements be included in the Company's Annual Report on Form 10-K, as amended for the year ended December 31, 2003.

         In October 2004, the Company engaged UHY Mann Frankfort Stein & Lipp, LLP to replace Gordon, Hughes & Banks, LLP as our independent public accountants.

                           RESPECTFULLY SUBMITTED BY:

                         MEMBERS OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                            John E. McConnaughy, Jr.
                                David A. Groshoff
                               Christina E. Woods

                                   PROPOSAL 3

               APPROVAL OF AMENDMENT TO 2003 INCENTIVE STOCK PLAN

         The Allis-Chalmers 2003 Incentive Stock Plan was approved by our stockholders on November 25, 2003. Under the plan, the following benefits may be granted: (a) stock appreciation rights; (b) restricted stock; (c) performance awards; (d) incentive stock options; (e) nonqualified stock options; and (f) stock units. The purpose of the plan is to provide employees, directors and others providing services to us with an increased incentive to make significant and extraordinary contributions to our long-term performance and growth, to align the interest of participants with stockholders and to retain persons providing valuable services to us.

         We are the issuer of the securities offered pursuant to the plan. As of November 24, 2004, the closing sale price of the common stock on the American Stock Exchange was $3.45 per share. The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

         The plan currently authorizes us to grant options and other awards to purchase an aggregate of up 1,200,000 shares of common stock, which may be authorized but unissued or treasury shares. At the recommendation of the Compensation Committee, the board of directors on September 28, 2004, unanimously adopted and recommends that the stockholders approve an amendment to increase in the number of shares with respect to which options and other awards may be granted under the plan from 1,200,000 to 2,400,000 shares. The Board of Directors believes that it is in our best interest and in the best interests of stockholders to authorize additional shares of common stock to be issued pursuant to the plan in order to allow us to continue to use stock options as a key component of compensation.

     THE MAJOR FEATURES OF THE PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A
      SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL
           TEXT OF THE PLAN, WHICH IS ATTACHED HERETO AS APPENDIX B.

PLAN ADMINISTRATOR

         The administrator of the plan is our Compensation Committee, whose members are Thomas O. Whitener and Saeed M. Sheikh. The authority to interpret and administer the plan, including the authority to select persons eligible to participate in the plan, to grant benefits in accordance with the plan, and to establish the timing, pricing, amount and other terms and conditions of such grants may be exercised by the administrator in its sole discretion.

SHARES RESERVED

         Subject to certain adjustment provisions relating to changes in capital stock, the maximum number of shares that may be issued under the plan, as amended, may not exceed 2,400,000 shares of our common stock, which may be authorized but unissued or treasury shares. Shares of our common stock underlying outstanding stock options, stock appreciation rights, or performance awards will reduce the plan maximum while such stock options, stock appreciation rights or performance awards are outstanding or once such shares have been issued. Shares of our common stock underlying expired, canceled or forfeited stock options, stock appreciation rights or performance awards shall be added back to the plan maximum. Restricted stock issued pursuant to the plan will reduce the plan maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added to the plan maximum if such restricted stock is forfeited.

BENEFITS ISSUED UNDER THE PLAN

         To date, options to purchase 1,110,500 shares have been issued under the plan. As described elsewhere, the Company will grant non-employee directors options to purchase 2,000 shares each year as partial compensation for their services as directors; except for such option grants to directors, we cannot determine the amount of future benefits which will be granted to participants under the plan.

PARTICIPATION IN THE PLAN

         Participants in the plan will consist of such officers, key employees, directors and service providers of the Company or any subsidiary as the administrator in its sole discretion shall determine. The administrator will determine and fix the number of shares of stock with respect to which each participant may be granted stock options and other benefits and the number of shares of restricted stock which each participant may be awarded, except that no incentive option may be granted under the plan to any one participant which would result in the aggregate fair market value of underlying stock with respect to which incentive options are exercisable for the first time by such participant during any calendar year under any plan maintained by the Company (or any parent or subsidiary corporation of the Company) exceeding $100,000. Each grant or award under the plan is to be evidenced by a written agreement, which will contain such provisions as may be approved by the Compensation Committee.

DESCRIPTION OF BENEFITS

         INCENTIVE STOCK OPTIONS. Incentive options are stock options to purchase shares of our common stock at not less than 100% of the fair market value of the shares on the date the option is granted (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of our common stock), subject to such terms and conditions set forth in an option agreement as may be established by the administrator in its sole discretion that conform to the requirements of Section 422 of the Internal Revenue Code.

         NONQUALIFIED STOCK OPTIONS. Nonqualified options are stock options that do not conform to the requirements of Section 422 of the Internal Revenue Code. Nonqualified options will enable holders to purchase shares of our common stock at purchase prices established by the administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the administrator in its sole discretion.

         STOCK APPRECIATION RIGHTS. A Stock appreciation right is the right to receive all or a portion of the difference between the fair market value of a share of our common stock at the time of exercise of the SAR and the exercise price of the SAR established by the administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the administrator in its sole discretion.

         RESTRICTED STOCK. Restricted stock is our common stock issued or transferred under the plan (other than upon exercise of stock options or as performance awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a restricted stock agreement as may be established by the administrator in its sole discretion.

         PERFORMANCE AWARDS. Performance awards are common stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the administrator are achieved over a period of time designated by the administrator, but not in any event more than five years.

         STOCK UNITS. A Stock Unit represents the right to receive a share of our common stock at a designated time in the future, subject to such terms and conditions set forth in a stock unit agreement as may be established by the administrator in its sole discretion.

         We have no current plan to issue nonqualified stock options, stock appreciation rights, restricted stock, performance awards or stock units.

GENERAL PROVISIONS OF AWARDS

         TERM; EXERCISE. No right will have a term in excess of ten years, and rights may become exercisable in one or more installments over a specified period of service measured from the grant date, and will be forfeited if the participant ceases to provide services to us. In the discretion of the administrator, the exercise price for options may be paid in cash or by delivery of shares of common stock then owned by the participant.

         TRANSFERABILITY. Benefits are generally neither transferable nor assignable by the optionee other than by will or by the laws of descent and distribution following an optionee's death, provided, however, that nonqualified options may be transferred to certain family members or entities in which the participant and the participant's family members own 80% of all interests.

         CESSATION OF SERVICE. In the discretion of the administrator, benefits may be conditioned upon the continuation of service for the Company, provided that, in the case of the incentive options: (a) should a participant cease to remain in our service for any reason other than death, permanent disability, any unexercised incentive option held by the participant will terminate three (3) months following termination of employment; (b) should a participant die, any unexercised incentive options will terminate twelve (12) months following the date of the participant's death; and (c) should a participant cease to remain in our service by reason of permanent disability a participant will have twelve
(12) months following termination to exercise any unexercised incentive options.

         ACCELERATION OF STOCK OPTIONS UPON CHANGE IN CONTROL. The administrator may provide that a benefit to the extent outstanding at the time of a change in control but not otherwise fully exercisable, will automatically accelerate so that such Benefit will, immediately prior to the effective date of such Change in Control, become fully exercisable for all the shares of our common stock at the time subject to the Benefit and may be exercised for any or all of those shares as fully vested shares. For this purpose, change in control is defined as:

                  (a) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an Excluded Person (defined as any person who beneficially owned more than 10% of our outstanding shares at any time prior to March 6, 2003), of ownership of more than 50% of either: (i) the then outstanding shares of our Common Stock ("outstanding common stock"); or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors ("outstanding voting securities");

                  (b) Individuals who, as of the date of approval of the plan by our board of directors, constitute our board of directors (the "incumbent board") cease for any reason to constitute at least a majority of our board of directors; provided, however, that any individual becoming a director whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, as a member of the incumbent board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors; or

                  (c) Approval by our stockholders of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, as the case may be, or at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the incumbent board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) Approval by our stockholders of (i) our complete liquidation or dissolution or (ii) the sale or other disposition of all or substantially of our assets, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election for directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding common stock and outstanding voting securities, as the case may be; or (B) at least a majority of the members of the board of directors of such corporation were members of the incumbent board at the time of the execution of the initial agreement or action of the board of directors providing for such sale or other disposition of assets.

DIRECTORS' FEES

         The plan specifically authorizes the administrator to grant benefits to directors as compensation for services as directors, including grants to directors who are members of our Compensation Committee or otherwise acting as the administrator.

ADJUSTMENTS IN CERTAIN EVENTS

         The number of shares subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the plan will be subject to adjustment by the administrator to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by us. We effected a one-to-five reverse stock split on June 10, 2004. As a result, the number of shares authorized to be issued pursuant to the plan and the number of shares subject to each outstanding option were each reduced to one-fifth of the number of shares prior to the reverse stock split, and the exercise price of each outstanding option was increased to a price equal to five times the exercise price in effect prior to the reverse stock split.

AMENDMENT OR TERMINATION OF THE PLAN

         Our board of directors may terminate or amend the plan at any time, provided that our board of directors may not, without stockholder approval, amend the plan so as to increase the maximum number of shares in the aggregate which are subject to the plan, change the class of persons eligible to be participants under the plan or materially increase the rights accruing to participants under the plan, and our board of directors may not, without the consent of the holder of a benefit, reduce or impair any benefit previously granted or awarded under the plan.

         Unless sooner terminated by our board of directors, the plan will terminate no later than February 25, 2013. Termination of the plan will not affect the validity or expiration date of any then outstanding benefit.

EXERCISE; WITHHOLDING PAYMENTS

         The administrator will specify in its grants of stock options or other benefits the time or times at which benefits will be exercisable. At the time of exercise of any stock option granted pursuant to the plan, the participant must pay the full option price of all shares purchased in cash or, with the consent of the administrator, in common stock.

         We may become obligated to pay amounts for income tax withholding upon the exercise of a nonqualified option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an incentive option. In such event, we may defer making payment or delivery of any benefit until the participant has made an acceptable arrangement with respect to such obligation. With the consent of the administrator, a participant may satisfy such withholding obligations by electing to reduce the number of shares of common stock deliverable to the participant upon exercise of a stock option or stock appreciation right or award of restricted stock.

SEQUENTIAL EXERCISE

         Successive stock options and stock appreciation rights may be granted to the same participant, whether or not any stock option or stock appreciation right previously granted to such participant remains unexercised. A stock option or stock appreciation right may be exercised even though stock options and stock appreciation rights previously granted to such participant remain unexercised.

FEDERAL INCOME TAX CONSEQUENCES

         The rules governing the tax treatment of stock options, stock appreciation rights, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         INCENTIVE OPTIONS. Incentive options granted pursuant to the plan are intended to qualify as incentive stock options within the meaning of Section 422A of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, we will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the incentive options or the issuance of shares upon their exercise.

         If shares acquired upon exercise of incentive options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or
(ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by us for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

         NONQUALIFIED OPTIONS. A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by us in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

         STOCK APPRECIATION RIGHTS. A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any securities received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by us in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements.

         RESTRICTED STOCK. A participant granted shares of restricted stock under the plan is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for our taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements.

         Approval of the amendment to the plan requires the affirmative vote of a majority of those present, in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee of our board of directors has appointed UHY Mann Frankfort Stein & Lipp, LLP as our independent public accountants to audit our financial statements for the fiscal year ended December 31, 2004, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the annual meeting. The Audit Committee chose UHY Mann Frankfort Stein & Lipp, LLP to act as our independent public accountants because the Audit Committee believes that UHY Mann Frankfort Stein & Lipp, LLP has significant resources and significant expertise in the oil and gas service industry. Representatives of UHY Mann Frankfort Stein & Lipp, LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to answer questions regarding our financial statements and operations. UHY Mann Frankfort Stein & Lipp, LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the Securities and Exchange Commission.

CHANGE IN PRINCIPAL ACCOUNTANT

         On October 5, 2004, our Audit Committee dismissed Gordon, Hughes & Banks, LLP as our independent public accountants and engaged UHY Mann Frankfort Stein & Lipp, LLP as our independent public accountants to review our financial statements beginning with the quarter ending September 30, 2004, and to audit our financial statement for the year ending December 31, 2004.

         Gordon, Hughes & Banks, LLP acted as our independent public accountants and audited our financial statements for the years ended December 31, 2003 and 2002. The reports of Gordon, Hughes & Banks, LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except as follows: in its Independent Auditor's Report dated March 4, 2003, relating to our financial statements for the year ended December 31, 2002, Gordon, Hughes & Banks, LLP qualified its opinion on our financial statements with the assumption that we would continue as a going concern. The basis for the "going concern" exception was our potential inability to refinance our bank debt which totaled approximately $14.2 million on March 31, 2003, and was subject to repayment on June 30, 2003. We refinanced this debt prior to June 30, 2003.

         During our two most recent fiscal years and through the date hereof, there have been no disagreements with Gordon, Hughes & Banks, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gordon, Hughes & Banks, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         During our two most recent fiscal years and through the date hereof, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         Gordon, Hughes & Banks, LLP has indicated to us that it concurs with the foregoing statements as they relate to Gordon, Hughes & Banks, LLP and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of this letter is attached as an Exhibit to the Form 8-K we filed with the Securities and Exchange Commission on October 6, 2004, relating to the appointment of UHY Mann Frankfort Stein & Lipp, LLP as our independent public accountants. During our two most recent fiscal years and through the date we engaged UHY Mann Frankfort Stein & Lipp, LLP, we did not consult UHY Mann Frankfort Stein & Lipp, LLP regarding: (i) the application of accounting principles to a specified transaction (completed or proposed); (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement as that term is defined in
Item 304(a)(1)(iv) of Regulation S-K and the related instructions to or a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES

         We paid Gordon, Hughes & Banks, LLP $79,081 and 66,805, respectively, for audit fees for services rendered during the years ended December 31, 2003 and 2002. Audit fees represent fees paid for audit of our annual financial statements and reviews of our quarterly financial statements.

AUDIT RELATED FEES

         We paid Gordon, Hughes & Banks, LLP $6,545 and $1,030, respectively, for audit related fees for services rendered during the years ended December 31, 2003 and 2002. Audit related fees represent fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include issuance of consents and other accounting and reporting consultations.

TAX FEES

         Gordon, Hughes & Banks, LLP, did not perform any tax services for us during 2002 or 2003.

ALL OTHER FEES

         Gordon, Hughes & Banks, LLP, did not perform any services for us during 2002 or 2002 other than those described under Audit Fees and Audit Related Fees.

         In connection with the engagement of our auditors, the Audit Committee pre-approves the services to be provided by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. In 2002 and 2003, the services provided by Gordon, Hughes & Banks, LLP were not pre-approved by the Audit Committee.

         Ratification of the appointment of UHY Mann Frankfort Stein & Lipp, LLP as our independent auditors for the fiscal year ended December 31, 2004 requires the affirmative vote of a majority of those present, in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                        PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of November 26, 2004, calculated in accordance with the rules of the Securities and Exchange Commission, by (i) all persons known to beneficially own five percent or more of the our common stock, (ii) each director, (iii) the named executive officers and
(iv) all current directors and executive officers as a group.

                                                                               BENEFICIAL
                                                NUMBER OF SHARES                OWNERSHIP
                                               BENEFICIALLY OWNED              PERCENTAGE
                                               ------------------              ----------
Energy Spectrum (1)                                  7,882,407                     54.2%
Munawar H. Hidayatallah (2)                          7,882,407                     54.2%
Robert E. Nederlander (3)                            7,882,407                     54.2%
Leonard Toboroff (4)                                 7,882,407                     54.2%
Saeed Sheikh (5)                                     7,882,407                     54.2%
James W. Spann (1)                                   7,882,407                     54.2%
Christina Woods (1)                                  7,882,407                     54.2%
Thomas O. Whitener, Jr. (1)                          7,882,407                     54.2%
David Groshoff (6)                                     121,020                      1.2%
Jens H. Mortensen, Jr. (7)                           7,882,407                     54.2%
David Wilde (8)                                         70,000                         *
Todd C. Seward (9)                                      10,000                         *
Named Executive Officers as a group
   (4 persons) (10)                                  8,005,740                     54.6%
All directors and executive officers as a
   group (11 persons) (11)                           8,415,093                     55.4%
Palo Alto Investors (12)                             1,666,667                     12.8%
Steve Emerson (13)                                     978,000                        9%

* less than one percent

-------------
         (1) Energy Spectrum includes Energy Spectrum Partners LP, a Delaware limited partnership, the principal business of which is investments, Energy Spectrum Capital LP ("Energy Spectrum Capital"), a Delaware limited partnership, the principal business of which is serving as the general partner of Energy Spectrum Partners LP, Energy Spectrum LLC ("Energy Spectrum LLC") a Texas limited liability company, the principal business of which is serving as the general partner of Energy Spectrum Capital, and Sidney L. Tassin, James W. Spann, James P. Benson, Leland B. White and Thomas O. Whitener, Jr., executives and principals of the foregoing persons. The principal business address of each of the foregoing persons is 5956 Sherry Lane, Suite 900, Dallas, Texas 75225. Mr. Tassin, Mr. Spann, Mr. Benson, Mr. White and Mr. Whitener are the members and managers of Energy Spectrum LLC, and Mr. Tassin (President), Mr. Whitener (Chief Operating Officer) and Mr. Spann (Chief Investment Officer) are executive officers of Energy Spectrum LLC. Mr. Whitener and Mr. Spann are principals of Energy Spectrum Partners LP's affiliates and the other persons listed above are also deemed to beneficially own the securities held of record by Energy Spectrum Partners LP. Energy Spectrum Partners LP is the record owner of 3,036,062 shares of our common stock, warrants to purchase 262,500 shares of common stock, and an option to purchase 6,000 shares of common stock. Energy Spectrum is also deemed to beneficially own 4,411,178 shares of common stock that are owned by (or that may be obtained within 60 days upon the exercise of options and warrants held
by) the other parties to the stockholders agreement described below. Under the rules of the Securities and Exchange Commission, all parties to the stockholders agreement may be deemed to beneficially own all common stock beneficially owned by each party to the stockholders agreement.

         (2) Includes 860,000 shares of common stock owned by the Hidayatallah Family Trust, as to which Mr. Hidayatallah has sole voting and investment authority, and options to purchase 400,000 shares of common stock owned by Mr. Hidayatallah, of which options to purchase 133,333 shares are exercisable within 60 days following the date of this report. In addition, Mr. Hidayatallah is deemed to beneficially own 6,722,407 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement described below. Mr. Hidayatallah's address is 5075 Westheimer, Suite 890, Houston, Texas, 77056.

         (3) Includes (a) 276,529 shares of common stock owned directly by Mr. Nederlander or by RER Corp. or QEN Corp., corporations wholly-owned by Mr. Nederlander, (b) currently exercisable options and warrants to purchase 269,066 shares of common stock owned directly by Mr. Nederlander or RER Corp., and (c) 7,170,146 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement described below. Mr. Nederlander has sole investment authority with respect to these shares and shares voting authority pursuant to the stockholders agreement described below. Mr. Nederlander's address is 1450 Broadway, Suite 2001, New York, NY 10018.

         (4) Includes (a) 226,928 shares of common stock owned directly by Mr. Toboroff or Lenny Corp., a corporation wholly-owned by Mr. Toboroff, (b) currently exercisable options and warrants to purchase 369,066 shares of common stock owned directly by Mr. Toboroff, and (c) 7,119,746 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the stockholders agreement described below. Mr. Toboroff's address is 1450 Broadway, Suite 2001, New York, NY 10018.

         (5) Includes (a) 202,000 shares of common stock owned by Mr. Sheikh,
(b) currently exercisable options to purchase 2,000 shares of common stock held by Mr. Sheikh, and (c) 7,511,740 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held
by) the other parties to the stockholders agreement described below. Mr. Sheikh's address is 1050 17th Street, N.W., Suite 450, Washington DC 20036.

         (6) Includes 2,000 shares of common stock and currently exercisable options to purchase 2,000 shares of common stock owned by Mr. Groshoff and 117,020 shares of common stock as to which Mr. Groshoff has the authority to vote and to direct the disposition on behalf of the Pension Benefit Guaranty Corporation. Mr. Groshoff's address is 8044 Montgomery Rd., Suite 480, Cincinnati OH 45236.

         (7) Includes (a) 265,591 shares of common stock owned of record by Mr. Mortensen, (b) 1,300,000 shares of common stock issued to Mr. Mortensen on September 30, 2004, in exchange for his 19% interest in Jens' Oilfield Service, Inc., (c) options to purchase 100,000 shares of common stock, of which options to purchase 33,333 shares are exercisable within 60 days following the date of this prospectus, and (d) 6,116,816 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held
by) the other parties to the stockholders agreement described below. Mr. Mortensen's address is 5075 Westheimer Road, Suite 890, Houston, Texas, 77056.

         (8) Includes 70,000 shares of common stock which may be obtained upon exercise of an option granted under our 2003 Incentive Stock Plan.

         (9) Includes 10,000 shares of common stock which may be obtained upon exercise of an option granted under our 2003 Incentive Stock Plan.

         (10) Includes the shares beneficially owned by Mr. Hidayatallah, Mr. Mortensen, Mr. Wilde and Mr. Seward.

         (11) Includes the shares described in Notes (1) - (2) and Notes (3) -
(10).

         (12) Consists of 920,000 shares, 666,667 shares and 80,000 shares owned by Micro Cap Partners, L.P., UBTI Free, L.P. and Palo Alto Global Energy Fund, L.P., respectively. Palo Alto Investors, LLC acts as the general partner of Micro Cap Partners, L.P., UBTI Free, L.P. and Palo Alto Global Energy Fund, L.P. Palo Alto Investors, Inc. is the manager of Palo Alto Investors, LLC, and William L. Edwards is the President of Palo Alto Investors, Inc. Palo Alto Investors, LLC, Palo Alto Investors, Inc. and William L. Edwards each have investment and voting authority with respect to the shares owned by this selling stockholder. The business address for each of theses persons is 470 University Avenue, Palo Alto, California, 94301.

         (13) Consists of 528,000 shares, 400,000 shares and 50,000 shares owned by J. Steven Emerson IRA RO II, Bear Stearns Securities Corporation, Custodian,
J. Steven Emerson Roth IRA, Bear Stearns Securities Corporation, Custodian and Emerson Partners, Bear Stearns Securities Corporation, Custodian, respectively.
J. Steven Emerson has investment and voting authority with respect to the shares owned by J. Steven Emerson IRA RO II, Bear Stearns Securities Corporation, Custodian, J. Steven Emerson Roth IRA, Bear Stearns Securities Corporation, Custodian and Emerson Partners, Bear Stearns Securities Corporation, Custodian. Mr. Emerson's business address is 1522 Ensley Avenue, Los Angeles, California, 90024.

STOCKHOLDERS AGREEMENT

         In connection with our April 2004 private placement and the exchange by Energy Spectrum of its preferred stock for common stock, we entered into a stockholders agreement with the investors in the April 2004 private placement, Energy Spectrum, Jens H. Mortensen, Jr., our President and a director, Saeed M. Sheikh, our director, and Munawar H. Hidayatallah, our Chief Executive Officer and Chairman. Investors in the April 2004 private placement include Messrs. Nederlander and Toboroff, directors of the Company. The stockholders agreement requires the parties to vote for the election to our board of directors three persons nominated by Energy Spectrum, two persons nominated by the investors in the April 2004 private placement and one person nominated by Mr. Hidayatallah, Mr. Mortensen and Mr. Sheikh. The stockholders agreement also provides that in the event we have not completed a public offering of our shares prior to September 30, 2005, then, at the request of Energy Spectrum, we will retain an investment banking firm to identify candidates for a transaction involving the sale of us or its assets. This could result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of 10% or more of our common stock, to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to us and by individual directors, executive officers and such beneficial owners, we believe that during the fiscal year ended December 31, 2003, all our directors, executive officers and beneficial owners of 10% or more of our common stock complied in a timely manner with the Section 16(a) filing requirements.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

         The names of our current executive officers, and certain information about them, are set forth below. Subject to the terms of the written employment agreement described below, our officers serve at the will of our board of directors.

NAME                       AGE                                      POSITION
----                       ---                                      --------
Munawar H. Hidayatallah     60      Munawar H. Hidayatallah has served as our Chairman of our board of directors and Chief Executive Officer since May 2001, and was
                                    President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc., which merged with us in May 2001, from its formation in February 2000 until the date of the merger. From December 1994 until August
                                    1999, Mr. Hidayatallah was the Chief Financial Officer and a
                                    director of IRI International, Inc., which was acquired by
                                    National Oilwell, Inc. in early 2000. IRI International, Inc.
                                    manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August
                                    1999 until February 2000, Mr. Hidayatallah worked as a
                                    consultant to IRI International, Inc. and Riddell Sports Inc.

Jens H. Mortensen, Jr.      51      Mr. Jens H. Mortensen, Jr. has served as our director since
                                    February 2002 and as our President and Chief Operating Officer
                                    since February 2003. Mr. Mortensen formed and has served as
                                    President and Chief Executive Officer of Jens' Oilfield Service,
                                    Inc., one of our subsidiaries, since 1982 after having spent eight years in operations and sales positions with a South Texas casing and tubing crew operator. As sole stockholder and CEO of
                                    Jens' Oilfield Service, Inc., Mr. Mortensen grew Jens' Oilfield
                                    Service, Inc. from its infancy to approximately $10.0 million of revenues in 2001. Mr. Mortensen's experience includes extensive knowledge of specialized equipment utilized to install the various strings of casing required to drill and complete oil and gas wells.

Victor M. Perez             51      Mr. Perez became our Chief Financial Officer in August 2004.
                                    From July 2003 to July 2004 Mr. Perez was a private consultant engaged in corporate and international finance advisory. Mr.
                                    Perez was formerly Vice President and Chief Financial Officer of
                                    Trico Marine Services, Inc. a marine transportation company serving the offshore energy industry from February 1995 to June
                                    2003. Mr. Perez was Vice President of Corporate Finance with
                                    Offshore Pipelines, Inc., an oilfield marine construction
                                    company, from October 1990 to January 1995 when that company merged with a subsidiary of McDermott International. Mr. Perez also has 15 years experience in international and energy
                                    banking.

Todd C. Seward              42      Mr. Seward has served as our Chief Accounting Officer since
                                    September 2002 and from October 2001 through September 2002 served as our Corporate Controller. Mr. Seward has served as
                                    Secretary since May 2004. From February 2000 to October 2001,
                                    Mr. Seward was an Executive Accounting Consultant where he served as a Regional Controller for Cemex, the world's third largest cement company. From February 1997 until February 2000,
                                    Mr. Seward served as Director of Finance for APS Holdings, Inc., a $750 million consumer branded auto parts distributor and reseller. Mr. Seward has 16 years of experience in all aspects of accounting, financial and treasury management. He possesses an extensive background in Securities and Exchange Commission reporting including IPO's and GAAP.

Terrence P. Keane           52      Terrence P. Keane has served as President and Chief Executive
                                    Officer of AirComp, LLC since its formation on July 1, 2003, and served as a consultant to M-I, LLC in the area of compressed air drilling from July 2002 until June 2003. From March, 1999 until
                                    June 2002, Mr. Keane served as Vice President and General


                                                 20


                                    Manager - Exploration, Production and Processing Services for
                                    Gas Technology Institute where Mr. Keane was responsible for all sales, marketing, operations and research and development of the exploration, production and processing business unit. For more than ten years prior to joining the Gas Technology Institute,
                                    Mr. Keane had various positions with Smith International, Inc.,
                                    Houston Texas, most recently in the position of Vice President
                                    Worldwide Operations and Sales for Smith Tool.

David Wilde                 48      David Wilde has served as President and Chief Executive Officer of Strata since October 2003 and served as Strata's President and Chief Operating Officer from July 2003 until October 2003.
                                    From February of 2002 until July 2003 Mr. Wilde was our
                                    Executive Vice President of Sales and Marketing. From May 1999
                                    until February 2002, Mr. Wilde served as Sales and Operations
                                    Manager of Strata's Gulf Coast Division. From March 1998 until
                                    May 1999 Mr. Wilde was Sales Manager at Strata. Mr. Wilde has
                                    more than 25 years experience in the drilling sector of the oil service industry and 21 years experience in the directional and horizontal drilling and rental tool business.

Theodore F. Pound III       50      Theodore F. Pound III has served as our general counsel since
                                    October 11, 2004. For ten years prior to joining us, he was in private practice at the law firm of Wilson, Cribbs & Goren, P.C.
                                    in Houston Texas. Mr. Pound has practiced law for more than twenty-four years. Mr. Pound has served as lead counsel to the
                                    Company in each of its acquisitions beginning in 2001.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or awarded by us in 2003, 2002 and 2001 to all persons who served as executive officers during 2003 who received more than $100,000 in salary and bonus compensation during 2003 (the "named executive officers").

                                                         ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                                    -----------------------------     -------------------------------------
                                                                                      OTHER ANNUAL        AWARDS SECURITIES
NAME                                                                                  COMPENSATION        UNDERLYING
PRINCIPAL POSITION                     YEAR          SALARY($)           BONUS($)     (1)                 OPTIONS/SARS (#)
------------------                     ----          ---------           --------     ------------        ----------------
Munawar H. Hidayatallah,               2003         $300,000(2)          $ 81,775       $  3,000            400,000
President, Chairman &                  2002         $294,666(3)          $143,000       $      0                  0
Chief Executive Officer of Allis-      2001         $240,635(4)          $ 77,000       $      0                  0
Chalmers

Jens H. Mortensen, Jr.,                2003         $150,000             $      0       $  1,500            100,000
President and Chief Operating          2002         $137,500             $      0       $      0                  0
Officer of Allis-Chalmers, President   2001         $      0             $      0       $      0                  0
and Chief
Executive Officer of Jens' Oilfield
Service, Inc. (5)

David Wilde                            2003         $187,626             $ 30,000       $  1,876            100,000
President and Chief                    2002         $146,393             $      0       $      0                  0
Executive Officer of Strata (6)        2001         $      0             $      0       $      0                  0

Todd C. Seward                         2003         $123,192             $ 40,000       $  1,232             30,000
Chief Accounting Officer of            2002         $ 35,000             $      0       $      0                  0
Allis-Chalmers                         2001         $      0             $      0       $      0                  0

(1) Represents contributions to officer 401K plans. We match contributions made by all employees up to a maximum 1% of each employee's salary.
(2)      Of this amount, $60,000 was deferred and not paid during 2003.
(3)      Of this amount, $65,000 was deferred and not paid during 2002.
(4)      This entire amount was deferred and paid to Mr. Hidayatallah in 2002.
(5) Mr. Mortensen served as President of Jens' Oilfield Service, Inc. since we acquired Jens' Oilfield Service, Inc. in February 2002 and as such has been considered one of our executive officers; in February 2003 Mr. Mortensen was named our President and Chief Operating Officer.
(6) We consider Mr. Wilde to be one of our executive officers because he is President and Chief Executive Officer of Strata, one of our subsidiaries.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2003 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

                                               A                    B                     C
                                        Number of                                 Number of securities
                                        securities to be      Weighted            remaining available
                                        issued upon           average             for future issuance
                                        exercise of           price of            under equity
                                        outstanding           outstanding         compensation plans
                                        options, warrants     options, warrants   (excluding securities
Plan Category                           and rights            and rights          reflected in column A)
-------------                           -----------------     -----------------   ----------------------
Equity compensation plans
approved by security holders(1)         4,252,500                  $0.55               1,747,500(1)

Equity compensation plans
not approved by security holders        2,024,000                  $0.41                       0
                                      -------------            -------------           -------------
Total                                   6,276,500                  $0.50               1,747,500

----------
(1) In December 2003, we issued options to purchase 4,252,500 shares of common stock pursuant to our 2003 Incentive Stock Plan, leaving 1,747,500 shares available for issuance under this plan.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

         These plans comprise the following:

         In 1999 and 2000, our board of directors compensated former and continuing board members who had served from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000 and by granting stock options to these same individuals. Options to purchase 24,000 shares of common stock were granted with an exercise price of $2.75. These options vested immediately and may be exercised any time prior to March 28, 2010. None of these options have been exercised.

         On May 31, 2001, our board of directors granted to one of our directors, Leonard Toboroff, an option to purchase 500,000 shares of common stock at $0.50 per share, exercisable for ten years from October 15, 2001. The option was granted for services provided by Mr. Toboroff to OilQuip Rentals, Inc. prior to our merger with OilQuip, including providing financial advisory services, assisting in OilQuip's capital structure and assisting OilQuip Rentals, Inc. in finding strategic acquisition opportunities.

         In February 2001, we issued two warrants for the purchase of 1,165,000 total shares of our common stock at an exercise price of $0.15 per share and one warrant for the purchase of 335,000 shares of our common stock at an exercise price of $1.00 per share in connection with the subordinated debt financing of Mountain Air in 2001. These warrants expire in February 2011.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information concerning stock options granted to the named executive officers during 2003. All the grants were options to purchase shares of common stock and were made under our 2003 Incentive Stock Plan. No stock appreciation rights were granted during 2003. No options were exercised during 2003.

                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF STOCK
                               INDIVIDUAL GRANTS                                    PRICE APPRECIATION FOR OPTION TERMS(3)

                                  NUMBER OF       % OF TOTAL
                                 SECURITIES         OPTIONS      EXERCISE
                                 UNDERLYING       GRANTED TO      PRICE
                                   OPTIONS         EMPLOYEES     PER SHARE    EXPIRATION
NAME                             GRANTED(1)         IN 2003      ($/SH)(2)       DATE           5%($)           10%($)
--------------------------------------------------------------------------------------------------------------------------
Munawar H. Hidayatallah             400,000        46.3%         $    2.75    12/15/2013     $  691,784     $  1,753,117
Jens H. Mortensen, Jr.              100,000        11.6%         $    2.75    12/15/2013     $  172,946     $    438,279
David Wilde                         100,000        11.6%         $    2.75    12/15/2013     $  172,946     $    438,279
Todd C. Seward                       30,000         3.5%         $    2.75    12/15/2013     $   51,884     $    131,484

(1) All options vest and become exercisable in three equal installments, one of which vested upon the issuance of the options and one of which will vest upon each of the first and second anniversaries of the date of grant of option, provided that all options will become fully exercisable upon the occurrence of a change of control (as defined in the 2003 Incentive Stock
     Plan). All references to the number of shares subject to options and to exercise prices have been adjusted to give effect to a one-to-five reverse stock split on June 10, 2004.

(2) The exercise price for these options was equal to the fair market value of the common stock on December 16, 2003, the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date.

(3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate or projection of the future trading prices of our common stock. The calculations assume annual compounding and continued retention of the options or the underlying common stock by the optionee for the full option term of ten years. Unless the market price of the common stock actually appreciates over the option term, no value will be realized by the optionee from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance, overall business and market conditions, and the optionee's continued employment throughout the entire vesting period and option term, which factors are not reflected in this table.

2003 YEAR-END OPTION VALUES

         The following table sets forth, for the named executive officers, information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of our common stock.

                                      Potential Realizable Value at
                                           Number of Securities                       Value of Unexercised
                                          Underlying Unexercised                          In-the-Money
                                              Options/SARSs                               Options/SARs
                                          At Fiscal Year-End (#)                    At Fiscal Year-End ($)(1)

Name                                   Exercisable         Unexercisable          Exercisable         Unexercisable
-------------------------------------------------------------------------------------------------------------------
Munawar H. Hidayatallah                  133,333              266,667                  $0                  $0
Jens H. Mortensen, Jr.                    33,333               66,667                  $0                  $0
David Wilde                               33,333               66,667                  $0                  $0
Todd C. Seward                            10,000               20,000                  $0                  $0

(1) Based on a value of $2.60 per share, the closing price per share on the OTC Bulletin Board on December 31, 2003. All references to the number of shares subject to options and to exercise prices have been adjusted to give effect to a one-to-five reverse stock split on June 10, 2004.

EMPLOYMENT AGREEMENTS WITH MANAGEMENT

         Munawar H. Hidayatallah serves as our Chairman and Chief Executive Officer pursuant to the terms of a three-year employment agreement dated as of April 1, 2004. Under the terms of the employment agreement, Mr. Hidayatallah receives an annual base salary of $350,000 subject to annual increase in the discretion of our board of directors. In addition, Mr. Hidayatallah is entitled to receive a bonus in an amount equal to 100% of his base salary if he meets certain strategic objectives specified in the agreement, and if he meets some but not all of such objectives may be granted a bonus as determined by the Compensation Committee of our board of directors. Mr. Hidayatallah received a signing bonus of $230,000, but he will be required to return a pro rata portion of such bonus if his employment is terminated for any reason prior to April 1, 2007. In December 2003, we granted Mr. Hidayatallah options to acquire 400,000 shares of common stock at a purchase price of $2.75 per share. The option vested as to one-third of the shares subject to the option on the date of grant and will vest as to one-third of the shares subject to the option on each of the first and second anniversaries of the date of grant. If Mr. Hidayatallah's employment is terminated by us for any reason other than "cause," as defined in Mr. Hidayatallah's employment agreement, or death or disability, or if Mr. Hidayatallah is "Constructively Terminated," as defined in the agreement (which definition includes a change in control of us if Mr. Hidayatallah does not continue employment with us or its successor), then he is entitled to receive his then current salary for the entire term of his contract, reduced by any amounts he earns for services during the severance period. Pursuant to the agreement, we also maintain a term life insurance policy in the amount of $2,500,000 the proceeds of which would be used to repurchase shares of our common stock from Mr. Hidayatallah's estate in the event of his death. The number of shares purchased will be determined based upon the fair market value of our common stock, as determined by a third party experienced in valuations of this type, appointed by us. Mr. Hidayatallah also receives an annual guarantee fee equal to 0.25% of all loans guaranteed by Mr. Hidayatallah.

         Jens H. Mortensen, Jr. serves as President of Jens' Oilfield Service, Inc. pursuant to the terms of a three-year employment agreement dated February 1, 2002. Under the terms of his agreement, Mr. Mortensen receives a salary of $150,000 that may not be reduced below such amount. In December 2003, we granted Mr. Mortensen options to acquire 100,000 shares at a purchase price of $2.75 per share. The option vested as to one-third of the shares subject to the option on the date of grant and will vest as to one-third of the shares subject to the option on each of the first and second anniversaries of the date of grant. If Mr. Mortensen's agreement is terminated by us for any reason other than "cause," as defined in Mr. Mortensen's agreement, or death or disability, then he is immediately entitled to receive all amounts due through the term of his agreement. Mr. Mortensen also serves as our President and Chief Operating Officer, but does not receive additional compensation for such services.

         David Wilde serves as President and Chief Executive Officer of Strata pursuant to the terms of a three-year employment agreement dated as of April 1, 2004. Under the terms of the employment agreement, Mr. Wilde receives an annual base salary of $200,000 subject to annual review and potentially an increase by our board of directors. In addition, Mr. Wilde is entitled to receive a bonus in an amount equal to 5% of Strata's earnings before taxes, interest and depreciation provided that Strata meets designated minimum earnings targets and provided further that such bonus may not exceed 120% of Mr. Wilde's base salary. The bonus calculation is subject to adjustment in subsequent years and in the event of acquisitions or other extraordinary transactions. Mr. Wilde received a signing bonus of $75,000. In addition, in December 2003 we granted Mr. Wilde options to acquire 100,000 shares of common stock at a purchase price of $2.75 per share, and on October 11, 2004, granted to Mr. Wilde options to purchase an additional 110,000 shares at an exercise price of $4.85 per share. Both options granted to Mr. Wilde vest as to one-third of the shares subject to the option on the grant date and will vest as to one-third of the shares subject to the option on each of the first two anniversaries of the grant date. If Mr. Wilde's employment is terminated by us for any reason other than "cause," as defined in Mr. Wilde's employment agreement, or death or disability, or if Mr. Wilde is "constructively terminated," as defined in the agreement (which definition includes a change in control with us if Mr. Wilde does not continue employment with us or its successor), then he is entitled to receive his then current salary for the entire term of his contract, reduced by any amounts he earns for services during the severance period.

         Victor M. Perez serves as Chief Financial Officer pursuant to the terms of a three-year employment agreement dated as of July 26, 2004. Under the terms of the employment agreement, Mr. Perez receives an annual base salary of $240,000 subject to annual review and potentially an increase by our board of directors. In addition, Mr. Perez is entitled to receive a bonus in an amount equal to up to 50% of his base salary if he meets certain strategic objectives specified in his employment agreement. Pursuant to his employment agreement, on October 11, 2004, we granted to Mr. Perez options to purchase 55,000 shares at an exercise price of $4.85 per share. The option vested as to one-third of the shares subject to the option on the date of grant and will vest as to one-third of the shares subject to the option on each of the first and second anniversaries of the date of grant. If Mr. Perez's employment is terminated by us for any reason other than "cause," as defined in his employment agreement, or death or disability, or if Mr. Perez is "constructively terminated," as defined in his employment agreement (which definition includes a change in control with us if Mr. Perez does not continue employment with us or its successor), then he is entitled to receive his then current salary for the lesser of one year or the balance of the term of his contract, reduced by any amounts he earns for services during the severance period.

         Terrence P. Keane, President and Chief Executive Officer of our subsidiary AirComp L.L.C., a Delaware limited liability company, is employed pursuant to an employment agreement dated July 1, 2003, which has a term of four years. Under the terms of this agreement, Mr. Keane is entitled to base salary of $144,000 and to a bonus of up to 90% of his base salary based upon AirComp meeting earnings targets established by AirComp's Management Committee. If Mr. Keane's employment is terminated by AirComp without cause or by Mr. Keane for good reason (as such terms are defined in the agreement), Mr. Keane will be entitled to receive his accrued bonus, if any, and to continue to receive salary and medical benefits for a period of six months. In addition, if a change in control (as defined in the agreement) occurs with respect to AirComp, and Mr. Keane does not accept employment with AirComp's successor, then Mr. Keane will be entitled to receive his accrued bonus, if any, to continue to receive salary for a period of 24 months, and to continue to receive medical benefits for a period of 12 months.

         Theodore F. Pound III serves as our general counsel pursuant to a three year employment agreement dated as of October 11, 2004. Under the terms of the employment agreement, Mr. Pound receives an annual base salary of $180,000 subject to annual review and potentially an increase by our board of directors. In addition, Mr. Pound is entitled to receive a bonus in an amount equal to up to 50% of his base salary. Pursuant to his employment agreement, on October 11, 2004, we issued to Mr. Pound options to purchase 50,000 shares of our common stock at a purchase price equal $4.85 per share. The option vested as to one-third of the shares subject to the option on the date of grant and will vest as to one-third of the shares subject to the option on each of the first and second anniversaries of the date of grant. If Mr. Pound's employment is terminated by us for any reason other than "cause," as defined in his employment agreement, or death or disability, or if Mr. Pound is "constructively terminated," as defined in his employment agreement (which definition includes a change in control with us if Mr. Pound does not continue employment with us or its successor), then he is entitled to receive his then current salary for the lesser of one year or the balance of the term of his contract, reduced by any amounts he earns for services during the severance period.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of our board of directors is a standing committee currently comprised of two non-employee directors, Saeed M. Sheikh and Thomas O. Whitener. The committee serves as an administrative arm of our board of directors to make decisions regarding executive compensation and to make recommendations to our board of directors on compensation matters generally. The following is our report of describing compensation policies and rationale applicable to our executive officers and others with respect to the compensation for the fiscal year ended December 31, 2003.

GENERAL

         After evaluating management's performance and the recommendation of the Company's senior officers, we recommend compensation and pay levels for executive officers to the full board of directors for approval. We also recommend stock option grants to the board of directors, based upon the Company's performance and the recommendations of the Company's senior officers.

OVERVIEW AND POLICIES FOR 2003

         The goals of the Company are to attract, motivate, and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. To meet these goals, the compensation program for our executive officers consists of the following components:

         o        base salary,

         o        annual bonus, and

         o        long-term stock option incentives.

         In the fiscal year ended December 31, 2003, we reviewed the compensation of the Company's key executive officers by evaluating the Company's performance along with each executive's scope of responsibility and prior experience, and also took into account the salaries for similar positions at comparable companies. In reviewing the compensation, we focused on each executive's prior performance with the Company and expected contribution to the Company's future success. Due to our financial difficulties in 2002, no bonuses were awarded to our executive officers other than bonuses awarded in accordance with the terms of Mr. Hidayatallah's employment agreement. In December 2003, we approved the issuance of stock options to purchase an aggregate of 850,500 shares of our common stock at an exercise price of $2.75 per share (all references to number of shares and exercise prices set forth herein have been restated to give effect to a five-to-one reverse stock split effective June 10,
2004) to four executive officers as well as 55 managerial and other employees.

         The cash compensation for Munowar H. Hidayatallah was negotiated between Mr. Hidayatallah and the Company's predecessor, OilQuip Rentals, Inc., prior to the merger of OilQuip Rentals, Inc. and the Company (see, "Employment Agreements with Management"). The Company has since entered into a new employment contract with Mr. Hidayatallah. We granted to Mr. Hidayatallah options 400,000 shares of common stock at an exercise price of $2.75 per share to reward him for his efforts on behalf of the Company in 2001, 2002 and 2003, and to provide incentive to continue to work to increase the price of our common stock.

         Similarly Mr. Mortensen's salary and employment agreement was negotiated prior to the formation of the Compensation Committee in connection with the acquisition of Jens' Oilfield Service, Inc., and the terms of Mr. Mortensen's employment agreement were approved by our board of directors in connection with the approval of the acquisition of Jens' Oilfield Service, Inc. We granted to each of Mr. Mortensen and Mr. Wilde options to acquire 100,000 shares of common stock at an exercise price of $2.75 per share to reward them for their efforts 2001, 2002 and 2003 and to provide them with an incentive to continue to work to promote the business of the Company.

         Finally, Mr. Seward's compensation was negotiated by our Chief Executive Officer in connection with Mr. Seward becoming our Controller. Upon his becoming our Chief Accounting Officer, Mr. Seward's compensation was increased with the approval of the Compensation Committee. In December 2003, we issued Mr. Seward an option to acquire 30,000 shares of our common stock at an exercise price of $2.75 per share.

         We believe that the use of options allows the Company to attract and retain the best employee talent available and to create a direct link between compensation and the long-term performance of the Company. In general, the Company intends to incorporate vesting periods to encourage employees to remain with the Company. The size of each option grant will be based on the recipient's position and tenure with the Company, the recipient's past performance, and the anticipated contribution to be made by the recipient. We believe the compensation paid to each of our executive employees is reasonable in light of their skills, performance and the compensation paid to similar executives in our industry.

         We will consider the effect of Code Section 162(m) on the compensation paid to the Company's executive officers. Code Section 162(m) disallows a tax deduction for any publicly held corporation to the extent compensation for any of its named executive officers exceeds $1 million, unless compensation is performance-based or qualifies for another exemption. Where reasonably practicable, the Company will seek to qualify the compensation paid to our executive officers for an exemption from the deductibility limitations of Code
Section 162(m). Stockholder approval of the material terms of the Option Plan is expected to preserve potential corporate tax deductions under Code Section 162(m).

SUMMARY

         The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

                           RESPECTFULLY SUBMITTED BY:

                     MEMBERS OF THE COMPENSATION COMMITTEE:

                                 Saeed M. Sheikh
                               Thomas O. Whitener


                               PERFORMANCE GRAPH

The graph and corresponding table below compares the total stockholder return on our common stock for the last five years with the total return on the S&P 500 Index and a Self-Determined Peer Group for the same period. The information in the graph is based on the assumption of a $100 investment on January 1, 1999 at closing prices on December 31, 1998.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                         SUPERIOR ENERGY SERVICES, INC.

               PRODUCED ON 03/11/2004 INCLUDING DATA TO 12/31/2003


                                     (GRAPH)


--------------------------------------------------------------------------------
                 12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
--------------------------------------------------------------------------------
Allis-Chalmers    $100.00    $139.00    $190.20    $137.25    $131.40    $101.96
S&P 500           $100.00    $121.10    $110.30    $ 97.30    $ 75.80    $ 97.50
Self-Determined
  Peer Group      $100.00    $141.30    $195.60    $135.10    $121.90    $148.20


NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.00 on December 31, 1998.

In our Performance Graph relating to our fiscal year ended December 31, 2002, we compared our stock performance to the Media General Financial Services Oil and Gas Equipment Services Index. This index is no longer available and as a result we have determined to compare our stock performance to a Self-Determined Peer Group. Our Self-Determined Peer Group is comprised of BJ Services Company, Global Industries, Ltd., Schlumberger Limited, Baker Hughes Incorporated, Halliburton Company and Weatherford International Ltd., each of whom is engaged in the oil and gas service industry.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We describe below transactions that have occurred since January 1, 2003 between us and our officers, directors and holders of 5% of our common stock. All references to numbers of shares and to exercise prices of options and warrants have been adjusted to give retroactive effect to a one-to-five reverse stock split effected on June 10, 2004.

         In September 30, 2004, we issued 1,300,000 shares of our common stock to Jens H. Mortensen, our President, Chief Operating Officer and a director, pursuant to a merger between Jens' Oilfield Service, Inc. and a newly formed subsidiary of the Company. As a result of the merger, we acquired Mr. Mortensen's 19% interest in and now own 100% of Jens Oilfield Service, Inc.

         In April 2004, we completed a private placement of 620,000 shares of common stock and warrants to purchase 800,000 shares of common stock to the following investors: Christopher Engel; Donald Engel; the Engel Investors Defined Benefit Plan; RER Corp., a corporation wholly-owned by director Robert Nederlander; and Leonard Toboroff, a director. The investors invested $1,550,000 in exchange for 620,000 shares of common stock for a purchase price equal to $2.50 per share, and invested $450,000 in exchange for warrants to purchase 800,000 shares of common stock at an exercise price of $2.50 per share, expiring on April 1, 2006. Concurrently with this transaction, Energy Spectrum Partners LP, the holder of all outstanding shares of our Series A Preferred Stock, converted all such shares, including accrued dividend rights, into 1,718,090 shares of common stock. Energy Spectrum, which is now our largest stockholder, is a private equity fund headquartered in Dallas, Texas. Energy Spectrum's has designated three of its personnel as directors of us, James W. Spann, Christina
E. Woods, and Thomas O. Whitener, Jr.

         In connection with the April 2004 private placement, we entered into a registration rights agreement with the investors in the April 2004 private placement. In addition, in connection with other transactions described above occurring prior to April 2004 we entered into registration rights agreements with other stockholders. In April 2004, each investor that was a party to a registration rights agreement entered into prior to April 2, 2004 (other than the Pension Benefit Guarantee Corporation) terminated such agreement and entered into the registration rights agreement entered into by investors in the April 2004 private placement. These investors include, in addition to the investors in the April 2004 private placement, Energy Spectrum Partners LP, and directors Munawar H. Hidayatallah. Jens. H. Mortensen, and Saeed M. Sheikh. We entered into a registration rights agreement with the Pension Benefit Guarantee Corporation in March 1999, which is still in effect.

         The April 2004 registration rights agreement and the registration rights agreement with the Pension Benefit Guarantee Corporation each provide the other parties thereto the right to require us to register the resale of their shares under certain circumstances, and the right to have their shares included in any registration rights agreement filed by us, subject to certain exceptions. In September 2004 we filed a registration statement with the Securities and Exchange Commission registering the resale of stock held by parties to the April 2004 Registration rights agreement and the Pension Benefit Guarantee Corporation.

         In April 2004 we entered into an oral consulting agreement with our director, Leonard Toboroff, pursuant to which we pay Mr. Toboroff $10,000 per month to advise us regarding financing and acquisition opportunities.

         In connection with the April 2004 private placement described above and the exchange by Energy Spectrum of its preferred stock for common stock, we entered into a stockholders agreement with the investors in the April 2004 private placement, Energy Spectrum, Jens H. Mortensen, Jr., our President and a director, Saeed M. Sheikh, our director, and Munawar H. Hidayatallah, our Chief Executive Officer and Chairman of the board of directors. The stockholders agreement requires the parties to vote for the election to the board of directors of us three persons nominated by Energy Spectrum, two persons nominated by the investors in the April 2004 private placement and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. The stockholders agreement also provides that in the event we have not completed a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, we will retain an investment banking firm to identify candidates for a transaction involving the sale of us or its assets.

         At December 31, 2002, we owed Mr. Hidayatallah $78,000 related to deferred compensation and for advances to us totaling $49,000. At December 31, 2003, we owed Mr. Hidayatallah $65,000 related to deferred compensation and for advances to us totaling $49,000. Such obligations did not bear interest. All such amounts were paid to Mr. Hidayatallah prior to August 31, 2004.

         Mr. Hidayatallah is a personal guarantor of substantially all of the financing extended to us by commercial banks. We have agreed to pay Mr. Hidayatallah a guarantee fee equal to one-quarter of one percent of the total amount of the debt guaranteed by him. The fee is payable quarterly, in arrears, commencing March 31, 2004, based upon the average amount of debt outstanding in the prior quarter.

         We lease a yard in Pearsall, Texas from Mr. Mortensen for which we paid $28,800 rental payments in each of 2002 and 2003. In addition, Mr. Mortensen and members of his family own 100% of Tex-Mex Rental & Supply Co., a Texas corporation, that sold approximately $290,000 and $173,000 of equipment and other supplies to us in 2002 and 2003, respectively. We believe each of the transactions between us and our officers and directors was on terms at least as favorable to us as could have been obtained from unrelated third parties.

         In October 2004 we hired Theodore F. Pound III as our General Counsel. Prior to joining us, Mr. Pound practiced law at Wilson Cribbs & Goren, P.C., who has served as counsel to the Company since 2001. Mr. Pound has served as lead acquisition counsel in each of our acquisitions since 2001. We incurred legal fees and expenses to Wilson Cribbs & Goren of $149,000 in 2003 and $155,876 in 2004 through September 30.

         Other than the transactions described above or as described in the table below, we had no material relationship with any officer, director or holder of 5% or more of our common stock since January 1, 2003.

                                OTHER INFORMATION

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR OUR NEXT MEETING

         If you want to submit proposals for possible inclusion in our proxy materials for the 2005 annual meeting of stockholders, you must do so on or before August 11, 2005. Our Secretary must receive proposals at 5075 Westheimer Road, Suite 890, Houston, Texas, 77056. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         If you wish to present a proposal before the 2005 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must give written notice to our Secretary at the address noted above. The Secretary must receive such notice by August 11, 2005. If you fail to provide timely notice of a proposal to be presented at the 2005 annual meeting, the proxies designated by our board of directors will have discretionary authority to vote on such proposal.

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ALLIS-CHALMERS CORPORATION

         Allis-Chalmers Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Article First of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

         "The name of the Corporation is Allis-Chalmers Energy, Inc."

         SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is March 15, 1913.

         THIRD: This Certificate of Amendment to Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment is ___________ shares of Common Stock and _________ shares of Series A 10% Cumulative Convertible Preferred Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, and a majority of the outstanding shares of Series A 10% Cumulative Convertible Preferred Stock, voting together as a single class, voted in favor of this Certificate of Amendment to Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class and a majority of the outstanding shares of the Series A 10% Cumulative Convertible Preferred Stock, voting as a single class."

         IN WITNESS WHEREOF, Allis-Chalmers Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of _________________________."

                                   APPENDIX B

                           ALLIS-CHALMERS CORPORATION
                            2003 INCENTIVE STOCK PLAN
                         (as amended September 28, 2004)

         1. PURPOSE. The purpose of the Allis-Chalmers Corporation (the "Corporation") Incentive Stock Plan (the "Plan") is to encourage key employees, directors and service providers of the Corporation and such subsidiaries of the Corporation as the Administrator designates to acquire common stock of the Corporation (the "Common Stock") or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such individuals and the Corporation and thus provide an incentive to contribute to the success of the Corporation and align the interests of key employees, directors and service providers with the interests of the shareholders of the Corporation.

         2. ADMINISTRATION. The Plan shall be administered by a committee of two or more directors, which the board of directors of the Corporation shall appoint (the "Administrator"). The directors appointed to such committee shall be Non-Employee Directors as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") or any successor regulations.

         The authority to select persons eligible to participate in the Plan, to grant Benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various Participants or with respect to different grants to the same Participant), may be exercised by the Administrator in its sole discretion.

         Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the Benefits granted pursuant to the Plan as he or she may deem necessary or advisable.

         The board of directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain other duties and authority. Also, the board of directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

         3. SHARES RESERVED UNDER THE PLAN. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) the maximum number of shares that may be issued under this Plan shall be 2,400,000, which may be authorized but unissued or treasury shares.

         As used in this Section 3, the term Plan Maximum shall refer to the number of shares of Common Stock that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited.

         4. PARTICIPANTS. Participants will consist of such officers, key employees, directors and service providers of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a Participant in any year shall not require the Administrator to designate such person to receive a Benefit in any other year or to receive the same type or amount of Benefit as granted to the Participant in any other year or as granted to any other Participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Benefits.

         5. TYPES OF BENEFITS. The following Benefits may be granted under the
Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below ("Benefits").

         The Administrator may (a) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of a Participant to another and (b) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of the Plan that the Administrator in its sole discretion shall determine.

         6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to
Section 422 of the Internal Revenue Code of 1986 (Code), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

         7. RESTRICTED STOCK. Restricted Stock is Common Stock issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

                  (a) The purchase price, if any, will be determined by the Administrator.

                  (b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

                  (c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the recipient that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

                  (d) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

                  (e) The Participant shall be entitled to vote the Restricted Stock during the period of restriction.

                  (f) The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

         8. PERFORMANCE AWARDS. Performance Awards are Common Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Common Stock or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

         9. INCENTIVE STOCK OPTIONS. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of stock of the Corporation or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Said purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000 or such other maximum applicable to ISOs as may be in effect from time to time under the Code. ISOs shall be granted only to employees of the Corporation and designated subsidiaries. The maximum term of an ISO shall be ten years from the date it was granted (five years if the optionee owns more than 10% of the total combined voting power of all classes of stock of the Corporation or a subsidiary). No ISO shall be awarded after the date preceding the tenth anniversary of the effective date of the Plan.

         10. NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. NQSOs shall be exercisable no later than ten years after the date they are granted.

         11. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The Participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the Participant would have received if the Participant had been the owner of shares of Common Stock instead of the Stock Units.

         12. ADJUSTMENT PROVISIONS.

                  (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such Benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

                  (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the board of directors may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         13. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control of the Corporation, as defined below, all outstanding SARs, ISOs and NQSOs shall be immediately fully vested and exercisable and any restrictions on Restricted Stock issued under the Plan shall lapse.

         Change in Control means:

                  (a) The acquisition on or after March 6, 2003 by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an Excluded Person (as defined below), of ownership of more than 50% of either: (i) the then outstanding shares of Common Stock ("Outstanding Common Stock"); or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Outstanding Voting Securities");

                  (b) Individuals who, as of the date of approval of the Plan by the board of directors of the Corporation, constitute the board of directors of the Corporation ("Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, or at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election for directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, or (2) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

         Excluded Person means any Person who beneficially owns more than 10% of the outstanding shares of the Corporation on the date hereof or at any time prior to the first anniversary of the adoption of this plan.

         14. NONTRANSFERABILITY. Each Benefit granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the Participant's lifetime, only by the Participant or a Permitted Transferee. In the event of the death of a Participant, exercise or payment shall be made only:

                  (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

                  (b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

         For purposes of this Section 14, Permitted Transferee shall include (i) one or more members of the Participant's family, (ii) one or more trusts for the benefit of the Participant and/or one or more members of the Participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Participant and members of the Participant's family exceed 80% of all interests. For this purpose, the Participant's family shall include only the Participant's spouse, children and grandchildren.

         15. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any Benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, with the consent of the Administrator, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

         16. TENURE. A Participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

         17. RULES OF CONSTRUCTION. The terms of the Plan shall be constructed in accordance with the laws of the State of Delaware; provided that the terms of the Plan as they relate to ISOs shall be construed first in accordance with the meaning under and in a manner that will result in the Plan satisfying the requirements of the provisions of the Code governing incentive stock options.

         18. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a Participant hereunder, stock options or other Benefits may be granted to such Participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such Participant under this Plan.

         The board of directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for Benefits under the Plan.

         19. GRANTS TO DIRECTORS. The Administrator shall be authorized to award Benefits in reasonable amounts as compensation for services provided by the directors of the Company, including directors who serve on the Compensation Committee or otherwise act as the Administrator. The foregoing sentence shall not be deemed to limit or define the other circumstances in which Benefits may be awarded to directors of the Company.

         20. EFFECTIVE DATE. This Plan shall become effective as of the date it is adopted by the board of directors of the Corporation subject only to approval by the holders of a majority of the outstanding voting stock of the Corporation within twelve months before or after the adoption of the Plan by the board of directors. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants made pursuant to the Plan or sales of Option Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

                                   APPENDIX C

                           ALLIS-CHALMERS CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS

                          (AS AMENDED ON MAY 19, 2004)


I.       Purpose and Authority

         A. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. Consistent with this purpose, the Committee's primary duties and obligations are to:

                  1. Monitor the integrity of the Company's financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

                  2. Monitor and appraise the independence and performance of the Company's independent auditors.

                  3. Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

         B. The Audit Committee has the authority to conduct an investigation appropriate to fulfilling its purpose and obligations and its members shall be given direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary, in the performance of its duties.

II.      Organization

         A. The Audit Committee is a committee of the Board of Directors (the "Board") and its members shall be elected by the Board from time to time. The Committee and its members shall meet the requirements of the Securities and Exchange Commission and the American Stock Exchange. The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be an independent member, free from any relationship that would interfere with the exercise of his or her independent judgment, or that might, in the opinion of the Board of Directors, be considered to be a conflict of interest. No member of the Audit Committee shall be, or shall have been within the last three years, an employee of the Company or any of its subsidiaries or affiliates. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         B. The Committee shall elect one of its members to act as chairman. If the chairman is not present, the members may designate an acting chairman by majority vote of the membership present.

         C. Vacancies occurring in the Audit Committee may be filled by appointment of the Chairman of the Board, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

         D. The compensation of members of the Committee may be determined from time to time by resolution of the Board. In addition, members of the Audit Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

III.     Meetings

         A. The Committee shall meet at least three times annually, or more frequently as circumstances dictate. Each meeting shall be noticed and scheduled in accordance with the bylaws of the Company as they relate to Board meetings in general. The chairman shall prepare and/or approve an agenda in advance of each meeting.

         B. The Committee shall meet privately in executive session at least annually with management and the independent auditors and as a Committee to discuss any matters that the Committee, or each of these groups, believes should be discussed.

         C. The Committee shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

IV.      Duties and Responsibilities

         A.       Review Procedures

                  1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the entire Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

                  2. Review the Company's annual audited financial statements prior to filing and distribution. Such review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

                  3. In consultation with management and independent auditors, consider the integrity and adequacy of the Company's financial reporting processes and controls. Such review should include discussion of significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

                  4. Periodically review the Company's adopted Investment Policy and confer with management and other consultants as appropriate regarding modifications thereto. The Committee will prepare written recommendations to the Board relative to any proposed change to the Investment Policy, including its financial impact.

                  5. Review significant findings prepared by the independent auditors together with management's responses thereto. Such review should include discussion and status of prior recommendations.

                  6. Review with financial management and independent auditors the Company's quarterly financial results and/or the Company's quarterly financial statements. Such review should include discussion as to any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 90.

         B.       Independent Auditors

                  1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Audit Committee.

                  2. Approve the fees and other significant compensation to be paid to the independent auditors.

                  3. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

                  4. Discuss with the auditors their audit approach including the audit risk areas which may be impacted by such elements as new and emerging auditing and accounting standards, recent enforcement releases, SEC rules & actions, and other regulatory requirements.

                  5. Prior to the Company releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committees in accordance with SAS 90.

                  6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

                  7. The Audit Committee shall, at least annually, obtain from each outside auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard 1, and shall (a) actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and,
                           (b) take, or shall recommend to the Board that the Board take, appropriate action to oversee the independence of the outside auditor.

         C.       Finance Department and Legal Compliance

                  1. Review the appointment and replacement of the senior financial officer of the Company.

                  2. Review financial and accounting personnel succession planning within the Company.

                  3. On at least an annual basis, review with Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         D.       Other Responsibilities

                  1. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

                  2. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

                  3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                  4. Periodically perform self-assessment of the Committee's performance.

                  5. Annually review policies and procedures as well as audit results associated with Directors' and Officers' expense accounts and perquisites. Annually review a summary of Director and Officers' related party transactions and potential conflicts of interest.

                  6. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

V.       Funding

         The Corporation shall promptly fund the payment of each of the following liabilities as determined by the Audit Committee: (1) Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any advisors employed by the Audit Committee under Paragraph I(B) of this Charter; and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

                           ALLIS-CHALMERS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 29, 2004

                                 10:00 a.m. CST

                        5075 WESTHEIMER ROAD, SUITE 890
                               HOUSTON, TX 77056







                                     PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF ALLIS-CHALMERS CORPORATION (THE "COMPANY") ON DECEMBER 29, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "ALLIS-CHALMERS ENERGY, INC.", "FOR" THE ELECTION OF THE TEN NOMINEES TO BE ELECTED AS DIRECTORS LISTED IN PROPOSAL 2, "FOR" THE AMENDMENT OF THE 2003 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN TO 2,400,000, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF UHY MANN FRANKFORT STEIN & LIPP, LLP, TO ACT AS OUR INDEPENDENT PUBLIC ACCOUNTANTS, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

By signing the proxy, you revoke all prior proxies and appoint Munawar H. Hidayatallah and Victor M. Perez, and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned's shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of the Company.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               PLEASE DETACH HERE
--------------------------------------------------------------------------------


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To amend the cerificate of incorporation of the Company to change the name of the Company to "Allis-Chalmers Energy, Inc."

             |_| For              |_| Against             |_| Abstain

2. To elect directors to hold office until the Company's 2005 Annual Meeting of Shareholders.

     01  David A. Groshoff              |_| Vote FOR all   |_| Vote WITHHELD
     02  Munawar H. Hidayatallah            Nominees           from all Nominees
     03  John E. McConnaughy, Jr.           (except as marked)
     04  Jens H. Mortensen
     05  Robert E. Nederlander
     06  Saeed M. Sheikh
     07  James W. Spann
     08  Leonard Toboroff
     09  Thomas O. Whitener, Jr.
     10  Christina E. Woods

                                         +-------------------------------------+
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO |                                     |
VOTE FOR ANY INDICATED NOMINEE, WRITE    |                                     |
THE NUMBER NEXT TO THE NAME(S) OF SUCH   |                                     |
NOMINEE(S) IN THE BOX PROVIDED TO        +-------------------------------------+
THE RIGHT.)

3. To amend the 2003 Incentive Stock Plan to increase the number of shares issuable under the plan to 2,400,000.

             |_| For              |_| Against             |_| Abstain

4. To ratify the appointment of Uhy Mann Frankfort Stein & Lipp, LLP, to act as our independent public accountants

             |_| For              |_| Against             |_| Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

ADDRESS CHANGE?  MARK BOX  |_|
INDICATE CHANGES BELOW:              DATE:______________________________________


                                     SIGNATURE(S):______________________________


                                     NAME OF SHAREHOLDER:_______________________


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE THEIR TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OF CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.

                              [ALLIS-CHALMERS LOGO]



                               2003 Annual Report


--------------------------------------------------------------------------------

Dear Fellow Stockholders:

         Enclosed is our 2003 annual report to stockholders on Form 10-K and Form 10-K/A and our most recent quarterly report on Form 10-Q. As is discussed in these documents, we have had a number of significant developments in our business since December 31, 2003.

         Among these developments is a one-to-five reverse stock split which was effected on June 10, 2004. As a result of this stock split, the number of outstanding shares of our common stock, the number of shares of common stock authorized to be issued pursuant to our 2003 Incentive Stock Plan, and the number of shares of common stock subject to each outstanding option and warrant, were each reduced to one-fifth of the number of such shares prior to the reverse stock split, and the exercise price of each outstanding option and warrant was increased to a price equal to five times the exercise price in effect prior to the reverse stock split. The numbers in the attached Form 10-K and Form 10-K/A do not give effect to this reverse stock split.


Sincerely,



/S/ MUNAWAR H. HIDAYATALLAH
---------------------------
Munawar H. Hidayatallah
Chairman of the Board and Chief Executive Officer

                 UNITED STATE SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 10-K
                                   (Mark One)

       [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 OR

     [] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM _______________ TO

                          COMMISSION FILE NUMBER 1-2199

                           ALLIS-CHALMERS CORPORATION
                           --------------------------

             (Exact name of registrant as specified in its charter)

            DELAWARE                                              39-0126090
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                  7660 WOODWAY, SUITE 200, HOUSTON, TEXAS 77063
                  ---------------------------------------------
               (Address of principal executive offices) (Zip code)

                                 (713) 369-0550
                                 --------------
               Registrant's telephone number, including area code

        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                     COMMON STOCK, PAR VALUE $0.15 PER SHARE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if the disclosure of delinquent filers pursuant to ITEM 405 of Regulation S-K (ss.220.405 of this Chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes [ ] No [X]

The aggregate market value of the common equity held by non-affiliates of the registrant, computed using the average of the bid and ask price of the common stock of $1.52 per share on April 2, 2004, as reported on the OTC Bulletin Board, was approximately $3,009,298 (affiliates included for this computation only: directors, executive officers and holders of more than 5% of the registrant's common stock).

At April 14, 2004, there were 31,393,789 shares of common stock outstanding.

DOCUMENTS INCORPORATED
BY REFERENCE:

Portions of the Allis-Chalmers Corporation Proxy Statement prepared for the 2004 annual meeting of shareholders, pursuant to Regulation 14A, are incorporated by reference into Part III of this Report.

                             2003 FORM 10-K CONTENTS
                             -----------------------

                                     PART I

   ITEM                                                                     PAGE
   ----                                                                     ----

    1.  Business............................................................. 3
    2.  Properties........................................................... 9
    3.  Legal Proceedings.................................................... 9
    4.  Submission of Matters to a Vote of Security Holders..................10

                                     PART II

    5.  Market for Registrant's Common Equity and Related Stockholder
        Matters..............................................................11
    6.  Selected Financial Data..............................................13
    7.  Management's Discussion and Analysis of Financial Condition and
        Results of Operations................................................14
    7A. Quantitative and Qualitative Disclosures about Market Risk...........27
    8.  Financial Statements.................................................28
    9.  Changes in and Disagreements with Accountants on Accounting and
        Financial Disclosure.................................................53

    9A. Controls and Procedures..............................................53

                                    PART III

    10. Directors and Executive Officers of the Registrant...................54
    11. Executive Compensation...............................................54
    12. Security Ownership of Certain Beneficial Owners and Management.......54
    13. Certain Relationships and Related Transactions.......................54
    14. Principal Accounting Fees and Services...............................54

                                     PART IV

    15. Exhibits, Financial Statement Schedules and Reports on Form 8-K......55

    Signatures and Certifications............................................48

                                     PART I.
ITEM 1. BUSINESS

This document contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the general condition of the oil and natural gas drilling industry, demand for our oil and natural gas service and rental products, and competition. Other factors are identified in our Securities and Exchange Commission filings and elsewhere in this Form 10-K under the heading "Risk Factors" located at the end of "Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations."

GENERAL
-------

Allis-Chalmers Corporation (the "Company" or "Allis-Chalmers") was incorporated in 1913 under Delaware law. We reorganized in bankruptcy in 1988, and sold all of our major businesses. In May 2001, we consummated a merger in which we acquired OilQuip Rentals, Inc. (OilQuip) and its wholly owned subsidiary, Mountain Compressed Air, Inc. ("Mountain Air"), in exchange for shares of our common stock, which upon issuance represented over 85% of our outstanding common stock. In February 2002, we acquired approximately 81% of the capital stock of Jens' Oilfield Service, Inc. ("Jens'") and substantially all of the capital stock of Strata Directional Technology, Inc. ("Strata"). In December 2001, we sold Houston Dynamic Services, Inc., which conducted a machine repair business. In July 2003, through our subsidiary Mountain Air, we entered into a limited liability company operating agreement with a division of M-I L.L.C. ("M-I"), a joint venture between Smith International and Schlumberger N.V. (Schlumberger Limited), to form a Texas limited liability company named AirComp LLC ("AirComp"). M-I and Mountain Air contributed assets with an aggregate net book value $6.3 million and $6.8 million , respectively. The Company owns 55% and M-I owns 45% of AirComp. We have consolidated AirComp into our financial statements beginning with the quarter ending September 30, 2003. Our business conducted in 2001 did not include the operations of Jens', Strata, and AirComp, each of which will be material to our continuing business operations.

Through Mountain Air, AirComp, Jens' and Strata, and through additional acquisitions in the oil and natural gas drilling services industry, we intend to exploit opportunities in the oil and natural gas service and rental industry. Currently, we receive 80% to 85% of our revenues from natural gas drilling services and the balance from oil drilling services; however, most of our services can be utilized for either activity. Mountain Air, AirComp, Strata and Jens' had revenues of approximately $2.2 million, $4.5 million, $16.0 million and $10.0 million, respectively, during the year ended December 31, 2003. See "Item 8. Financial Statements," for additional asset, revenue and profit and loss information for each of our subsidiaries.

INDUSTRY OVERVIEW
-----------------

Oil and natural gas producers tend to focus on their core competencies on identifying reserves, which has resulted in the extensive outsourcing of drilling and service functions. The use of service companies allows gas companies to avoid the capital and maintenance costs of the equipment in what is already a capital intensive industry.

As drilling becomes increasingly more technical and costly, exploration and production companies are increasingly demanding higher quality equipment and service from equipment and service providers. Major oil and gas exploration and production companies are currently consolidating their supplier base to streamline their purchasing operations and generate economies of scale by purchasing from just a few suppliers. Producers are favoring larger suppliers that provide a comprehensive list of products and services. Companies that can meet customer's demands will continue to earn new and repeat business. We believe many businesses in the highly fragmented oilfield industry lack sufficient size (many businesses generate annual revenues of less than $15 million), lack depth of management (many businesses are family-owned and managed) and have unsophisticated production techniques and control capabilities. Accordingly, we believe we can offer customers crucial advantages over our smaller competitors. In addition, we believe that opportunities exist to acquire these competing businesses and successfully integrate and enhance their operations within our operating structure.

We believe that opportunities exist in the oil and gas service industry, and that consolidation among larger oilfield service providers has created an opportunity for us to compete effectively in certain niche markets which are under-served by larger oilfield service and equipment companies and in which we can provide better products and services than the smaller, competitors currently providing a significant portion of the services in this industry.

BUSINESS STRATEGY
-----------------

Our strategy is based on broadening the geographic scope of our products and services primarily within two areas of the oilfield services and equipment industry: (a) casing and tubing handling services and equipment and (b) drilling services. We intend to implement this growth strategy through internal expansion and the acquisition of companies operating within these segments. We intend to seek to identify and acquire companies with significant management and field expertise, strong client relationships and high quality products and services. With typically less than $15 million in revenues, each target company is likely to have limited financial resources for expansion and few exit alternatives for the owners. As discussed under "Risk Factors" at the end of "Item 7, Management's Discussion and Analysis of Results of Operation and Financial Condition", there can be no assurance that we will be able to complete any further acquisitions.

DESCRIPTION OF SUBSIDIARIES' BUSINESSES
---------------------------------------

JENS' OILFIELD SERVICE, INC.

 Jens', founded in 1982, is headquartered in Edinburg, Texas. Jens' supplies specialized equipment and trained operators to install casing and tubing, change out drill pipe and retrieve production tubing for both onshore and offshore drilling and work over operations. Most wells drilled for oil and natural gas require some form of casing and tubing to be installed in the completion phase of a well.

Jens' has an extensive inventory of specialized equipment consisting of casing tongs and laydown machines in various sizes, powered by diesel motors and driven by hydraulic pumps. Non-powered equipment consists of elevators, slips, links and projectors. Jens' also maintains a fleet of other revenue generating equipment such as forklifts and delivery trucks that transport Jens' various rental equipment and transfer the customers' casing from truck to pipe rack. Jens' charges its customer for tong trucks, laydown trucks, and personnel on hourly basis portal to portal and rental equipment on a daily basis portal to portal. The customer is liable for damaged or lost equipment.

Jens' has been operating in the Rio Grande Valley in South Texas for over 20 years. Jens' currently provides service primarily to South Texas and Mexico areas. Although there are two large companies, Frank's Casing Crew and Rental Tools Inc. and Weatherford International Inc. ("Weatherford"), which have a substantial portion of the casing crew market, that market remains highly competitive and fragmented with at least 30 casing crew companies working in the U.S. Jens' believes it has several competitive advantages including:

o A well-established, loyal customer base in South Texas and Mexico
o An experienced management team with at least 15 years of service with Jens'
o An extensive inventory of specialized equipment; and a reputation for customer responsiveness
o Substantial experience drilling in South Texas, primarily a natural gas market
o An excellent relationship with its Mexican joint venture partner (discussed below), which enables Jens' to penetrate the Mexican market.

Management believes that through geographic expansion, Jens can optimize the utilization of both its equipment and personnel by accessing additional niche markets underserved by the larger oilfield service companies in the U.S. and Mexico.

Jens' operates in Mexico through Jens' Mexican joint venture partner, Materiales y Equipo Petroleo, S.A. de C.V. ("Maytep") in Villa Hermosa, Reynosa, Vera Cruz, and Ciudad de Carmen, Mexico. Jens' provides substantially all of the necessary equipment and Maytep provides all personnel, repairs, maintenance, insurance, and supervision for provision of the casing crew and torque turn service. In addition, Maytep is responsible for the preparation of billing invoices, collection of receivables, and the import and export of equipment. The joint venture provides services solely for Petroleos Mexicanos ("Pemex"). Bidding protocol for Pemex requires that service providers with Mexican ownership like Maytep be awarded contracts as long as they are reasonably competitive. Jens' has approximately $8.0 million of equipment in Mexico, and has operated profitably in Mexico since 1997.

Maytep is responsible for payment to Jens', even if it is unable to collect payment on a timely basis, though in the past the Company's receipt of payments has been delayed for significant periods of time by failure of Pemex to pay amounts due Maytep on a timely basis. Jens' primary competitors in Mexico are South American Enterprises and Weatherford, both of which provide similar products and services.

For the years ended December 31, 2003, 2002 and 2001, Jens' Mexico operations accounted for approximately $3.7 million, $2.7 million and $2.4 million, respectively, of Jens' revenues, and the loss of Pemex as a customer could have a material adverse effect on our business. The Company provides extended payment terms to Maytep and maintains a high account receivable balance due to these terms. The account receivable balance reached a maximum of approximately $1.6 million during 2003 and was $1,354,000 at December 31, 2003. A default on this receivable could have a material adverse effect on the Company.

For the years ended December 31, 2003 and 2002, El Paso Energy Corp, accounted for approximately $1.3 million, or 21%, and approximately $1.4 million or 18%, respectively, of Jens' domestic revenues. Jens' top ten domestic customers accounted for $6.2 million, or 57%, and $4.1 million, or 52%, of revenues for the years ended December 31, 2003 and 2002, respectively. The loss of El Paso Energy Corp. as a customer could have a material adverse effect on our business.

The following table details Jens' revenues by class for the year ended December 31, 2003 and from February 2002 through December 31, 2002.

                                                     February 2002
                          December 31,              through December
                              2003      Percentage      31, 2002      Percentage
                          ------------  ----------  ----------------  ----------
    Revenues by class:

    Laydown machines      $ 2,426,000      24.1%    $     2,136,000      27.4%
    Casing installation     3,828,000      38.2%          2,849,000      36.6%
    Mexico operations       3,729,000      34.6%          2,696,000      34.6%
    Other                      53,000       3.1%            115,000       1.4%
                          ------------              ----------------
    Total revenues        $10,036,000     100.0%    $     7,796,000     100.0%
                          ============              ================

STRATA DIRECTIONAL TECHNOLOGY, INC.

Strata Directional Technology, Inc. ("Strata"), founded in 1996, is headquartered in Houston, Texas. Strata provides high quality directional, horizontal and measure while drilling (`MWD"), services to oil and gas companies operating both onshore and offshore in Texas and Louisiana. Management believes there are several advantages to horizontal and directional drilling applications including:

o Improvement of total cumulative recoverable reserves
o Faster payouts to the E&P companies
o Improved reservoir production performance beyond conventional vertical wells
o Reduction of the number of field development wells
o Reduction of water and gas coning problems

Strata provides specialized directional drilling services in niche markets, including the Austin Chalk, where specialized, technically focused applications are necessary. Strata's teams of experienced personnel utilizing state of the art tools provide services ,including well planning and engineering to meet drilling performance and geological or reservoir targets set by the customer, directional drilling tool configuration, well site directional drilling supervision and guidance, new well and reentry drilling, steerable drilling, and log while drilling ("LWD").

El Paso Energy Corp. accounted for approximately $3.3 million, or 20% of Strata's revenue in 2003. Swift Energy and Anadarko Petroleum each accounted for more than 10% of Strata's annual revenues in 2002. The loss of any as a customer could have a material adverse effect on our business. Strata's top ten customers accounted for $10.6 million, or 66%, and $5.2 million, or 75%, of revenues for 2003 and 2002, respectively.

There are three directional drilling companies, Schlumberger, Halliburton and Baker Hughes, that dominate the market both worldwide and in the U.S., as well as numerous small regional players, including Strata. There are believed to be at least 50 regional directional and horizontal drilling companies operating in the U.S. Management estimates that the regional market companies account for approximately 15% of the domestic market.

The following table details Strata's revenues by class for the year ended December 31, 2003 and from February 2002 through December 31, 2002.

                                                     February 2002
                          December 31,              through December
                              2003      Percentage      31, 2002      Percentage
                          ------------  ----------  ----------------  ----------
    Revenues by class:

    Drilling operations   $13,188,000      82.4%    $     4,477,000      68.6%
    Other                   2,820,000      17.6%          2,052,000      31.4%
                          ------------              ----------------
    Total revenues        $16,008,000     100.0%    $     6,529,000     100.0%
                          ============              ================

AIRCOMP LLC.

The formation of AirComp in July 2003 by Allis-Chalmers and M-I has created the world's second largest provider of compressed air and related products and services for the air drilling, workover, completion, and transmission segments of the oil, gas and geothermal industries. The Company believes compressed air products and services represent more than 10% of an overall $750-$900 million under balanced drilling operations market.

Under balanced drilling operations include some or all of the following products and services:

         o    Engineering Services
         o    Compressed Air
         o    Nitrogen (Membrane Separators, Cyrogenic, etc.)
         o Chemicals (Foamers, Defoamers, Polymers, Shale Stabilizers, Corrosion Inhibitors, etc.)
         o    Specialized Bits
         o    Hammers and other Downhole Tools
         o    Surface Blow-Out Prevention Equipment
         o    Multi-Phase Separation Equipment

AirComp LLC provides engineering services, compressed air and chemicals. These products and services can be used exclusive of the other under balanced components in traditional air, mist and foam drilling applications or as part of a more sophisticated under balanced drilling operations package employing most or all of the elements listed above.

AirComp's services are provided primarily in Eastern Oklahoma, North Texas, West Texas, throughout the Rocky Mountains, and California. AirComp's operations offices are in Fort Stockton, Texas; Farmington, New Mexico; Grand Junction, Colorado; and Healdsburg, California. AirComp has a sales and technical support office in Denver, Colorado and headquarters in Houston, Texas. AirComp's management believes that its operational facilities are well located for quick logistical response to customer needs.

AirComp is recognized in its markets for providing superior compressed air equipment, chemicals and personnel for under balanced drilling. These operations include air, mist, foam and aerated mud drilling, completion and workover as well as pipeline testing and commissioning. AirComp has a combined fleet of over 80 compressors and boosters including:

         o    Gardner-Denver two-stage reciprocating compressors (35)
         o    Clark four stage reciprocating (15)
         o    GHH-Rand three stage screw (12)
         o    IR four stage screw (3)
         o    MDY two stage booster (15)
         o    Ariel two stage booster (4)

This broad and diversified product line enables AirComp to compete in the under balanced market with an equipment package engineered and customized to specifically meet customer requirements. All the revenues of AirComp are derived from the rental of equipment and personnel.

In addition to the oil and gas industry, AirComp is a world leader in providing specialized air equipment and experienced personnel in geothermal applications. Geothermal activities involving air compression are concentrated in California, with some activity in Nevada, Idaho, Japan, Sweden and the Philippines.

AirComp's largest competitor is Weatherford International. Weatherford offers a complete line of under balanced drilling operations products and services and has service centers throughout the world. Weatherford focuses on large projects, complete package, under balanced applications, but also competes in the more common air, mist, foam, and aerated mud drilling applications. Other AirComp competition comes from smaller independently owned companies with a one-region only presence; e.g. Rocky Mountains only, West Texas only. AirComp competes successfully with Weatherford and others through:

         o    Diversified fleet allowing customized packages
         o    Multi-region presence
         o    Highly experienced and effective personnel
         o    Customer relationships
         o Assistance of Sales Personnel from M-I and from other Allis-Chalmers companies.
         o Reputation of predecessor companies: M-I Air Drilling Services and Mountain Compressed Air, each of which had over a 30 year history of superior service

AirComp had revenues for the six month period July 1, 2003 through December 31, 2003 of $4.57 million, over 95% of which was in the United States. The largest single customer was Burlington Resources. The loss of Burlington Resources as a customer could have a material adverse effect on our business. AirComp's top ten customers represent 86% of total revenues in 2003.

There is a continuing trend in the industry to drill, complete, and work over wells with under balanced drilling operations. Multi-component (complete package) under balanced drilling operations are found in the Middle East, Latin America, Western Canada and other areas. Under balanced drilling shortens the time required to drill a well, and enhances production by minimizing formation damage. The older, depleted, low permeability reservoirs in many areas of the Western United States are particularly good applications. AirComp expects the market to continue to grow.

CYCLICAL NATURE OF EQUIPMENT RENTAL AND SERVICES INDUSTRY
---------------------------------------------------------

The oil and gas equipment rental and services industry is highly cyclical. The most critical factor in assessing the outlook for the industry is worldwide supply and demand for oil and natural gas (the supply and demand for oil and gas are generally correlative). The peaks and valleys of demand are further apart than those of many other cyclical industries. This is primarily a result of the industry being driven by commodity demand and corresponding price increases. As demand increases, producers raise their prices. The price escalation enables producers to increase their capital expenditures. The increased capital expenditures ultimately result in greater revenues and profits for services and equipment companies. The increased capital expenditures also ultimately result in greater production, which, historically, has resulted in reduced prices.

After experiencing a strong market throughout most of 2000 and the first half of 2001, the energy services industry experienced a significant drop-off due to lower demand for hydrocarbons (particularly natural gas), which the Company believes was largely a function of the U.S. recession, a warm winter and increased inventory levels. This trend continued for most of 2002; however, in the fourth quarter of 2002, the market experienced an increase in demand due to a colder than expected winter and decreased natural gas inventory levels. Demand for the Company's services was strong throughout 2003 and Management believes demand will remain strong throughout 2004 due to increased demand and declining production costs for natural gas as compared to other energy sources. Because of these market fundamentals for natural gas, management believes the long-term trend of activity in the oilfield services market is favorable; however, these factors could be more than offset by other developments affecting the worldwide supply and demand for oil and natural gas products.

COMPETITION
-----------

As discussed above, we experience significant competition in all areas of our business. In general, the markets in which we compete are highly fragmented, and a large number of companies offer services that overlap and are competitive with our services and products. We believe that the principal competitive factors are technical and mechanical capabilities, management experiences, past performance and price. While we have considerable experience, there are many other companies that have comparable skills. Many of our competitors are larger and have greater financial resources than we do.

SUPPLIERS
---------

AIRCOMP

Where possible, AirComp purchases equipment from a number of suppliers and at auctions on an opportunistic basis. The equipment provided by these suppliers is customized and often times overhauled by AirComp in order to improve performance. In other instances, equipment must be made to order. As a result of purchasing the majority of its equipment at auction, AirComp is not significantly dependent upon any one supplier.

STRATA

The equipment required for Strata's operations is generally leased, and Strata has only a single supplier for most or all of each type of equipment it uses (down hole motors, tubing, and MWD and LWD equipment); therefore Strata is dependent upon these suppliers. However, other suppliers of such equipment are available. Strata has entered into preferred leasing agreements with its current suppliers, which are intended to assure the availability of equipment through 2006 for its tubing, MWD and LWD equipment. Strata has an indefinite contract with its supplier of down hole motors.

JENS'

Historically, Jens' has sought to purchase equipment at auction or on an opportunistic basis; however, there is currently a shortage of casing and tubing equipment, which is available new from four suppliers. Management believes there is a six to eight month backlog on orders to these suppliers. However, Jens' currently owns sufficient equipment for its projected operations over the next 12 months, and believes the shortage of equipment will result in increased demand for its services.

BACKLOG
-------

We do not have a significant backlog of orders because our customers utilize our services on an as-needed basis without significant on-going commitments.

EMPLOYEES
---------

Our strategy is to acquire companies with strong management and to enter into long-term employment contracts with key employees in order to preserve customer relationships and assure continuity following acquisition. We believe we have good relations with our employees, none of whom are represented by a union. We actively train employees across various functions, which we believe is crucial to motivate our workforce and maximize efficiency. Employees showing a higher level of skill are trained on the more technically complex equipment and given greater responsibility. All employees are responsible for on-going quality assurance.

At December 31, 2003, we had 195 employees, which included 60 AirComp employees, 75 Jens' employees, 57 Strata employees and 3 employees of Allis-Chalmers Corporation.

INSURANCE
---------

We carry a variety of insurance for our operations, and are partially self-insured for certain claims in amounts that we believe to be customary and reasonable. However, there is a risk that our insurance may not be sufficient to cover any particular loss or that insurance may not cover all losses. Finally, insurance rates have in the past been subject to wide fluctuation, and changes in coverage could result in less coverage, increases in cost or higher deductibles and retentions.

FEDERAL REGULATIONS AND ENVIRONMENTAL MATTERS
---------------------------------------------

Our operations are subject to federal, state and local laws and regulations relating to the energy industry in general and the environment in particular. Environmental laws have in recent years become more stringent and have generally sought to impose greater liability on a larger number of potentially responsible parties. Because we provide services to companies producing oil and gas, which are toxic substances, we may become subject to claims relating to the release of such substances into the environment. While we are not currently aware of any situation involving an environmental claim that would likely have a material adverse effect on us, it is possible that an environmental claim could arise that could cause our business to suffer.

In addition to claims based on our current operations, we are from time to time subject to environmental claims relating to our activities prior to our bankruptcy in 1988 (See, "Item 2. Legal Proceedings").

HOUSTON DYNAMIC SERVICE, INC.
-----------------------------

Houston Dynamic Service, Inc., which we sold on December 12, 2001, serviced and repaired various types of mechanical equipment, including compressors, pumps, turbines, engines and other machinery, providing repair, inspection, testing and other services for various industrial customers, including those in the petrochemical, chemical, refinery, utility, waste and waste treatment, minerals processing, power generation, pulp and paper and irrigation industries.

INTELLECTUAL PROPERTY RIGHTS
----------------------------

Except for our relationships with our customers and suppliers described above, we do not own any patents, trademarks, licenses, franchises or concessions which we believe are material to the success of our business. As part of our overall corporate strategy to focus on our core business of providing services to the oil and gas industry and to increase shareholder value, we are investigating the sale or license of our worldwide rights to trade names and logos for products and services outside the energy sector.

ITEM 2. PROPERTIES

AirComp leases an approximate 6,000 square foot facility in Grand Junction, Colorado, which includes offices, shop and a warehouse; an approximate 10,000 square foot facility in Farmington, New Mexico, which includes offices, shop and a warehouse; a yard in Fort Stockton, Texas and a yard and facility in Healdsburg, California.

Jens' owns facilities located in Edinburg, Texas on approximately 8 acres. One building has approximately 5,000 square feet of office space, 5,000 square feet of additional expansion capacity and 2,500 square feet of storage capability. Additionally, there is a 10,000 square foot mechanical repair, tool storage and maintenance facility. In addition to the property above, Jens' leases yards located in Victoria and Pearsall, Texas. The yard in Pearsall is owned by Jens Mortensen, a current executive of the Company.

Strata leases office space and a shop in Houston, Texas. In connection with the acquisition of Strata, we relocated our principal executive offices to Strata's offices in Houston, Texas.

ITEM 3. LEGAL PROCEEDINGS

REORGANIZATION PROCEEDINGS UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY
---------------------------------------------------------------------------
CODE.
-----

On June 29, 1987, we filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Our plan of reorganization was confirmed by the Bankruptcy Court after acceptance by our creditors and stockholders, and was consummated on December 2, 1988.

At confirmation of our plan of reorganization, the United States Bankruptcy Court approved the establishment of the A-C Reorganization Trust as the primary vehicle for distributions and the administration of claims under our plan of reorganization, two trust funds to service health care and life insurance programs for retired employees and a trust fund to process and liquidate future product liability claims. The trusts assumed responsibility for substantially all remaining cash distributions to be made to holders of claims and interests pursuant to our plan of reorganization. We were thereby discharged of all debts that arose before confirmation of our plan of reorganization.

We do not administer any of the aforementioned trusts and retain no responsibility for the assets transferred to or distributions to be made by such trusts pursuant to our plan of reorganization.

As part of our plan of reorganization, we settled U.S. Environmental Protection Agency ("EPA") claims for cleanup costs at all known sites where we were alleged to have disposed of hazardous waste. The EPA settlement included both past and future cleanup costs at these sites and released us of liability to other potentially responsible parties in connection with these specific sites. In addition, we negotiated settlements of various environmental claims asserted by certain state environmental protection agencies.

Subsequent to our bankruptcy reorganization, the EPA and state environmental protection agencies have in certain cases asserted we are liable for cleanup costs or fines in connection with several hazardous waste disposal sites containing products manufactured by us prior to consummation of the Plan of Reorganization. In each instance, we have taken the position that the cleanup cost or other liabilities related to these sites were discharged in the bankruptcy, and the cases have been disposed of without material cost. A number of Federal Courts of Appeal have issued rulings consistent with this position and based on such rulings we believe that we will continue to prevail in our position that our liability to the EPA and third parties for claims for environmental cleanup costs that had pre-petition triggers have been discharged. A number of claimants have asserted claims for environmental cleanup costs that had pre-petition triggers, and in each event, the A-C Reorganization Trust, under its mandate to provide Plan of Reorganization implementation services to us, has responded to such claims, generally, by informing claimants that the Company's liabilities were discharged in the bankruptcy. Each of such claims has been disposed of without material cost. However, there can be no assurance that we will not be subject to environmental claims relating to pre-bankruptcy activities that would have a material, adverse effect on us.

The EPA and certain state agencies continue from time to time to request information in connection with various waste disposal sites containing products manufactured by us before consummation of the Plan of Reorganization that were disposed of by other parties. Although we have been discharged of liabilities with respect to hazardous waste sites, we are under a continuing obligation to provide information with respect to our products to federal and state agencies. The A-C Reorganization Trust, under its mandate to provide Plan of Reorganization implementation services to us, has responded to these informational requests because pre-bankruptcy activities are involved.

We have been advised that the A-C Reorganization Trust will be terminated and its assets distributed during 2004, and as a result we will assume the responsibility of responding to claimants and to the EPA and state agencies previously undertaken by the A-C Reorganization Trust. However, we have been advised by the A-C Reorganization Trust that its cost of providing these services has not been material in the past, and therefore we do not expect to incur material expenses as a result of responding to such requests. However, there can be no assurance that we will not be subject to environmental claims relating to pre-bankruptcy activities that would have a material, adverse effect on us.

No environmental claims have been asserted against us involving our post-bankruptcy operations. However, there can be no assurance that we will not be subject to material environmental claims in the future.

We are named as a defendant from time to time in product liability lawsuits alleging personal injuries resulting from our activities prior to our reorganization involving asbestos. These claims are referred to and handled by a special products liability trust formed to be responsible for such claims in connection with our reorganization. As with environmental claims, we do not believe we are liable for product liability claims relating to our business prior to our bankruptcy; moreover, the products liability trust is defending all such claims. However, there can be no assurance that we will not be subject to material product liability claims in the future.

We are subject to legal proceedings, claims and litigation arising in the ordinary course of business.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Effective November 25, 2003, pursuant to a Consent in Lieu of Annual Meeting of Stockholders (the "Written Consent"), the Stockholders of the Company approved resolutions (1) electing directors of the Company as set forth below, (2) approving a resolution which permits the Board of Directors to effect a reverse stock split at any time prior to November 25, 2004, ranging from one share for each three shares outstanding to one share for each ten shares outstanding , (3) approving an amendment to the terms of the Company's outstanding Series A 10% Cumulative Convertible Preferred Stock (the "Preferred Stock") reducing the conversion price of the Preferred Stock to $0.50 per share (the Preferred Stock has since been converted into common stock), (4) approving the Company's 2003 Incentive Stock Plan (See "Item 5 - Market For Registrant's Common Equity and Related Stockholder Matters") and (5) ratifying the reappointment of Gordon, Hughes & Banks, LLP as the Company's independent accountants for fiscal year 2003. Holders of more than 85% of the Company's common stock and holders of 100% of the Company's Series A 10% Cumulative Convertible Preferred Stock executed the Written Consent. The following persons were reelected as directors pursuant to the Written Consent:

NAME                                                     DIRECTOR SINCE
----                                                     --------------

David A. Groshoff                                        October 1999
Munawar H. Hidayatallah                                  May 2001
Jens H. Mortensen                                        February 2003
Robert E. Nederlander                                    May 1989
Saeed M. Sheikh                                          May 2001
James W. Spann                                           February 2002
Michael D. Tapp   (1)                                    February 2002
Leonard Toboroff                                         May 1989
Thomas O. Whitener, Jr.                                  February 2002

(1) On January 6, 2004 Mike Tapp resigned as a director; on March 4, 2004, Christina Woods, who is an Accounting Manager for Energy Spectrum Partners LP ("Energy Spectrum"), was appointed as a director and as a member of the Company's Audit Committee.

A Notice of Consent in Lieu of Annual Meeting of Stockholders Information Statement dated October 31, 2003, was distributed to Stockholders in connection with the Written Consent.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.

MARKET INFORMATION. There is no established public trading market for the common stock, which is traded on the Over the Counter Bulletin Board. On March 15, 2004, we filed an application to list the common stock on the American Stock Exchange. However, approval of listing of the common stock is subject to numerous conditions, including that we effect a reverse stock split resulting in an increase in our per share price to at least $3.00 per share, and meet certain other quantitative and qualitative standards. While the stockholders and board of directors have approved a reverse stock split (see "Item 4 - Submission of Matters to a Vote of Security Holders"), there can be no assurance that we will meet the listing requirements of the American Stock Exchange or any other exchange .

The following table sets forth, for the periods indicated, the high and low bid information for the common stock, as determined from sporadic quotations on the Over-the-Counter Bulletin Board, as well as the total number of shares of common stock traded during the periods indicated:

CALENDAR QUARTER                                  HIGH       LOW      VOLUME
--------------------------------------------------------------------------------
2002                                                              (# OF SHARES)
   First Quarter.............................      1.25      .40     239,800
   Second Quarter............................      2.00      .75      31,100
   Third Quarter.............................      1.40      .75      15,400
   Fourth Quarter............................      1.01      .12     243,100
2003
   First Quarter.............................       .90      .11      38,300
   Second Quarter............................      1.00      .45      31,300
   Third Quarter.............................       .90      .52      21,500
   Fourth Quarter............................      1.20      .52      64,019

The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

HOLDERS. As of April 2, 2004, there were approximately 6,100 holders of our common stock. On April 2, 2004, the bid price for our common stock was $1.25, and the last reported sale price was $1.52 on April 2, 2004.

DIVIDENDS. No dividends were declared or paid during the past three years, and no dividends are anticipated to be declared or paid in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

                                   Number of                                  Number of securities
                                   securities to be      Weighted             remaining available
                                   issued upon           average              for future issuance
                                   exercise of           price of             under equity
                                   outstanding           outstanding,         compensation plans
                                   options, warrants     options, warrants    (excluding securities
Plan Category                      and rights            and rights           reflected in column A)
-------------                      -----------------     -----------------    ----------------------
Equity compensation plans
approved by security holders(1)    4,342,500             $0.55                1,657,500(1)

Equity compensation plans
not approved by security holders   2,024,000             $0.41                        0
                                   ----------            ------               ----------
Total                              6,366,500             $0.50                1,657,500

__________
(1) In December 2003, the Company issued options to purchase 4,342,500 shares of common stock pursuant to the 2003 Incentive Stock Plan, leaving 1,657,500 shares available for issuance under this plan.

Equity Compensation Plans Not Approved By Security Holders:
-----------------------------------------------------------

These plans comprise the following:

In 1999 and 2000, the Board compensated former and continuing Board members who had served from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000 and by granting stock options to these same individuals. Options to purchase 24,000 shares of common stock were granted with an exercise price of $2.75. These options vested immediately and may be exercised any time prior to March 28, 2010. During 2000 or 2001, none of these options were exercised.

On May 31, 2001, our Board granted to one of our directors, Leonard Toboroff, an option to purchase 500,000 shares of common stock at $0.50 per share, exercisable for 10 years from October 15, 2001. The option was granted for services provided by Mr. Toboroff to OilQuip prior to the merger of OilQuip Rentals, Inc. and Allis-Chalmers Corporation, including providing financial advisory services, assisting in OilQuip's capital structure and assisting OilQuip Rentals, Inc. in finding strategic acquisition opportunities.

In February 2001, we issued two warrants ("Warrants A and B") for the purchase of 1,165,000 total shares of the Company's common stock at an exercise price of $0.15 per share and one warrant for the purchase of 335,000 shares of the Company's common stock at an exercise price of $1.00 per share in connection with the subordinated debt financing of Mountain Air in 2001. These Warrants expire in February 2011.

Private Placement of Common Stock and Warrants Subsequent to Year-End.
----------------------------------------------------------------------
On April 2, 2004, the Company entered into the following transactions:

         o In exchange for an investment of $2 million, the Company issued 3,100,000 shares of common stock for a purchase price equal to $0.50 per share, and warrants to purchase 4,000,000 shares of common stock at an exercise price of $0.50 per share, expiring on April 1, 2006, to an investor group (the "Investor Group") consisting of entities affiliated with Donald and Christopher Engel and directors Robert Nederlander and Leonard Toboroff. The aggregate purchase price for the common stock was $1,550,000, and the aggregate purchase price for the warrants was $450,000.

         o Energy Spectrum converted its 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock, including accrued dividend rights, into 8,590,449 shares of common stock.

         o The Company, the Investor Group, Energy Spectrum, director Saeed Sheikh, and officers and directors Munawar H. Hidayatallah and Jens H. Mortensen entered into a stockholders agreement pursuant to which the parties have agreed to vote for the election to the board of directors of the Company three persons nominated by Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. In addition, the parties and the Company agreed that in the event the Company has not effected a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, the Company will retain an investment banking firm to identify candidates for a transaction involving the sale of the Company or its assets.

         o Wells Fargo Credit, Inc. and Wells Fargo Energy Capital, Inc. extended the maturity dates for certain obligations (which at December 31, 2003, aggregated approximately $9,768,000) from January and February of 2005 to January and February 2006. As a condition of the extension, the Company will make a $400,000 initial payment and 24 monthly principal payments in the amount of $25,000 each to Wells Fargo Energy Capital, Inc. As part of the extension, the lenders waived certain defaults including defaults relating to the failure of Jens' and Strata to comply with certain covenants relating to the amount of their capital expenditures, and amended certain covenants set forth in the loan agreements on an on-going basis. In addition, Wells Fargo Credit, Inc. increased Strata's line of credit from $2.5 million to $4.0 million.

As a result of the foregoing transactions, the parties to the stockholders agreement own 86.4% of the outstanding common stock of the Company, calculated in accordance with Rule 13d-3 of the Securities and Exchange Commission. The proceeds of the sale of the common stock and warrants will be used by the Company to reduce debt, to fund potential acquisitions and for general corporate purposes. The issuance and sale of the common stock and warrants was exempt from federal registration requirements under the Securities Act under Regulation D of the Securities and Exchange Commission and because the transaction did not involve a public offering.

ITEM 6. SELECTED FINANCIAL DATA.

As discussed in "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operation", in May 2001, for financial reporting purposes, we were deemed to be acquired by OilQuip Rentals, Inc. Accordingly, the following data for periods prior to May 2001 reflect only the operations of OilQuip Rentals, Inc., which was incorporated in February 2000, and, from February 2001, its subsidiary, Mountain Air.

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                   Year Ended December 31,
                                           (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:                  2003       2002         2001
                                             ---------  ---------   ---------
Sales                                        $ 32,724   $ 17,990    $  4,796
Income (loss) from operations                $  2,624   $ (1,170)   $ (1,433)
Net income (loss)                            $    548   $ (3,969)   $ (4,577)
Net income (loss) attributed to common
shareholders                                 $   (108)  $ (4,290)   $ (4,577)

Per Share Data:
Net (loss) income per common share:
    Basic                                    $  (0.01)   $  (0.23)   $  (1.15)
    Diluted                                  $  (0.01)   $  (0.23)   $  (1.15)

Weighted average number of common
  shares outstanding:
    Basic                                      19,633     18,831       3,952
    Diluted                                    19,633     18,831       3,952

                         CONSOLIDATED BALANCE SHEET DATA

                                                   Year Ended December 31,
STATEMENT OF OPERATIONS DATA:                  2003       2002         2001
                                             ---------  ---------   ---------
Total Assets                                 $ 48,873   $ 34,778    $ 12,465
Long-term debt classified as:
    Current                                  $  5,150   $ 13,890    $  1,023
    Long Term                                $ 27,083   $  7,731    $  6,833
Stockholders' Equity                         $  1,207   $  1,009    $  1,250

Book value per share                         $   0.06   $   0.05    $   0.32

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The information in this Item 7 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties, including, but not limited to, those discussed below under "Risk Factors", and those discussed in other reports filed with the Securities and Exchange Commission. You should not rely on these forward-looking statements, which reflect our position as of the date of this report. We are under no obligation to revise or update any forward-looking statements.

BACKGROUND
----------

Prior to May 2001, we operated primarily through Houston Dynamic Services, Inc ("HDS"). In May 2001, as part of a strategy to acquire and develop businesses in the natural gas and oil services industry, we consummated a merger (the "OilQuip Merger") in which we acquired 100% of the capital stock of OilQuip Rentals, Inc. ("OilQuip"), which owned 100% of the capital stock of Mountain Air. In December 2001, we disposed of HDS, and in February 2002, we acquired substantially all of the capital stock of Strata and approximately 81% of the capital stock of Jens'. Our business conducted in 2001 did not include the operations of Jens' and Strata. In July 2003, through our subsidiary Mountain Air, we entered into a limited liability company operating agreement with a division of M-I L.L.C. ("M-I"), a joint venture between Smith International and Schlumberger N.V. (Schlumberger Limited) to form a Texas limited liability company named AirComp LLC ("AirComp"). Mountain Air contributed assets with a net book value of approximately $6.3 million and M-I contributed assets with a net book value of approximately $6.8 million to AirComp L.L.C. The Company owns 55% and M-I owns 45% of AirComp. We have consolidated AirComp into our financial statements beginning with the quarter ending September 30, 2003.

For accounting purposes, the OilQuip Merger was treated as a reverse acquisition of Allis-Chalmers and financial statements presented herein for periods prior to May 2001 present the results of operations and financial condition of OilQuip. As a result of the OilQuip Merger, the fixed assets, and goodwill and other intangibles of Allis-Chalmers in existence immediately prior to the Merger (the "Prior A-C Assets") were increased by $2,691,000.

CRITICAL ACCOUNTING POLICIES
----------------------------

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements in "Item 8 -- Financial Statements." Note that our preparation of this Annual Report on Form 10-K requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. The determination of the collectibility of amounts due from our customers requires us to use estimates and make judgments regarding future events and trends, including monitoring our customer payment history and current credit worthiness to determine that collectibilty is reasonably assured, as well as consideration of the overall business climate in which our customers operate. Inherently, those uncertainties require us to make frequent judgments and estimates regarding our customers' ability to pay amounts due us in order to determine the appropriate amount of valuation allowances required for doubtful accounts. Provisions for doubtful accounts are recorded when it becomes evident that the customers will not be able to make the required payments at either contractual due dates or in the future. Over the past two years, reserves for doubtful accounts, as a percentage of total accounts receivable before reserves, have ranged from 1% to 2%. At December 31, 2003 and 2002, reserves for doubtful accounts totaled $168,000, or 2%, and $32,000, or 1% of total accounts receivable before reserves, respectively. We believe that our reserve for doubtful accounts is adequate to cover anticipated losses under current conditions; however, uncertainties regarding changes in the financial condition of our customers, either adverse or positive, could impact the amount and timing of any additional provisions for doubtful accounts that may be required.

REVENUE RECOGNITION. Our revenue recognition policy is significant because our revenue is a key component of our results of operations. In addition, our revenue recognition policy determines the timing of certain expenses, such as commissions. We follow very specific and detailed guidelines in measuring revenue. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from quarter to quarter and could result in future operating losses. Revenues are recognized by the Company and its subsidiaries as services are rendered, pricing is fixed or determinable, and collection is reasonably assured. The Securities and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, provides guidance on the SEC staff's views on application of generally accepted accounting principles to selected revenue recognition issues. Our revenue recognition policy is in accordance with generally accepted accounting principles and SAB No. 104.

IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets, which include property, plant and equipment, goodwill and other intangibles, comprise a significant amount of the Company's total assets. The Company makes judgments and estimates in conjunction with the carrying value of these assets, including amounts to be capitalized, depreciation and amortization methods and useful lives. Additionally, the carrying values of these assets are reviewed for impairment or whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. This requires the Company to make long-term forecasts of its future revenues and costs related to the assets subject to review. These forecasts require assumptions about demand for the Company's products and services, future market conditions and technological developments. Significant and unanticipated changes to these assumptions could require a provision for impairment in a future period.

GOODWILL AND OTHER INTANGIBLES - The Company has recorded approximately $7,661,000 of goodwill and $2,290,000 of other identifiable intangible assets. The Company performs purchase price allocations to intangible assets when it makes a business combination. Business combinations and purchase price allocations have been consummated for purchase of the Mountain Air, Strata and Jens' operating segments. The excess of the purchase price after allocation of fair values to tangible assets is allocated to identifiable intangibles and thereafter to goodwill. Subsequently, the Company has performed its initial impairment tests and annual impairment tests in accordance with Financial Accounting Standards Board No. 141, BUSINESS COMBINATIONS, and Financial Accounting Standards Board No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. These initial valuations required the use of third-party valuation experts who in turn developed assumptions to value the carrying amount of the individual reporting units. Significant and unanticipated changes to these assumptions could require a provision for impairment in future periods.

STOCK BASED COMPENSATION. The Company accounts for its stock-based compensation using Accounting Principles Board's Opinion No. 25 ("APB No. 25"). Under APB No. 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company has adopted the disclosure-only provisions of SFAS 123 for the stock options granted to the employees and directors of the Company. Accordingly, no compensation cost has been recognized for these options. Many equity instrument transactions are valued based on pricing models such as Black-Scholes, which require judgments by management. Values for such transactions can vary widely and are often material to the financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

In September 2003, the FASB approved SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The effect on the Company's financial position includes the fact that beginning on July 1, 2003 redeemable warrants will be classified as liabilities and not shown in the mezzanine equity section of the balance sheet. The adoption of SFAS No. 150 could also affect the Company's debt covenant calculations for purposes of its bank loans.

RESULTS OF OPERATIONS
---------------------

Results of operations for 2001 reflect the business operations of OilQuip. From its inception on February 4, 2000 to February 6, 2001, OilQuip was in the developmental stage. OilQuip's activities for the period prior to February 6, 2001 consisted of developing its business plan, raising capital and negotiating with potential acquisition targets. Therefore, the results for operations for the period prior to February 6, 2001 reflect no sales, cost of sales, or marketing and administrative expenses that would be reflective of an operating company. On February 6, 2001, OilQuip acquired the assets of Mountain Air, which provides air drilling services to natural gas exploration operations ("Compressed Air Drilling Services"). On May 9, 2001, OilQuip acquired the Prior A-C Assets, including the operations of HDS. The results of operation of HDS, which was sold in December 2001, are included in discontinued operations from May 9, 2001. On February 6, 2002, Allis-Chalmers acquired 81% of the outstanding stock for Jens' Oilfield Service, Inc., which supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells ("Casing Services"). On February 6, 2002, the Company also purchased substantially all the outstanding common stock and preferred stock of Strata Directional Technology, Inc., which provides high-end directional and horizontal drilling services for specific targeted reservoirs that cannot be reached vertically ("Directional Drilling Services"). The results from Jens' and Strata's operations are included from February 1, 2002. In July 2003, through our subsidiary Mountain Air, we entered into a limited liability company operating agreement with a division of M-I L.L.C. ("M-I"), a joint venture between Smith International and Schlumberger N.V. (Schlumberger Limited) to form a Texas limited liability company named AirComp LLC ("AirComp"). Both Companies contributed assets with a net book value of approximately $13 million to AirComp L.L.C. ("AirComp"). The Company owns 55% and M-I owns 45% of AirComp. We have consolidated AirComp into our financial statements beginning with the quarter ending September 30, 2003.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO DECEMBER 31, 2002:
-----------------------------------------------------------

Sales for the year 2003 totaled $32,724,000, reflecting the revenue of AirComp, a joint venture between the Company and M-I consummated in July, 2003, Mountain Air from January 1, 2003 through June 30, 2003, and the entire year for Jens' and Strata. In the comparable period of 2002, revenues were $17,990,000 reflecting the revenue of Jens' and Strata, which were acquired in February, 2002, and the entire year for Mountain Air. Revenues for the year ended December 31, 2003 for the Casing Services, Directional Drilling Services, and Compressed Air Drilling Services segments were $10,036,000, $16,008,000 and $6,680,000, respectively. Revenues for the year ended December 31, 2002 for the Casing Services, Directional Drilling Services, and Compressed Air Drilling Services segments were $7,796,000, $6,529,000 and $3,665,000, respectively. Revenues for the Compressed Air Drilling Services segment increased from $3,665,000 for the year ended December 31, 2002 primarily due to joint venture between the Company and M-I. The Company through AirComp was able to expand the geographical areas in which it operates to include geothermal drilling in California and natural gas drilling in West Texas along with the drilling and work over operations Mountain Air was operating in the San Juan basin. Revenues also increased as a result of an overall upturn in the petroleum industry. Rig counts in the United States provide a measure of oil and natural gas drilling activities. These rig counts increased from 862 on December 31, 2002 to 1,126 on December 31, 2003, according to the Baker Hughes gulf coast region rig count. According to the Baker Hughes "drilling type" survey, directional and horizontal rigs counts increased from 283 on December 31, 2002 to 381 on December 31, 2003, which accounted for 32.8% and 33.8% of total U.S. rig count, respectively. As of April 2004, this trend has continued, with directional and horizontal rigs climbing to 399, which was 35.1% of the 1,138 total U.S. rig counts on such date.

Gross margin ratio, as a percentage of sales, was 25.9% for the year ended December 31, 2003 compared with 18.6% for the year ended December 31, 2002. The gross margin ratio increased as a result of increased utilization of equipment and personnel and increased pricing in the Casing Services, Directional Drilling Services and Compressed Air Drilling Services segments. Because we have made significant investments in equipment and have a constant number of personnel, many of our costs are fixed, and as a result, our gross profit margins are impacted by either increases or decreases in revenues.

General and administrative expense was $6,169,000 in 2003 compared with $3,792,000 in 2002. The general and administrative expenses increased in 2003 compared to 2002 due to the costs associated with AirComp and the hiring of additional sales force and operations personnel due to the upturn in the market.

Operating income for the year 2003 totaled $2,624,00, reflecting the inclusion of operating income of AirComp, which limited liability company was formed in July 2003. In the comparable period of 2002, operating (loss) was ($1,170,000). Operating income (loss) for the year ended December 31, 2003 for the Casing Services, Directional Drilling Services, Compressed Air Drilling Services and General Corporate segments were $3,628,000, $1,103,000, $115,000 and ($2,222,000), respectively. Operating income (loss) for the year ended December 31, 2002 for the Casing Services, Directional Drilling Services, Compressed Air Drilling Services and General Corporate segments were $2,495,000, ($576,000), ($945,000) and ($2,144,000), respectively. Operating income for the segments increased from an aggregate loss of ($1,170,000) for the year ended December 31, 2002 primarily due to higher revenues resulting from the overall upturn in the petroleum industry. During the third quarter of 2002, the Company reorganized itself in order to contain costs and recorded charges related to the reorganization in the amount of $495,000. These charges consisted of related payroll costs for terminated employees of $307,000, consulting fees of $113,000, and costs associated with a terminated rent obligation of $75,000. The Company also recorded one-time charges for costs related to abandoned acquisitions and an abandoned private placement in the amount of $233,000.

We had a net loss attributed to common shareholders of $(108,000), or $(0.01)per common share, for the year ended December 31, 2003 compared with a loss of ($4,290,000), or ($0.23) per common share, for the year end December 31, 2002. The net income for 2003 included a one-time gain on the reduction of a note payable of $1,034,000 in the third quarter as a result of settling a lawsuit against the former owners of Mountain Air Drilling Service Co. Inc. The gain was calculated in part by discounting the note payable to $1,469,152 using a present value calculation and accreting the note payable to $1,863,195, the amount due in September 2007. We will record interest expense totaling $394,043 over the life of the note payable beginning July 2003. The net loss for 2002 included a discount given to the holder of the HDS note in the amount of $191,000 as an incentive to pay-off the note in September 2002. The Company's outstanding Preferred Stock was converted to common stock in April 2004. Had the conversion occurred prior to January 1, 2003, the net income per common share would have been $548,000, or $0.02 per share.

PRO FORMA RESULTS

The following unaudited pro forma consolidated summary financial information illustrates the effects of the formation of AirComp on the Company's results of operations, based on the historical statements of operations, as if the transaction had occurred as of the beginning of the periods presented. Pro forma results of operations set forth below includes results of operations for all of 2003 and 2002. These financial statements should be read in conjunction with the pro forma financial statements included herein.

Pro forma sales for the year 2003 totaled $33,605,000, reflecting the revenue of AirComp. In the comparable period of 2002, pro forma sales were $20,443,000. The increase in 2003 compared to 2002 was primarily due to higher revenues resulting from the overall upturn in the petroleum industry.

Pro forma gross margin, as a percentage of sales, was 26.9% for the year ended December 31, 2003 compared with a pro forma gross margin of 19.4 % for the year ended December 31, 2002. The gross margin ratio increased as a result of increased market share and increased pricing in the Casing Services, Directional Drilling Services and Compressed Air Drilling Services segments. Because we have made significant investments in equipment and have a constant number of personnel, many of our costs are fixed, and as a result, our gross profit margins are impacted by either increases or decreases in revenues.

Pro forma general and administrative expense was $5,958,000 in 2003 compared with $4,841,000 in 2002. The pro forma general and administrative expense increased in 2003 due to the costs associated with the formation of AirComp and the hiring of additional sales force and operations personnel due to the upturn in the market.

The Company had pro forma operating income for the year 2003 of $3,098,000 as compared to pro forma operating (loss) of ($867,000) in 2002. The increase in pro forma operating income for 2003 was primarily due to higher revenues resulting from the overall upturn in the petroleum industry.

The Company incurred a pro forma net income of $577,000, or $0.03 per common share, for the year ended December 31, 2003 compared with a pro forma net loss of ($3,821,000), or ($0.19) per common share, for the year ended December 31 2002. The pro forma net income for 2003 included a one-time gain on the reduction of the note payable $1,034,000 in the third quarter as a result of settling a lawsuit against the former owners of Mountain Air Drilling Service Company. The gain was calculated by discounting the note payable to $1,469,152 using a present value calculation and accreting the note payable to $1,863,195, the amount due in September 2007. The pro forma net loss for 2002 included a factoring discount given to the holder of the HDS note in the amount of $191,000 as an incentive to pay-off the note by September 30, 2002. During the third quarter of 2002, the Company reorganized itself in order to contain costs and recorded charges related to the reorganization in the amount of $495,000. These charges consisted of related payroll costs for terminated employees of $307,000, consulting fees of $113,000, and costs associated with a terminated rent obligation of $75,000. The Company also recorded one-time charges for costs related to an abandoned acquisitions and an abandoned private placement in the amount of $233,000.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO DECEMBER 31, 2001:
-----------------------------------------------------------

Sales for the year 2002 totaled $17,990,000, reflecting the revenue of Jens' and Strata, which were acquired in February, 2002. In the comparable period of 2001, revenues were $4,796,000. Revenues for the year ended December 31, 2002 for the Casing Services, Directional Drilling Services, and Compressed Air Drilling Services segments were $7,796,000, $6,529,000 and $3,665,000, respectively. Revenues for the Compressed Air Drilling Services segment decreased from $4,796,000 for the year ended December 31, 2001 primarily due to lower revenues resulting from the decline in revenues from Burlington Resources, from $3,310,788 to $1,827,681. Burlington Resources represented 49.9% and 62.6% of the Compressed Air Drilling Services revenues in 2002 and 2001, respectively. Revenues also declined as a result of an overall downturn in the petroleum industry. Rig counts in the United States decreased from an average of 1,156 in 2001 to an average of 830 in 2002, according to the Baker Hughes rig count.

Gross margin ratio, as a percentage of sales, was 18.6% for the year ended December 31, 2002 compared with 30.5% for the year ended December 31, 2001. The gross margin ratio declined as a result of the Jens' and Strata acquisitions in 2002 and lower gross margin ratios at Mountain Air resulting from lower revenues. Because we have made significant investments in equipment and have a constant number of personnel, many of our costs are fixed, and as a result, our gross profit margins are severely impacted by decreases in revenues.

General and administrative expense was $3,792,000 in 2002 compared with $2,898,000 in 2001. The general and administrative expenses increased in 2002 compared to 2001 due to the acquisition of Jens' and Strata. During the third quarter of 2002, the Company restructured itself in order to contain costs and recorded charges related to the reorganization in the amount of $495,000. These charges consisted of related payroll costs for terminated employees of $307,000, consulting fees of $113,000, and costs associated with a terminated rent obligation of $75,000. The Company also recorded one-time charges for costs related to abandoned acquisitions and an abandoned private placement in the amount of $233,000.

Operating income (loss) for the year 2002 totaled ($1,170,000), reflecting the operating income (loss) of Jens' and Strata, which were acquired in February 2002. In the comparable period of 2001, operating income (loss) was ($1,433,000). Operating income (loss) for the year ended December 31, 2002 for the Casing Services, Directional Drilling Services, Compressed Air Drilling Services and General Corporate segments were $2,495,000, ($576,000), ($945,000) and ($2,144,000), respectively. Operating income for the Compressed Air Drilling Services segment decreased from income of $433,000 for the year ended December 31, 2001 primarily due to lower revenues resulting from the overall downturn in the petroleum industry. Operating (loss) for the General Corporate segment increased from ($1,866,000) for the year ended December 31, 2001. During the third quarter of 2002, the Company reorganized itself in order to contain costs and recorded charges related to the reorganization in the amount of $495,000. These charges consisted of related payroll costs for terminated employees of $307,000, consulting fees of $113,000, and costs associated with a terminated rent obligation of $75,000. The Company also recorded one-time charges for costs related to abandoned acquisitions and an abandoned private placement in the amount of $233,000.

We incurred a net loss attributed to common shareholders of ($4,290,000), or ($0.23) per common share, for the year ended December 31, 2002 compared with a loss of ($4,577,000), or ($1.15) per common share, for the year end December 31 2001. The net loss for 2002 included a discount given to the holder of the HDS note in the amount of $191,000 as an incentive to pay-off the note in September 2002. During the third quarter of 2002, the Company reorganized itself in order to contain costs and recorded charges related to the reorganization in the amount of $495,000. These charges consisted of related payroll costs for terminated employees of $307,000, consulting fees of $113,000, and costs associated with a terminated rent obligation of $75,000. The Company also recorded one-time charges for costs related to abandoned acquisitions and an abandoned private placement in the amount of $233,000.

PRO FORMA RESULTS

The following unaudited pro forma consolidated summary financial information illustrates the effects of the acquisitions of Jens', Strata and Mountain Air and the merger with OilQuip on the Company's results of operations, based on the historical statements of operations, as if the transactions had occurred as of the beginning of the periods presented. The discontinued HDS operations are not included in the pro forma information. Pro forma results of operations set forth below includes results of operations for all of 2002 and 2001. These financial statements should be read in conjunction with the pro forma financial statements included herein.

Pro forma sales for the year 2002 totaled $19,142,000, reflecting the revenue of Mountain Air, Jens' and Strata. In the comparable period of 2001, pro forma sales were $28,244,000. Pro forma revenues for the year ended December 31, 2002 for the Casing Services, Directional Drilling Services, and Compressed Air Drilling Services segments were $8,500,000, $6,977,000 and $3,665,000, respectively. Pro forma revenues for the year ended December 31, 2001 for the Casing Services, Directional Drilling Services and Compressed Air Drilling Services segments were $9,949,000, $12,986,000 and $5,289,000, respectively. The decrease in 2002 compared to 2001 was primarily due to lower revenues resulting from the overall downturn in the petroleum industry. Revenues for Casing Services, Directional Drilling Services and Compressed Air Drilling Services declined 15%, 47% and 31% in 2002 compared to 2001.

Pro forma gross margin, as a percentage of sales, was 18.4% for the year ended December 31, 2002 compared with a pro forma gross margin of 33.8 % for the year ended December 31, 2001. The gross margin ratio declined as a result of the Jens' and Strata acquisitions in 2002 and lower gross margin ratios at Mountain Air resulting from lower revenues.

Pro forma general and administrative expense was $3,040,000 in 2002 compared with $4,719,000 in 2001. The pro forma general and administrative expense decreased in 2002 due to cost reductions at Strata and Corporate.

The Company had pro forma operating (loss) for the year 2002 of ($401,000) as compared to pro forma operating income of $4,089,000 in 2001. Pro forma operating income (loss) for the year ended December 31, 2002 for the Casing Services, Directional Drilling Services, Compressed Air Drilling Services and General Corporate segments were $2,756,000, ($584,000), ($795,000) and
($1,778,000), respectively. The pro forma operating income for the year ended December 31, 2001 for the Casing Services, Directional Drilling Services, Compressed Air Drilling Services and General Corporate segments were $3,954,000, $1,420,000, $581,000 and ($1,866,000), respectively. The decrease in pro forma operating income for 2002 was primarily due to lower revenues resulting from the overall downturn in the petroleum industry.

The Company incurred a pro forma net loss of ($4,431,000), or ($0.24) per common share, for the year ended December 31, 2002 compared with a pro forma net loss of ($71,000), or ($0.02) per common share, for the year ended December 31 2001. The pro forma net loss for 2002 included a factoring discount given to the holder of the HDS note in the amount of $191,000 as an incentive to pay-off the note by September 30, 2002. During the third quarter of 2002, the Company reorganized itself in order to contain costs and recorded charges related to the reorganization in the amount of $495,000. These charges consisted of related payroll costs for terminated employees of $307,000, consulting fees of $113,000, and costs associated with a terminated rent obligation of $75,000. The Company also recorded one-time charges for costs related to an abandoned acquisitions and an abandoned private placement in the amount of $233,000.

SCHEDULE OF CONTRACTUAL OBLIGATIONS

The following table summarizes the Company's obligations and commitments to make future payments under its notes payable, operating leases, employment contracts and consulting agreements for the periods specified as of December 31, 2003.

                                     PAYMENTS DUE BY PERIOD
                                     ---------------------------------------------------------------
                                                                                             AFTER 5
CONTRACTUAL OBLIGATIONS                 TOTAL         1 YEAR       2-3 YEARS    4-5 YEARS     YEARS
---------------------------------    ------------  ------------  ------------  ------------  -------
Note payable                         $32,233,000   $ 6,800,000   $14,998,000   $10,434,000   $   --
Interest Payments on note payable      2,088,000       431,000       973,000       684,000       --
Operating Lease                          814,000       318,000       323,000       173,000       --
Employment Contracts                     750,000       750,000            --            --       --

Total Contractual Cash Obligations   $35,885,000   $ 8,299,000   $16,249,000   $11,291,000   $   --
                                     ============  ============  ============  ============  =======

FINANCIAL CONDITION AND LIQUIDITY
---------------------------------

Cash and cash equivalents totaled $1,299,000 at December 31, 2003 as compared to $146,000 at December 31, 2002.

Net trade receivables at December 31, 2003 were $8,852,000 as compared to $4,409,000 at December 31, 2002, due to increased revenues and the formation of AirComp.

Net property, plant and equipment were $26,339,000 at December 31, 2003 as compared to $17,124,000 at December 31, 2002, as a result of the formation of AirComp. Capital expenditures for the year 2003 were $5,354,000. Capital expenditures for the year 2002 were $518,000. Capital expenditures for 2004 are projected to be approximately $2,000,000.

Trade accounts payable at December 31, 2003 were $3,133,000 as compared to $2,106,000 at December 31, 2002, primarily due to the formation of AirComp.

At December 31, 2003, other current liabilities, excluding the current portion of long-term debt and trade accounts payable, were $3,291,000 consisting of interest in the amount of $152,000, accrued salary and benefits in the amount of $591,000, income taxes payable of $45,000, accrued restructuring costs of $296,000, related party payables of $787,000, accrued operating expenses of $1,358,000, and legal and professional expenses payable in the amount of $62,000. Included in accrued restructuring costs was compensation in the amount of $166,000 due to former employees of the Company. At December 31, 2002, other current liabilities, excluding the current portion of long-term debt and trade accounts payable, were $2,597,000 consisting of interest in the amount of $811,000, accrued salary and benefits in the amount of $280,000, income taxes payable of $45,000, accrued restructuring costs of $606,000, advance from officers of the Company of $99,000, accrued operating expenses of $ 543,000, and legal and professional expenses payable in the amount of $213,000. Included in accrued restructuring costs was compensation in the amount of $244,000 due to former employees of the Company.

Long-term debt including current maturities was $32,233,000 at December 31, 2003 as compared to $21,221,000 at December 31, 2002. The increase in long-term debt was primarily a result of debt recorded in structuring AirComp in July 2003 and the increase in the amount of the term loan at Jens' in October 2003 by approximately $2,100,000. The long-term debt is as follows:

MOUNTAIN AIR. At December 31, 2003, Mountain Air had the following debt outstanding:

o A note to the sellers of Mountain Air Drilling Service Co. Inc. assets in the original amount of $2,200,000 at 5.75% simple interest was reduced to $1,469,151 as a result of the settlement of a legal action against the sellers. At December 31, 2003, the outstanding amount due, including accrued interest, was $1,511,000. The principal and accrued interest is due on September 30, 2007 in the amount of $1,863,195.

o In connection with incurring subordinated debt that was subsequently extinguished in connection with the formation of AirComp, Mountain Air issued redeemable warrants, which have been recorded as a liability of $600,000. The redeemable warrants remain outstanding.

o A term loan in the original amount of $267,000 at an interest rate of 5%, with principal and interest payments of $5,039 due on the last day of each month. At December 31, 2003, the outstanding amount due was $247,000. The maturity date of the loan is June 30, 2008.

In conjunction with the purchase of assets of Mountain Compressed Air, Inc. in February of 2001, we issued a common stock warrant for 620,000 shares to a third-party investment firm that assisted the Company in its initial identification and purchase of the assets. The warrant entitles the holder to acquire up to 620,000 shares of common stock of Mountain Air at an exercise price of $.01 per share over a nine-year period commencing on February 7, 2001.

JENS'. On December 31, 2003, Jens' had the following debt outstanding:

o A term loan payable to Wells Fargo Credit, Inc. in the original amount of $4,042,396 that was increased in October 2003 to $5,100,000 at a floating interest rate with monthly principal payments of $85,000 plus 25% of Jens' receipt of any payment from Maytep (the interest rate was 6.0% at December 31, 2003). At December 31, 2003, the outstanding amount due was $4,654,000. The maturity date of the loan was January 31, 2005 and in April 2004 was extended to January 31, 2006.

o A seller's note payable to Jens Mortensen in the original amount of $4,000,000 at 7.5% simple interest with quarterly interest payments. At December 31, 2003 $533,000 of interest was accrued and was included in accrued interest. The principal and interest are due on January 31, 2006.

o A real estate loan payable to Wells Fargo Credit, Inc. in the amount of $532,000 at a floating interest rate with monthly principal payments of $14,778 plus interest (the interest rate was 6.0% at December 31, 2003). At December 31, 2003, the outstanding amount due was $207,000. The principal will be due on February 1, 2005.

o A $1,000,000 line of credit at Wells Fargo Credit, Inc. of which $26,000 was outstanding at December 31, 2003. The committed line of credit was due on January 31, 2005 but in April 2004 the maturity date was extended to January 31, 2006. Interest accrues at a floating rate plus 3% (7.0% at December 31, 2003) for the committed portion. Additionally, Jens pays a 0.05% fee for the uncommitted portion.

o In conjunction with the purchase of Jens', the Company agreed to cause Jens' to pay a total of $1,234,560 to the Seller of Jens' in exchange for a non-compete agreement. Jens' is to make monthly payments of $20,576 through the period ended January 31, 2007. As of December 31, 2003, the balance due is approximately $761,000 including $247,000 classified as short-term.

o A term loan payable to Texas State Bank in the original amount of $397,080 at a floating interest rate (6.0% at December 31, 2003) with monthly principal payments of $11,000 plus interest. The balance at December 31, 2003 was $354,000. The maturity date of the loan is September 17, 2006.

STRATA. On December 31, 2003, Strata had the following debt outstanding:

o A $2,500,000 line of credit at Wells Fargo Credit, Inc. of which $2,413,000 was outstanding at December 31, 2003. All amounts borrowed under the line of credit were due on January 31, 2005 but in April 2004 the maturity date was extended to January 31, 2006 and the amount of the credit line was increased to $4 million. Interest accrues at a floating rate plus 3% (7.0% at December 31, 2003) for the committed portion. Additionally, Strata pays a 0.05% annual fee for the uncommitted portion.

o In December 2003, Strata entered into a short-term vendor financing agreement in the original amount of $1,746,000 with a major supplier of drilling motors for drilling motor rentals, motor lease costs and motor repair costs. The agreement provides for repayment of all amounts due no later than December 30, 2005. Payment of the interest on the note is due monthly and three principal payments are due in October 2004, April 2005, and December 2005. The vendor financing incurs interest at a rate of 8.0%. As of December 31, 2003, the outstanding balance is approximately $1,746,000.

o In October 2003, Strata entered into a short-term vendor financing agreement in the original amount of $779,000 with a major supplier of drilling motors for the purchase of fifty (50) drilling motors. The agreement provides for repayment of all amounts due no later than October 31, 2004. Payment is due monthly in the amount of $71,000 plus interest. The vendor financing incurs interest at a rate of 8.0%. As of December 31, 2003, the outstanding balance is approximately $637,000.

ALLIS-CHALMERS. At December 31, 2003, Allis-Chalmers had the following debt and other obligations outstanding:

o Subordinated debt payable to Wells Fargo Energy Capital, Inc. in the original amount of $3,000,000 at 12% interest, of which $2,675,000 was outstanding at December 31, 2003. The principal amount was due on January 31, 2005, but in April 2004 was extended to January 31, 2006. In connection with incurring the debt, the Company issued redeemable warrants, which have been recorded as a liability of $900,000 and as a discount to the face amount of the debt. This amount is amortizable over three years beginning February 6, 2002, as additional interest expense. $300,000 was amortized in 2003 and $275,000 was amortized in 2002. The debt is recorded at $2,675,000, net of unamortized portion of the put obligation.

o In connection with the acquisition of Strata we issued 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock. Those shares, along with accrued and unpaid dividend rights, were redeemable at the option of the holder on February 1, 2004, for $4,293,000.
The Preferred Stock, including accrued dividend rights, was converted into 8,590,449 shares of common stock on April 2, 2004 (See, "Recent Developments.")

o In 1999 the Company compensated former and continuing directors who had served on the board of directors from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000. The notes bear interest at the rate of 5% and are due March 28, 2005. At December 31, 2003, the principal and accrued interest on these notes totaled approximately $386,000.

o The Company issued redeemable warrants that are exercisable for up to 1,165,000 shares of the Company's common stock at an exercise price of $0.15 per share ("Warrants A and B") and non-redeemable warrants that are exercisable for a maximum of 335,000 shares of the Company's common stock at $1.00 per share ("Warrant C"). The warrants were issued in connection with the issuance of a subordinated debt instrument for Mountain Air in 2001, subsequently repaid in connection with the formation of AirComp in July 2003 and the related issuance of the $3 million subordinated debt discussed above (collectively, the "Subordinated Debt"). Warrants A and B are subject to cash redemption provisions ("puts") in the amount of $600,000 and $900,000, respectively, at the discretion of the warrant holders beginning at the earlier of the final maturity date of the Subordinated Debt or three years from the closing of the Subordinated Debt (January 31, 2005). Warrant C does not contain any such puts or provisions. In April 2004 the maturity date of the debt was extended to February 1, 2006. The Company has recorded a liability of $600,000 at Mountain Air and $900,000 at Allis-Chalmers for a total of $1,500,000 and is amortizing the effects of the puts to interest expense over the life of the Subordinated Debt.

AIRCOMP LLC. At December 31, 2003, AirComp LLC had the following debt outstanding:

o A $1,000,000 line of credit at Wells Fargo bank, of which $369,000 was outstanding at December 31, 2003. The committed line of credit is due on January 31, 2005. Interest accrues at a floating rate plus 2.25% (6.25% at December 31, 2003) for the committed portion. Additionally, AirComp pays a 0.05% fee for the uncommitted portion.

o A term loan in the original amount of $8,000,000 at variable interest rates related to the Prime or LIBOR rates (4.09% at December 31, 2003), interest payable quarterly, with quarterly principal payments of $286,000 due on the last day of the quarter beginning in July 2003. The maturity date of the loan is June 27, 2007 and the balance at December 31, 2003 was $7,429,000. MCA and M-I have guaranteed 55% and 45%, respectively, of this debt.

o A delayed draw term loan in an amount of up to $1,000,000 with interest at a rate equal to the LIBOR rate plus 2.0% to 2.75%, with quarterly payments of interest currently and quarterly payments of principal equal to 5% of the outstanding balance commencing in the first quarter of 2005. The maturity date of the loan is June 27, 2007. AirComp has not yet drawn down on this note and there was no outstanding balance at December 31, 2003.

o Subordinated debt payable to M-I L.L.C. in the amount of $4,818,000 bearing an annual interest rate of 5% in conjunction with the joint venture. In 2007, each party has the right to cause Aircomp to sell its assets (or the other party may buy out such party's interest), and this debt is due in such an event. The note is due and payable when M-I sells its interest or a termination of AirComp occurs. At December 31, 2003 $120,000 of interest was accrued and was included in accrued interest.

CAPITAL REQUIREMENTS

Our long-term capital needs are to repay and/or refinance our existing debt, provide funds for existing operations, and to secure funds for acquisitions in the oil and gas equipment rental and services industry. In order to pay our debts as they become due, including the amounts due to the Bank Lenders described above, we will require additional financing, which may include the issuance of new warrants, or other equity or debt securities, as well as secured and unsecured loans. See "Recent Developments" below for a discussion of capital transactions completed subsequent to year-end. In March 2004 the Company entered into an agreement with Morgan Joseph & Co. Inc. to assist the Company in restructuring its outstanding debt and to effect a public offering of its common stock. However, there can be no assurance that the Company will be successful in such efforts. Any new issuance of equity securities may further dilute existing shareholders.

FORMATION OF AIRCOMP LLC JOINT VENTURE

The Company through its subsidiary, Mountain Compressed Air, Inc. and M-I L.L.C., contributed assets with a fair market value in excess of $27 million to AirComp L.L.C. ("AirComp"), which the Company believes will be the world's second largest provider of air compressor products and services to the oil, natural gas and geothermal drilling work over and completion industries. Allis-Chalmers will own 55% and M-I L.L.C. will own 45% of AirComp L.L.C.

In connection with the transaction, AirComp obtained financing of $8 million, of which $7.3 million was distributed to the Company. The Company used these funds to retire debt of Mountain Compressed Air, Inc. and for general working capital purposes at AirComp.

RECENT DEVELOPMENTS

On April 2, 2004, the Company entered into the following transactions:

         o In exchange for an investment of $2 million, the Company issued 3,100,000 shares of common stock for a purchase price equal to $0.50 per share, and warrants to purchase 4,000,000 shares of common stock at an exercise price of $0.50 per share, expiring on April 1, 2006, to an investor group (the "Investor Group") consisting of entities affiliated with Donald and Christopher Engel and directors Robert Nederlander and Leonard Toboroff. The aggregate purchase price for the common stock was $1,550,000, and the aggregate purchase price for the warrants was $450,000.

         o Energy Spectrum converted its 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock, including accrued dividend rights, into 8,590,449 shares of common stock.

         o The Company, the Investor Group, Energy Spectrum, and director Saeed Sheikh, and officers and directors Munawar H. Hidayatallah and Jens H. Mortensen entered into a stockholders agreement pursuant to which the parties have agreed to vote for the election to the board of directors of the Company three persons nominated by Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. In addition, the parties and the Company agreed that in the event the Company has not effected a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, the Company will retain an investment banking firm to identify candidates for a transaction involving the sale of the Company or its assets.

         o Wells Fargo Credit, Inc. and Wells Fargo Energy Capital, Inc. extended the maturity dates for certain obligations (which at December 31, 2003, aggregated approximately $9,768,000) from January and February of 2005 to January and February 2006. As a condition of the extension, the Company will make a $400,000 initial payment and 24 monthly principal payments in the amount of $25,000 each to Wells Fargo Energy Capital, Inc. As part of the extension, the lenders waived certain defaults including defaults relating to the failure of Jens' and Strata to comply with certain covenants relating to the amount of their capital expenditures, and amended certain covenants set forth in the loan agreements on an on-going basis. In addition, Wells Fargo Credit, Inc. increased Strata's line of credit from $2.5 million to $4.0 million.

As a result of the foregoing transactions, the parties to the stockholders agreement own 86.4% of the outstanding common stock of the Company, calculated in accordance with Rule 13d-3 of the Securities and Exchange Commission. The proceeds of the sale of the common stock and warrants will be used by the Company to reduce debt, to fund potential acquisitions and for general corporate purposes.

                                  RISK FACTORS

This Annual Report on Form 10-K (including without limitation the following Risk Factors) contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934) regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Annual Report on Form 10-K.

Although forward-looking statements in this Annual Report on Form 10-K reflect the good faith judgment of our management, such statements can only be based on facts and factors we currently know about. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and elsewhere in this Annual Report on Form 10-K and in our other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Annual Report on Form 10-K. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Annual Report on Form 10-K.

Low prices for oil and natural gas will adversely affect the demand for our
---------------------------------------------------------------------------
services and products.
----------------------

The oil and natural gas exploration and drilling business is highly cyclical. As market prices decrease, exploration and drilling activity declines as marginally profitable projects become uneconomic and either are delayed or eliminated. A decline in the number of operating oil and natural gas rigs would adversely affect our business. Accordingly, when oil and natural gas prices are relatively low, our revenues and income will suffer. The oil and gas industry is extremely volatile and subject to change based on political and economic factors outside our control.

We are Highly Leveraged.
------------------------

As a result of acquisition financing, we are highly leveraged. At December 31, 2003, and April 1, 2004, we had approximately $32,233,000 and $30,903,000, respectively, of debt outstanding. Our high level of debt will impair our ability to obtain additional financing, makes us more vulnerable to economic downturns and declines in oil and natural gas prices, makes us more vulnerable to increases in interest rates. We may not maintain sufficient revenues to meet our debt obligations. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future.

To service our indebtedness, we will require a significant amount of cash. Our
------------------------------------------------------------------------------
ability to generate cash depends on many factors beyond our control.
--------------------------------------------------------------------

Our ability to fund operations, to make payments on or refinance our indebtedness, and to fund planned acquisitions and capital expenditures will depend on our ability to generate cash in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our failure to obtain additional financing may adversely affect us.
-------------------------------------------------------------------

Expansion of our operations through the acquisition of additional companies will require substantial amounts of capital. In addition, we are required to refinance our existing debt upon its maturity. The availability of financing may affect our ability to refinance our debt or to expand.
There can be no assurance that such funds, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to us. We may also enter into strategic partnerships for the purpose of developing new businesses. Our future growth may be limited if we are unable to complete acquisitions or strategic partnerships.

We may have difficulties integrating acquired businesses.
---------------------------------------------------------

We may not be able to successfully integrate the business of our operating subsidiaries or any business we acquire in the future. The integration of the businesses will be complex and time consuming and may disrupt our future business. We may encounter substantial difficulties, costs and delays involved in integrating common information and communication systems, operating procedures, financial controls and human resources practices, including incompatibility of business cultures and the loss of key employees and customers. The various risks associated with our acquisition of businesses and uncertainties regarding the profitability of such operations could have a material adverse effect on us.

Our success is dependent upon our ability to acquire and integrate additional
-----------------------------------------------------------------------------
businesses.
-----------

Our business strategy is to acquire companies operating in the oil and natural gas equipment rental and services industry. However, there can be no assurance that we will be successful in acquiring any additional companies. Our successful acquisition of new companies will depend on various factors, including our ability to obtain financing, the competitive environment for acquisitions, as well as the integration issues described in the preceding paragraph. There can be no assurance that we will be able to acquire and successfully operate any particular business or that we will be able to expand into areas that we have targeted.

We may not experience expected synergies.
-----------------------------------------

We may not be able to achieve the synergies we expect from the combination of businesses, including our plans to reduce overhead through shared facilities and systems, to cross-market to the business' customers, and to access a larger pool of customers due to the combined businesses' ability to provide a larger range of services.

There is no trading market for our common stock.
------------------------------------------------

Our common stock is not registered on any exchange or NASDAQ and is traded only sporadically on the Over the Counter Bulletin Board. On March 15, 2004, we filed an application to list the common stock on the American Stock Exchange. However, approval of the listing of the common stock is subject to numerous conditions, including that we effect a reverse stock split resulting in an increase in our per share price to at least $3.00 per share, and meet certain other quantitative and qualitative standards. While the stockholders and board of directors have approved a future reverse stock split (see "Item 4 - Submission of Matters to a Vote of Security Holders"), there can be no assurance that we will meet the listing requirements of the American Stock Exchange or any other exchange. There can be no assurance that an active market for our common stock will develop in the future.

We do not expect to pay dividends on our common stock.
------------------------------------------------------

We have not within the last ten years paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in our common stock, in all likelihood, will realize a profit on his investment only if the market price of our common stock increases in value.

Existing stockholders may be diluted in connection with additional financings.
------------------------------------------------------------------------------

We expect to issue additional equity securities to repay debt, in connection with the acquisition of additional businesses, as well as in connection with employee benefit plans and other plans. Such issuances will dilute the holdings of existing stockholders. Such securities may have a dividend, liquidation, or other preferences or may be on parity with our common stock.

Competition could cause our business to suffer.
-----------------------------------------------

The natural gas equipment rental and services industry is highly competitive, and a number of individual and regional operators compete with us throughout our existing and targeted markets. Some of our competitors are significantly larger and have greater financial, technological and operating resources than we do. These competitors compete with us both for customers and for acquisitions of other businesses. This competition may cause our business to suffer.

Our products and services may become obsolete.
----------------------------------------------

Our business success is dependent upon providing our customers efficient, cost-effective oil and gas drilling equipment and technology. It is possible that competing technologies may render our equipment and technologies obsolete, and have a material adverse effect on us.

Our historical results are not an indicator of future operations.
-----------------------------------------------------------------

Our business is conducted through three subsidiaries, one of which was acquired in February 2001 and two of which were acquired in February 2002. As a result, past performance is not indicative of future results and our likelihood of success must be considered in light of the volatility of our industry, our leveraged condition, competition, and other factors set forth herein.

We are controlled by a few stockholders.
----------------------------------------

A small number of stockholders effectively control us. As discussed in "Management's Discussion and Analysis of Results of Operation and Financial Condition - Recent Developments," Energy Spectrum, the Investor Group, our Chief Executive Officer and Chairman Munawar H. Hidayatallah, our President and director Jens H. Mortensen, and director Saeed M. Sheikh are parties to a stockholders agreement which includes provision for the election of six directors to our board of directors. This group of stockholders beneficially owns approximately 86.4% of our common stock. This group thus has the power to elect a majority of the Board of Directors of the Company, and to control its affairs.

Dependence upon key personnel.
------------------------------

We are dependent upon the efforts and skills of our executives, including our Chief Executive Officer and Chairman Munawar H. Hidayatallah, our President and Chief Operating Officer Jens H. Mortensen, and President and Chief Executive Officer of Strata, David Wilde, to manage our business as well as to identify and consummate additional acquisitions. In addition, our business strategy is to acquire businesses, which are dependent upon skilled management personnel, and to retain such personnel to operate the business. The loss of the services of Mr. Hidayatallah or one or more of our key personnel at our operating subsidiaries could have a material adverse effect on us. We do not maintain key man insurance on any of our personnel. In addition, our development and expansion will require additional experienced management and operations personnel. No assurance can be given that we will be able to identify and retain such employees.

Our customers' credit risks could cause our business to suffer.
---------------------------------------------------------------

Our customers are engaged in the oil and natural gas drilling business in the southwestern United States and Mexico. This concentration of customers may impact our overall exposure to credit risk, in that customers may be similarly affected by changes in economic and industry conditions.

We are vulnerable to personal injury and property damage.
---------------------------------------------------------

Our services are used for the exploration and production of oil and natural gas. These operations are subject to inherent hazards that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life, and suspension of operations. Litigation arising from an accident at a location where our products or services are used or provided may result in our being named as a defendant in lawsuits asserting potentially large claims. We maintain customary insurance to protect our business against these potential losses. However, we could become subject to material uninsured liabilities.

Government regulations could cause our business to suffer.
----------------------------------------------------------

We are subject to various federal, state and local laws and regulations relating to the energy industry in general and the environment in particular. Environmental laws have in recent years become more stringent and have generally sought to impose greater liability on a larger number of potentially responsible parties. Although we are not aware of any proposed material changes in any such statutes, rules or regulations, any changes could cause our business to suffer.

Labor costs or the unavailability of skilled workers could cause our business to
--------------------------------------------------------------------------------
suffer.
-------

We are dependent upon the available labor pool of skilled employees. We are also subject to the Fair Labor Standards Act, which governs such matters as a minimum wage, overtime and other working conditions. A shortage in the labor pool or other general inflationary pressures or changes in applicable laws and regulations could require us to enhance our wage and benefits packages. There can be no assurance that our labor costs will not increase. Any increase in our operating costs could cause our business to suffer.

We may be subject to certain environmental liabilities relating to discontinued
-------------------------------------------------------------------------------
operations.
-----------

We were reorganized under the bankruptcy laws in 1988; since that time, a number of parties, including the Environmental Protection Agency (the "EPA"), have asserted that we are responsible for the cleanup of hazardous waste sites. These assertions have been made only with respect to our pre-bankruptcy activities. We believe such claims are barred by applicable bankruptcy law; however, if we do not prevail with respect to these claims, we could become subject to material environmental liabilities.

We may be subject to certain products liability claims.
-------------------------------------------------------

We were reorganized under the bankruptcy laws in 1988; since that time we have been regularly named in products liability lawsuits primarily resulting from our manufacture of products containing asbestos. In connection with our bankruptcy, a special products liability trust was established to be responsible for such claims. We believe that claims against Allis-Chalmers Corporation are banned by applicable bankruptcy law, and that the Products Liability Trust will continue to be responsible for these claims, and since 1988 no court has ruled that we are responsible for such claims. However, if the products liability trust were terminated and its funds disbursed, or we were otherwise subject to product liability claims and did not prevail in our claim that our bankruptcy bars claims against us, we could become subject to material products liabilities related to our pre-bankruptcy activities. We have not manufactured products containing asbestos since our bankruptcy.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

None.

ITEM 8. FINANCIAL STATEMENTS.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

                                                                           PAGE
                                                                           ----

Financial Statements:

Independent Auditors' Report                                                29

Consolidated Statements of Operations for the Years Ended
     December 31, 2003, December 31, 2002 and December 31,
     2001                                                                   30

Consolidated Balance Sheets as of December 31, 2003 and 2002                31

Consolidated Statement of Stockholders' Equity for the Years
     Ended December 31, 2003, December 31, 2002 and December
     31, 2001                                                               32

Consolidated Statements of Cash Flows for the Years Ended
     December 31, 2003, December 31, 2002 and December 31,
     2001                                                                   33

Notes to Consolidated Financial Statements                                  34

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Allis-Chalmers Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of Allis-Chalmers Corporation as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Allis-Chalmers Corporation as of December 31, 2003 and 2002, and the results of consolidated operations and cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                                /s/GORDON, HUGHES & BANKS, LLP

March 3, 2004
Greenwood Village, Colorado

ALLIS-CHALMERS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share)

                                                        Year Ended    Year Ended    Year Ended
                                                       December 31,  December 31,  December 31,
                                                           2003          2002          2001
                                                        -----------   -----------   -----------
Revenues                                                $   32,724    $   17,990    $    4,796
Cost of revenues                                            23,931        14,640         3,331
                                                        -----------   -----------   -----------
    Gross margin                                             8,793         3,350         1,465

General and administrative expense                           6,169         3,792         2,898
Personnel restructuring costs                                   --           495            --
Abandoned acquisition/private placement costs                   --           233            --
                                                        -----------   -----------   -----------
   Total operating expenses                                  6,169         4,520         2,898
                                                        -----------   -----------   -----------
Income/ (loss) from operations                               2,624        (1,170)       (1,433)

Other income (expense):
   Interest income                                               3            49            41
   Interest expense                                         (2,467)       (2,256)         (869)
   Minority interests in income of subsidiaries               (387)         (189)           --
   Factoring costs on note receivable                           --          (191)           --
   Settlement on lawsuit                                     1,034            --            --
   Other                                                       111            58           (12)
                                                        -----------   -----------   -----------
Total other income (expense)                                (1,706)       (2,529)         (840)
                                                        -----------   -----------   -----------
Net income/(loss) before income taxes                          918        (3,699)       (2,273)

   Provision for foreign income tax                            370           270            --
                                                        -----------   -----------   -----------
Net income/(loss) from continuing operations                   548        (3,969)       (2,273)

(Loss) from discontinued operations                             --            --          (291)
(Loss) on sale of discontinued operations                       --            --        (2,013)
                                                        -----------   -----------   -----------
Net (loss) from discontinued operations                         --            --        (2,304)

         Net income/(loss)                                     548        (3,969)       (4,577)
         Preferred stock dividend                             (656)         (321)           --
                                                        -----------   -----------   -----------
Net income/(loss) attributed to common stockholders     $     (108)   $   (4,290)   $   (4,577)
                                                        ===========   ===========   ===========

Income/(loss) per common share basic
                    Continuing operations               $     (0.01)  $    (0.23)   $    (0.57)
                    Discontinued operations                     --            --         (0.58)
                                                        -----------   -----------   -----------
                                                        $     (0.01)  $     (.23)   $    (1.15)
                                                        ===========   ===========   ===========

Income/(loss) per common share diluted
                    Continuing operations               $     (0.01)  $    (0.23)   $    (0.57)
                    Discontinued operations                     --            --         (0.58)
                                                        -----------   -----------   -----------
                                                        $     (0.01)  $     (.23)   $    (1.15)
                                                        ===========   ===========   ===========
Weighted average number of common shares outstanding:
                    Basic                                   19,633        18,831         3,952
                                                        ===========   ===========   ===========
                    Diluted                                 19,633        18,831         3,952
                                                        ===========   ===========   ===========

         The accompanying Notes are an integral part of the Financial Statements.

                                            30

ALLIS-CHALMERS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                December 31
                                                             2003         2002
                                                           ---------   ---------
ASSETS

Cash and cash equivalents                                  $  1,299    $    146
Trade receivables, net of allowance for doubtful
     accounts of $168 and $32, respectively                   8,823       4,409
Lease deposit                                                    --         525
Lease receivable, current (Note 13)                             180         180
Prepaids and other current assets                               887         317
                                                           ---------   ---------
   Total current assets                                      11,189       5,577

Property and equipment, net of accumulated
     depreciation of $2,487 and $2,340 at
     December 31, 2003 and 2002, respectively                26,339      17,124
Goodwill                                                      7,661       7,661
Other intangible assets, net of accumulated
     amortization of $1,254 and $726 at
     December 31, 2003 and 2002, respectively                 2,290       2,818
Debt issuance costs, net of accumulated
     amortization of $462 and $331 at
     December 31, 2003 and 2002, respectively                   567         515
Lease receivable, less current portion (Note 13)                787       1,042
Other assets                                                     40          41
                                                           ---------   ---------
      Total Assets                                         $ 48,873    $ 34,778
                                                           =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt (Note 8)              $  5,150    $ 13,890
Trade accounts payable                                        3,133       2,106
Accrued salaries, benefits and payroll taxes                    591         280
Accrued interest                                                152         811
Accrued expenses                                              1,761       1,506
Accounts payable, related parties (Note 14)                     787          --
                                                           ---------   ---------
    Total current liabilities                                11,574      18,593

Accrued postretirement benefit obligations (Note 3)             545         670
Long-term debt, net of current maturities (Note 8)           27,083       7,331
Other long-term liabilities                                     270         270
Redeemable warrants (Notes 8 and 12)                          1,500       1,500
Redeemable convertible preferred stock, $0.01 par value
     (4,200,000 shares authorized; 3,500,000 issued and
     outstanding at December 31, 2003) ($1 redemption
     value) including accrued dividends (Note 10)             4,171       3,821
                                                           ---------   ---------
    Total liabilities                                        45,143      32,185

Commitments and Contingencies (Note 9 and Note 19)

Minority interests                                            2,523       1,584

COMMON STOCKHOLDERS' EQUITY (NOTE 10)
   Common stock, $.15 par value (110,000,000 shares
     authorized; 19,633,340 issued and outstanding)           2,945       2,945
   Capital in excess of par value                             6,887       7,237
   Accumulated (deficit)                                     (8,625)     (9,173)
                                                           ---------   ---------
    Total shareholders' equity                                1,207       1,009
                                                           ---------   ---------
    Total liabilities and shareholders' equity             $ 48,873    $ 34,778
                                                           =========   =========

    The accompanying Notes are an integral part of the Financial Statements.

ALLIS-CHALMERS CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(In thousands, except number of shares)

                                            PREFERRED STOCK            COMMON STOCK         CAPITAL IN
                                        ----------------------  --------------------------   EXCESS OF     ACCUMULATED
                                           SHARES      AMOUNT      SHARES        AMOUNT      PAR VALUE      (DEFICIT)       TOTAL
                                        ------------  --------  ------------  ------------  ------------   ------------   ---------
Balances, December 31, 2000                      --        --       400,000            60         2,915           (627)      2,348

Issuance of common stock in
connection with Recapitalization                 --        --    11,188,128         1,678         1,101             --       2,779

Issuance of stock options for
services                                         --        --            --            --           500             --         500

Issuance of stock purchase warrants
for services                                     --        --            --            --           200             --         200

Net (loss)                                       --        --            --            --            --         (4,577)     (4,577)
                                        ------------  --------  ------------  ------------  ------------   ------------   ---------
Balances, December 31, 2001                      --        --    11,588,128         1,738         4,716         (5,204)      1,250

Issuance of common stock in
connection with the purchase of Jens'            --        --     1,397,849           210           420             --         630

Issuance of stock purchase warrants
in connection with the purchase of
Jens'                                            --        --            --            --            47             --          47

Issuance of preferred and common
stock in connection with the
purchase of Strata                        3,500,000     3,500     6,559,863           984         1,968             --       2,952

Issuance of stock purchase warrants
in connection with the purchase of
Strata                                           --        --            --            --           267             --         267

Issuance of common stock in
connection with the purchase of
Strata                                           --        --        87,500            13           140             --         153

Accrual of preferred dividends                   --       321            --            --          (321)            --        (321)

Net (Loss)                                       --        --            --            --            --         (3,969)     (3,969)
                                        ------------  --------  ------------  ------------  ------------   ------------   ---------
Balances, December 31, 2002               3,500,000   $ 3,821    19,633,340   $     2,945   $     7,237    $    (9,173)   $  1,009

Accrual of preferred dividends                   --       350            --            --          (350)            --        (350)

Net Income                                       --        --            --            --            --            548         548
                                        ------------  --------  ------------  ------------  ------------   ------------   ---------
                                          3,500,000   $ 4,171    19,633,340   $     2,945   $     6,887    $    (8,625)   $  1,207
                                        ============  ========  ============  ============  ============   ============   =========

                        The accompanying Notes are an integral part of the Financial Statements.

                                                           32

ALLIS-CHALMERS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                               Year Ended    Year Ended    Year Ended
                                                                December      December      December
                                                                31, 2003      31, 2002      31, 2001
                                                               -----------   -----------   -----------
Cash flows from operating activities:
     Net income/(loss)                                         $      548    $   (3,969)   $   (4,577)
     Adjustments to reconcile net (loss) to net
           cash provided by operating activities:
     Depreciation expense                                           1,954         1,837           621
     Amortization expense                                             884           744           482
     Issuance of stock options for services                            --            --           500
     Amortization of discount on debt                                 516           475           183
     Gain on change in PBO liability                                 (125)           --            --
     Gain on settlement of lawsuit                                 (1,034)           --            --
     Minority interest in income of subsidiaries                      387           189            --
     Loss on sale of property                                          82           119            --
     Changes in working capital:
          Decrease (increase) in accounts receivable               (4,414)         (713)         (511)
          Decrease (increase) in due from related party                --            61            43
          Decrease (increase) in other current assets              (1,260)        1,644          (139)
          Decrease (increase) in other assets                           1           902            --
          Decrease (increase) lease deposit                           525           176            --
          (Decrease) increase in accounts payable                   2,251         1,316           238
          (Decrease) increase in accrued interest                    (126)          651           176
          (Decrease) increase in accrued expenses                     397          (339)          156
          (Decrease) increase in other long-term liabilities           --          (123)           --
          (Decrease) increase in accrued employee
              benefits and payroll taxes                              426          (788)          463
     Discontinued operations
          Loss on sale of HDS operations                               --            --         2,013
          Operating cash provided (used)                               --            --           381
          Depreciation and amortization                                --            --           124
                                                               -----------   -----------   -----------
     Net cash provided by operating activities                      1,879         2,182           153

Cash flows from investing activities:
         Recapitalization, net of cash received                        --            --           (88)
         Business acquisition costs                                    --            --          (141)
         Acquisition of MADSCO assets, net of cash Acquired            --            --        (9,534)
         Acquisition of Jens', net of cash acquired                    --        (8,120)           --
         Acquisition of Strata, net of cash acquired                   --          (179)           --
         Purchase of equipment                                     (5,354)         (518)         (402)
         Proceeds from sale-leaseback of equipment,
                net of lease deposit                                   --            --         2,803
        Proceeds from sale of equipment                               843           367            45
                                                               -----------   -----------   -----------
     Net cash (used) by investing activities                       (4,511)       (8,450)       (7,317)

Cash flows from financing activities:
         Proceeds from issuance of long-term debt                  14,127         9,683         5,832
         Payments on long-term debt                               (10,826)       (4,079)         (489)
         Payment on related party debt                               (246)           --            --
         Proceeds from issuance of common stock, net                   --            --         1,838
         Borrowings on lines of credit                             30,537         7,050           375
         Payments on lines of credit                              (29,399)       (5,804)           --
         Debt issuance costs                                         (408)         (588)         (244)
                                                               -----------   -----------   -----------
    Net cash provided by financing activities                       3,785         6,262         7,312
                                                               -----------   -----------   -----------
    Net increase (decrease) in cash and cash equivalents            1,153            (6)          148

Cash and cash equivalents at beginning of year                        146           152             4
                                                               -----------   -----------   -----------
Cash and cash equivalents at end of year                       $    1,299    $      146    $      152
                                                               ===========   ===========   ===========

Supplemental information - interest paid                       $    2,341    $    1,082    $      802
                                                               ===========   ===========   ===========

    The accompanying Notes are an integral part of the Financial Statements.

                                       33

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION OF BUSINESS

OilQuip Rentals, Inc., an oil and gas rental company ("OilQuip"), was incorporated on February 4, 2000 to find and acquire acquisition targets to operate as subsidiaries.

On February 6, 2001, OilQuip, through its subsidiary, Mountain Compressed Air Inc. ("Mountain Air"), a Texas corporation, acquired certain assets of Mountain Air Drilling Service Co., Inc. ("MADSCO"), whose business consists of providing equipment and trained personnel in the four corner areas of the southwestern United States. Mountain Air primarily provides compressed air equipment and related products and services and trained operators to companies in the business of drilling for natural gas.

On May 9, 2001, OilQuip merged into a subsidiary of Allis-Chalmers Corporation ("Allis-Chalmers" or the "Company"). In the merger, all of OilQuip's outstanding common stock was converted into 10,000,000 shares of Allis-Chalmers' common stock.

For legal purposes, Allis-Chalmers acquired OilQuip, the parent company of Mountain Air. However, for accounting purposes, OilQuip was treated as the acquiring company in a reverse acquisition of Allis-Chalmers. The financial statements prior to the merger, are the financial statements of OilQuip. As a result of the merger, the fixed assets, goodwill and other intangibles of Allis-Chalmers were increased by $2,691,000.

On November 30, 2001, the Company entered into an agreement to sell its wholly owned subsidiary, Houston Dynamic Service, Inc. ("HDS"), to the general manager of HDS in a management buy-out. The sale of HDS was finalized on December 12, 2001.

In conjunction with the sale of HDS, the Company formally discontinued the operations related to precision machining of rotating equipment, which was the principal HDS business.

On February 6, 2002, Allis-Chalmers acquired 81% of the outstanding stock of Jens' Oilfield Service, Inc. ("Jens'"), which supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells. The Company also purchased substantially all the outstanding common stock and preferred stock of Strata Directional Technology, Inc. ("Strata"), which provides high-end directional and horizontal drilling services for specific targeted reservoirs that cannot be reached vertically.

In July 2003, through our subsidiary Mountain Air, we entered into a limited liability company operating agreement with a division of M-I L.L.C. ("M-I"), a joint venture between Smith International and Schlumberger N.V. (Schlumberger limited), to form a Texas limited liability company named AirComp LLC ("AirComp"). Both Companies contributed assets with a net book value of approximately $13 million to AirComp L.L.C. ("AirComp"). The Company owns 55% and M-I owns 45% of AirComp. Because the Company controls AirComp, the Company has accounted for the joint venture as a business combination.

VULNERABILITIES AND CONCENTRATIONS

The Company provides oilfield services in several regions including the states of California, Texas, Utah, Louisiana and New Mexico, the Gulf of Mexico and southern portions of Mexico. The nature of the Company's operations and the many regions in which it operates subject it to changing economic, regulatory and political conditions. The company believes it is vulnerable to the risk of near-term and long-term severe changes in the demand for and prices of oil and natural gas.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future events and their effects cannot be perceived with certainty. Accordingly, the Company's accounting estimates require the exercise of judgment. While management believes that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts, recoverability of long-lived assets and intangibles, useful lives used in depreciation and amortization, income taxes and related valuation allowances. The accounting estimates used in the preparation of the consolidated financial statements may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company's operating environment changes.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Allis-Chalmers and its subsidiaries and joint venture, AirComp. The Company's subsidiaries are Mountain Air, Jens', and Strata. All significant inter-company transactions have been eliminated.

REVENUE RECOGNITION

The Company's revenue recognition policy is significant because revenue is a key component of results of operations. In addition, revenue recognition determines the timing of certain expenses, such as commissions and royalties. The Company follows very specific and detailed guidelines in measuring revenue. Revenues are recognized by the Company and its subsidiaries as services are rendered, pricing is fixed or determinable, and collection is reasonably assured. The Securities and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB No. 104"), provides guidance on the SEC staff's views on application of generally accepted accounting principles to selected revenue recognition issues. The Company's revenue recognition policy is in accordance with generally accepted accounting principles and SAB No. 104.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are customer obligations due under normal trade terms. The Company sells their services to oil and natural gas drilling companies. The Company performs continuing credit evaluations of their customers' financial condition and although the Company generally does not require collateral, letters of credit may be required from customers in certain circumstances.

The Company records an allowance for doubtful accounts based on specifically identified amounts that are uncollectible. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in any one of those customer's credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. As of December 31, 2003 and 2002, the Company had recorded an allowance for doubtful accounts of $168,000 and $32,000, respectively. Bad debt expense was $136,000, $32,000 and $0 for the years ended December 31, 2003, 2002 and 2001, respectively.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost less accumulated depreciation.

Maintenance and repairs are charged to operations when incurred. Refurbishments and renewals are capitalized when the value of the equipment is enhanced for an extended period and the cost exceeds a minimum amount of $1,000. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

The cost of property and equipment currently in service is depreciated over the estimated useful lives of the related assets, which range from three to fifteen years. Depreciation is computed on the straight-line method for financial reporting purposes. Depreciation expense charged to operations was $1,954,000 for the year ended December 31, 2003, $1,837,000 for the year ended December 31, 2002, and $621,000 for the year ended December 31, 2001.

GOODWILL, INTANGIBLE ASSETS AND AMORTIZATION

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS No. 142"). Goodwill, including goodwill associated with equity method investments, and intangible assets with infinite lives are not amortized, but tested for impairment annually or more frequently if circumstances indicate that impairment may exist. Intangible assets with finite useful lives are amortized either on a straight-line basis over the asset's estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible assets are realized.

The Company performs impairment tests on the carrying value of its goodwill at each reporting unit on an annual basis as of June 30th and December 31st for the Mountain Air and Strata operating subsidiaries, respectively. As of December 31, 2003 and 2002, no evidence of impairment exists.

As a result of the formation of AirComp on July 1, 2003, the Company and its subsidiary Mountain Air contributed assets whose cost was less than Mountain Air's underlying equity in the net assets of AirComp. This difference between the cost of the investment and the amount of the Company's underlying equity in net assets of Aircomp has been accounted for similar to a business combination per the requirements of SFAS No. 141, BUSINESS COMBINATIONS. The difference of approximately $1,551,000 has been recorded pro-rata as a contra-asset against the historical net book values of the property and equipment of AirComp, the effects of which are reflected in the accompanying consolidated financial statements that include the majority-owned and controlled joint venture, AirComp. Over the period of the applicable depreciable lives of the assets, the Company will amortize such basis differences against depreciation expense.

In 2001, goodwill was amortized using the straight-line method over its expected useful life of 20 years. For the period ended December 31, 2001, the Company recorded $403,000 of amortization expense related to it's goodwill.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets, which include property, plant and equipment, goodwill and other intangibles, and certain other assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense. The impairment loss is determined by comparing the fair value, as determined by a discounted cash flow analysis, with the carrying value of the related assets.

FINANCIAL INSTRUMENTS

Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt. The carrying values of cash and cash equivalents, accounts receivable and payable approximate fair value. The Company believes the fair values and the carrying value of the debt would not be materially different due to the instruments' interest rates approximating market rates for similar borrowings at December 31, 2003 and 2002.

CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of significant concentration of credit risk regardless of the degree of such risk.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company transacts its business with several financial institutions. However, the amount on deposit in three financial institutions exceeded the $100,000 federally insured limit at December 31, 2003 by a total of $1,050,793. Management believes that the financial institutions are financially sound and the risk of loss is minimal.

Approximately 25% of the Company's revenues for the year ended December 31, 2003 were derived from two customers as compared to approximately 20% of the Company's revenues for the year ended December 31, 2002. Approximately 20% of the Company's revenues for the year ended December 31, 2002 were derived from two customers as compared to approximately 79% of the Company's revenues for the year ended December 31, 2001, including one customer that accounted for 65% of the Company's revenues in 2001. Accounts receivable at December 31, 2003 includes $1,387,000 as compared to $706,000 at December 31, 2002 from these two customers.

Jens's largest customer, Maytep, had revenues of $3,329,000, which accounted for 33% of Jens' total revenues for the year ended December 31, 2003 and had revenues of $2,699,000, which accounted for 35% of Jens' total revenues for the year ended December 31, 2002. The Company provides extended payment terms to Maytep and maintains a high account receivable balance due to these terms. The account receivable reached a maximum of approximately $1.6 million during 2003 and was $1,354,000 at December 31, 2003. A default on this receivable could have a material adverse effect on the Company.

DEBT ISSUANCE COSTS

The costs related to the issuance of debt are capitalized and amortized to interest expense using the straight-line method over the maturity periods of the related debt. The maturity periods range from 2 to 5 years.

ADVERTISING

The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 2003, 2002, and 2001, totaled $41,000, $96,500 and $31,400, respectively.

INCOME TAXES

The Company has adopted the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, the deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income in the reported periods.

RECLASSIFICATIONS AND RESTATEMENT OF FORM 10-Q

Certain prior period balances have been reclassified to conform to current year presentation.

A reclassification on the accompanying consolidated balance sheet as of December 31, 2003 has occurred since the Company's September 30, 2003 interim condensed balance sheet was reported in the Company's September 30, 2003 Form 10-Q. The basis differences created between the Company's cost of its investment in AirComp and the Company's underlying equity in the net assets of Aircomp has been reclassified from additional paid in capital to reflect the pro rata reduction of the Company's property and equipment balances. There was no effect on the results of operations as previously reported in the Company's September 30, 2003 Form 10-Q and the current year presentation conforms with generally accepted accounting principles.

The accompanying 2003 financial statements have been restated from the previously filed interim financial statements included in Form 10-Q for the first, second and third quarters of 2003. As discussed in Note 7 to the accompanying financial statements, an adjustment was recorded in the fourth quarter of 2003 to reflect a change in estimate of the recoverability of foreign taxes paid in 2002 and 2003. The effect of the this significant fourth quarter adjustment on the individual quarterly financial statements is as follows:

                                        Three Months  Three Months  Three Months
                                        Ended March   Ended June    Ended September
                                        31, 2003      30, 2003      30, 2003
                                        --------      --------      --------
Net income (loss) attributed to
    common shareholders
Previously reported                       $  (183)      $  (330)    $   1,136
Adjustment                                   (158)          (92)          (93)
Restated                                     (335)         (422)        1,043

Net income (loss) per share, basic
    And diluted
Previously reported                       $ (0.01)      $ (0.02)    $    0.06
Adjustment                                  (0.01)        (0.00)        (0.01)
Restated                                    (0.02)        (0.02)         0.05

Certain amounts in the accompanying statement of operations for the year ended December 31, 2002 have been reclassified to conform to the restatement including the reclassification of the foreign income taxes from cost of goods sold to foreign tax expense.

PERSONNEL RESTRUCTURING COSTS

The Company has recorded and classified separately from recurring selling, general and administrative costs of approximately $495,000 incurred to terminate and relocate several members of management that occurred in September 2002.

BUSINESS ACQUISITION COSTS

The Company capitalizes direct costs associated with successful business acquisitions and expenses acquisition costs for unsuccessful acquisition efforts.

STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation using Accounting Principle Board Opinion No. 25 ("APB No. 25"). Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"). The Company also adopted the disclosure-only provisions of SFAS No. 123 for the stock options granted to the employees and directors of the Company. Accordingly, no compensation cost has been recognized under APB No. 25. Had compensation expense for the options granted been recorded based on the fair value at the grant date for the options, consistent with the provisions of SFAS 123, the Company's net income/(loss) and net income/(loss) per share for the years ended December 31, 2003, 2002, and 2001 would have been decreased to the pro forma amounts indicated below.

                                            FOR THE YEAR ENDED DECEMBER 31,
                                         ------------------------------------
                                           (in thousands, except per share)

                                            2003         2002         2001
                                         ----------   ----------   ----------
Net income/ (loss):        As reported   $    (108)   $  (3,969)   $  (4,577)
                           Pro forma        (2,457)      (3,969)   $  (4,577)
                                         ==========   ==========   ==========

Net (loss) per share:
     Basic                 As reported   $   (0.01)   $   (0.23)   $   (1.15)
                           Pro forma         (0.10)       (0.23)   $   (1.15)
                                         ==========   ==========   ==========

     Diluted               As reported   $   (0.01)   $   (0.23)   $   (1.15)
                           Pro forma         (0.10)       (0.23)   $   (1.15)
                                         ==========   ==========   ==========

There were options granted in 2003 and 2001. See Note 11 for further disclosures regarding stock options.

                         FOR THE YEAR ENDED DECEMBER 31,

                                            2003         2002         2001
                                         ----------   ----------   ----------

Expected dividend yield                         0         --            --
Expected price volatility                  265.08%        --           100%
Risk-free interest rate                      6.25%        --             5%
Expected life of options                  7 years         --       4 years

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

The Company discloses the results of its segments in accordance with SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("SFAS No. 131"). The Company designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. At December 31, 2003 and 2002, the Company operates in three segments organized by service line: casing services, directional drilling services and compressed air drilling services. At December 31, 2001, the Company operated in only one segment. Please see Note 15 for further disclosure in accordance with SFAS No. 131.

PENSION AND OTHER POST RETIREMENT BENEFITS

SFAS No. 132, EMPLOYER'S DISCLOSURES ABOUT PENSION AND OTHER POST RETIREMENT BENEFITS ("SFAS No. 132"), requires certain disclosures about employers' pension and other post retirement benefit plans and specifies the accounting and measurement or recognition of those plans. SFAS No. 132 requires disclosure of information on changes in the benefit obligations and fair values of the plan assets that facilitates financial analysis. Please see Note 3 for further disclosure in accordance with SFAS No. 132.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS No. 133"), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Currently, the Company has no derivative instruments.

INCOME (LOSS) PER COMMON SHARE

The Company computes income (loss) per common share in accordance with the provisions of SFAS No. 128, EARNINGS PER SHARE ("SFAS No. 128"). SFAS No. 128 requires companies with complex capital structures to present basic and diluted earnings per share. Basic earnings per share are measured as the income or loss available to common stockholders divided by the weighted average outstanding common shares for the period. Diluted earnings per share is similar to basic earnings per share, but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, stock options, etc.) as if they had been converted at the beginning of the periods presented. Potential dilutive common shares that have an anti-dilutive effect (e.g., those that increase income per share or decrease loss per share) are excluded from diluted earnings per share. As a result of the Company's net loss for the years ended December 31, 2002 and 2001, common stock equivalents have been excluded because their effect would be anti-dilutive.

NEW ACCOUNTING PRONOUNCEMENTS

In September 2003, the FASB approved SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The effect on the Company's financial position include the fact that beginning on July 1, 2003 redeemable warrants will be classified as liabilities and not shown in the mezzanine equity section of the balance sheet. The adoption of SFAS No. 150 could also affect the Company's debt covenant calculations for purposes of its bank loans. As of December 31, 2003, the Company was in default of certain covenants at Jens's and Strata and has obtained waivers for these covenant defaults from its lender.

NOTE 2 - EMERGENCE FROM CHAPTER 11

Allis-Chalmers Corporation emerged from Chapter 11 proceedings on October 31, 1988 under a plan of reorganization, which was consummated on December 2, 1988. The Company was thereby discharged of all debts that arose before confirmation of its First Amended and Restated Joint Plan of Reorganization ("Plan of Reorganization"), and all of its capital stock was cancelled and made eligible for exchange for shares of common stock of the reorganized Company. On May 9, 2001, the reverse merger with OilQuip described in Note 1 constituted the event whereby the exchange of shares of common stock of the reorganized Company occurred.

NOTE 3 - PENSION AND POST RETIREMENT BENEFIT OBLIGATIONS

PENSION PLAN
------------

In 1994, the Company's independent pension actuaries changed the assumptions for mortality and administrative expenses used to determine the liabilities of the Allis-Chalmers Consolidated Pension Plan (the "Consolidated Plan"), and as a result the Consolidated Plan was under funded on a present value basis. The Company was unable to fund its obligations and in September 1997 obtained from the Pension Benefit Guaranty Corporation ("PBGC") a "distress" termination of the Consolidated Plan under section 4041(c) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The PBGC agreed to a plan termination date of April 14, 1997. The PBGC became trustee of the terminated Consolidated Plan on September 30, 1997. Upon termination of the Consolidated Plan, the Company and its subsidiaries incurred a liability to the PBGC that the PBGC estimated to be approximately $67.9 million (the "PBGC Liability").

In September 1997, the Company and the PBGC entered into an agreement in principle for the settlement of the PBGC Liability, which required, among other things, satisfactory resolution of the Company's tax obligations with respect to the Consolidated Plan under Section 4971 of the Internal Revenue Code of 1986, as amended ("Code"). In August 1998, the Company and the Internal Revenue Service ("IRS") settled the Company's tax liability under Code Section 4971 for $75,000.

In June 1999, the Company and the PBGC entered into an agreement for the settlement of the PBGC Liability (the "PBGC Agreement"). Pursuant to the terms of the PBGC Agreement, the Company issued 585,100 shares of its common stock to the PBGC, reducing the pension liability by the estimated fair market value of the shares to $66.9 million (the Company has a right of first refusal with respect to the sale of such shares). In connection with the PBGC Agreement, the Company and the PBGC entered into the following agreements: (i) a Registration Rights Agreement (the "Registration Rights Agreement"); and (ii) a Lock-Up Agreement by and among Allis-Chalmers, the PBGC, and others. In connection with the merger with OilQuip described below, the Lock-Up Agreement was terminated and the Registration Rights Agreement was amended to provide the PBGC the right to have its shares of common stock registered under the Securities Act of 1933 on Form S-3 during the 12 month period following the Merger (to the extent the Company is eligible to use Form S-3 which it currently is not) and thereafter to have its shares registered on Form S-1 or S-2.

In order to satisfy and discharge the PBGC Liability, the PBGC Agreement provided that the Company had to either: (i) receive, in a single transaction or in a series of related transactions, debt financing which made available to the Company at least $10 million of borrowings or (ii) consummate an acquisition, in a single transaction or in a series of related transactions, of assets and/or a business where the purchase price (including funded debt assumed) is at least $10 million ("Release Event").

The merger with OilQuip (the "Merger") on May 9, 2001 (as described in Note 1) constituted a Release Event, which satisfied and discharged the PBGC Liability. In connection with the Merger, the Company and the PBGC agreed that the PBGC should have the right to appoint one member of the Board of Directors of the Company for so long as it holds at least 117,020 shares of the common stock. In connection with the Merger, the Lock-Up Agreement was terminated in its entirety. As of December 31, 2003 and 2002, the Company is no longer liable for any obligations of the Consolidated Plan.

MEDICAL AND LIFE
----------------

Pursuant to the Plan of Reorganization, the Company assumed the contractual obligation to Simplicity Manufacturing, Inc. (SMI) to reimburse SMI for 50% of the actual cost of medical and life insurance claims for a select group of retirees (SMI Retirees) of the prior Simplicity Manufacturing Division of Allis-Chalmers. The actuarial present value of the expected retiree benefit obligation is determined by an actuary and is the amount that results from applying actuarial assumptions to (1) historical claims-cost data, (2) estimates for the time value of money (through discounts for interest) and (3) the probability of payment (including decrements for death, disability, withdrawal, or retirement) between today and expected date of benefit payments. As of December 31, 2003 and 2002, the Company has recorded post-retirement benefit obligations of $545,000 and $670,000, respectively, associated with this transaction.

401(k) SAVINGS PLAN
-------------------

On January 1, 2003 the Company adopted the 401(k) Profit Sharing Plan (the "Plan"). The Plan is a defined contribution savings plan designed to provide retirement income to eligible employees of the Company and its subsidiaries. The Plan is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. It is funded by voluntary pre-tax contributions from eligible employees who may contribute a percentage of their eligible compensation, limited and subject to statutory limits. The Plan is also funded by discretionary matching employer contributions from the Company. Eligible employees cannot participate in the Plan until they have attained the age of 21 and completed six-months of service with the Company. Upon leaving the Company, each participant is 100% vested with respect to the participants' contributions while the Company's matching contributions are vested over a three-year period in accordance with the Plan document. Contributions are invested, as directed by the participant, in investment funds available under the Plan. Matching contributions of approximately $10,000 were paid in 2003.

NOTE 4 - ACQUISITIONS

On February 6, 2001, Mountain Air acquired the business and certain assets of MADSCO, a private company, for $10,000,000 (including a $200,000 deposit paid in 2000) in cash and a $2,200,000 promissory note to the sellers (with interest at 5 3/4 percent and principal and interest due February 6, 2006). The acquisition was accounted for using the purchase method of accounting. Goodwill of $3,661,000 and other identifiable intangible assets of $800,000 were recorded with the acquisition.

On May 9, 2001, OilQuip merged into a subsidiary of Allis-Chalmers. In the Merger, all of OilQuip's outstanding common stock was converted initially into 400,000 shares of Allis-Chalmers' common stock plus 9,600,000 shares of Allis-Chalmers' common stock issued on October 15, 2001. The acquisition was accounted for using the purchase method of accounting as a reverse acquisition. Goodwill of $290,000 and other identifiable intangible assets of $719,000 were recorded in connection with the merger. Effective on the date of the merger, OilQuip retroactively became the reporting company. As a result, financial statements prior to the merger are those of OilQuip.

The Company completed two acquisitions and related financing on February 6, 2002.

The Company purchased 81% of the outstanding stock of Jens'. Jens' supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells. The Company also purchased substantially all the outstanding common stock and preferred stock of Strata. Strata provides high-end directional and horizontal drilling technology for specific targeted reservoirs that cannot be reached vertically.

The aggregate purchase price for Jens' and Strata was (i) $10,250,000 in cash,
(ii) a $4,000,000 note payable due in four years, (iii) $1,234,560 for a non-compete agreement payable over five years, (iv) 7,957,712 shares of common stock of the Company, (v) 3,500,000 shares of a newly created Series A 10% Cumulative Convertible Preferred Stock of the Company ("Preferred Stock") and

(vi) an additional payment estimated to be from $1,000,000 to $1,250,000, based upon Jens' working capital on February 1, 2002. The actual working capital adjustment was approximately $983,000. In addition, in connection with the Strata acquisition, Energy Spectrum Partners LP was issued warrants to purchase 437,500 shares of Company common stock at an exercise price of $0.15 per share.

The acquisitions were accounted for using the purchase method of accounting. Goodwill of $4,168,000 and other identifiable intangible assets of $2,035,000 were recorded with the acquisitions.

In July 2003, through our subsidiary Mountain Air, we entered into a limited liability company operating agreement with a division of M-I L.L.C. ("M-I"), a joint venture between Smith International and Schlumberger N.V. (Schlumberger limited), to form a Texas limited liability company named AirComp LLC ("AirComp"). The formation of AirComp has created the second largest provider of compressed air and related products and services for the drilling, workover, completion, and transmission segments of the oil, gas and geothermal industries.

Pursuant to the terms of the AirComp operating agreement, the Company contributed approximately $6.3 million in assets through its subsidiary Mountain Air in exchange for a 55% ownership in AirComp and M-I contributed approximately $6.8 million in exchange for a 45% ownership in AirComp. As a result of the Company's controlling interest, the Company has consolidated AirComp in its financial statements.

The following unaudited pro forma consolidated summary financial information illustrates the effects of the formation of AirComp on the Company's results of operations as of December 31, 2003 and the acquisitions of Jens' and Strata on the Company's results of operations for December 31, 2002, based on the historical statements of operations, as if the transactions had occurred as of the beginning of the periods presented.

                                                    YEAR ENDED DECEMBER 31,
                                                 -----------------------------
                                                           (UNAUDITED)
                                               (in thousands, except per share)
                                                     2003             2002
                                                 ------------     ------------

        Revenues                                 $    33,605      $    19,142

        Operating income (loss)                  $     3,098             (401)

        Net income (loss)                        $       577           (4,431)

        Net income (loss) per common share

               Basic                             $       .03      $     (0.24)
               Diluted                           $       .02      $     (0.24)

NOTE 5 - DISCONTINUED OPERATIONS

On December 12, 2001, the Company consummated the sale of its wholly owned subsidiary, HDS, to the general manager of HDS (the "Buyer"), in a management buy-out with an effective date of November 30, 2001. Under the terms of the sale, the Company received a promissory note from the Buyer in the amount of $790,500 due on November 30, 2007, secured by certain HDS equipment. The note was to accrue interest at a rate of 7% through the payment date. On September 30, 2002, the Company received cash in the amount of $600,000 and recorded $191,000 in factoring costs related to the early termination of the promissory note from the buyer of HDS. A loss on the sale of approximately $2.0 million was recorded in the year ended December 31, 2001.

In conjunction with the sale of HDS, the Company formally discontinued the operations related to precision machining of rotating equipment, which was the principal HDS business.

The operating results of the business sold have been reported separately as discontinued operations in the accompanying statement of operations and consists of the following:

                           Period May 9, 2001 through
                                November 30, 2001
                                 (in thousands)

Revenues                                                                $ 1,925
Cost of sales                                                             1,486
                                                                        --------
Gross profit                                                                439
Operating expenses                                                          594
Depreciation and amortization                                               124
                                                                        --------
(Loss) from operations                                                     (279)

Other (expense) income
     Interest expense                                                       (12)
                                                                        --------
 (Loss) from discontinued operations                                    $  (291)
                                                                        ========
Loss on sale of discontinued operations                                 $(2,013)
                                                                        ========

NOTE 6 - PROPERTY AND OTHER INTANGIBLES ASSETS

Property and equipment is comprised of the following at December 31:

                                            Depreciation
                                            Period           2003        2002
                                            -------------  ---------   ---------
                                                               (in thousands)
Land                                                       $     27     $    25
Building and improvements                   15 - 20 years       729         706
Machinery and equipment                      3 - 15 years    23,972      14,674
Tools, furniture, fixtures and
     leasehold improvements                  3 - 7 years      4,098       4,059
                                                           ---------   ---------
    Total                                                    28,726      19,464

Less: accumulated depreciation                               (2,487)     (2,340)
                                                           ---------   ---------
Property and equipment, net                                $ 26,339    $ 17,124
                                                           =========   =========

Other intangible assets are as follows at December 31:

                                            Amortization
                                            Period           2003         2002
                                            -------------  ---------   ---------
                                                               (in thousands)

Intellectual Property                   20 years              1,009       1,009
Non-compete agreements                  3 - 5 years           1,535       1,535
Other intangible assets                 3 - 10 years          1,000       1,000
                                                           ---------   ---------
    Total                                                     3,544       3,544

Less: accumulated amortization                               (1,254)       (726)
                                                           ---------   ---------
Other intangible assets, net                               $  2,290     $ 2,818
                                                           =========   =========

NOTE 7 - INCOME TAXES

Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. A valuation allowance is established for deferred tax assets when management, based upon available information, considers it more likely than not that a benefit from such assets will not be realized. The Company has recorded a valuation allowance equal to the excess of deferred tax assets over deferred tax liabilities as the Company was unable to determine that it is more likely than not that the deferred tax asset will be realized.

The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss and tax credit carry forwards if there has been a "change of ownership" as described in Section 382 of the Internal Revenue Code. Such a change of ownership may limit the Company's utilization of its net operating loss and tax credit carry forwards, and could be triggered by a public offering or by subsequent sales of securities by the Company or its stockholders.

Deferred income tax assets and the related allowance as of December 31, 2003 and 2002 are as follows:

                                                           2003          2002
                                                         ---------     ---------
                                                              (in thousands)
Deferred non-current income tax assets:

Net future tax deductible items                          $    500      $    500
Net operating loss carry forwards                           2,975         2,033
A-C Reorganization Trust claims                            35,000        35,000
                                                         ---------     ---------
Total deferred non-current income tax assets               38,475        37,533

Valuation allowance                                       (38,475)      (37,533)
                                                         ---------     ---------
Net deferred non-current income taxes                    $     --      $     --
                                                         =========     =========

Net operating loss carry forwards for tax purposes at December 31, 2003 and 2002 are estimated to be $8.5 million and $5.9 million, respectively, expiring through 2022.

Net future tax-deductible items relate primarily to differences in book and tax depreciation and amortization and to compensation expense related to the issuance of stock options. Gross deferred tax liabilities at December 31, 2003 and 2002 are not material.

The Company and its subsidiaries file a consolidated U.S. federal income tax return. The Company has no current tax expense for the years ended December 31, 2003, 2002 and 2001, respectively. The Company and specifically, its Jens' subsidiary, does pay foreign income taxes within the country of Mexico related to its earnings on Mexico revenues. The Company paid $370,000 and $270,000 in foreign income taxes to Mexico during the years ended December 31, 2003 and 2002, respectively. There is approximately $640,000 of U.S. foreign tax credits available to the Company and of that amount, the Company has determined that approximately $205,000 will be recoverable in a future period by applying the credits back to the taxable income of the Jens' subsidiary in 2001 and 2000. The $205,000 of recoverable foreign income taxes has been recorded as "other current assets" on the accompanying balance sheet of the Company as of December 31, 2003. The remaining $435,000 of available U.S. foreign tax credits may or may not be recoverable by the Company depending upon the availability of taxable income in future years and therefore, have not been recorded as an asset as of December 31, 2003. The foreign tax credits available to the Company begin to expire in the year 2007.

The following table reconciles income taxes based on the U.S. statutory tax rate to the Company's income tax expense from continuing operations:

                                              2003         2002          2001
                                           -----------  -----------  -----------
Income tax expense based on the U.S.
  statutory tax rate                       $       --   $       --   $       --
Foreign income subject to foreign taxes
  a rate different than the U.S.
  statutory rate                              370,468      269,568           --
                                           -----------  -----------  -----------
Total                                      $  370,468   $  269,568   $       --
                                           ===========  ===========  ===========

The Plan of Reorganization established the A-C Reorganization Trust to settle claims and to make distributions to creditors and certain shareholders. The Company transferred cash and certain other property to the A-C Reorganization Trust on December 2, 1988. Payments made by the Company to the A-C Reorganization Trust did not generate tax deductions for the Company upon the transfer but generate deductions for the Company as the A-C Reorganization Trust makes payments to holders of claims.

The Plan of Reorganization also created a trust to process and liquidate product liability claims. Payments made by the A-C Reorganization Trust to the product liability trust did not generate current tax deductions for the Company. Deductions are available to the Company as the product liability trust makes payments to liquidate claims or incurs other expenses.

The Company believes the above-named trusts are grantor trusts and therefore includes the income or loss of these trusts in the Company's income or loss for tax purposes, resulting in an adjustment of the tax basis of net operating and capital loss carry forwards. The income or loss of these trusts is not included in the Company's results of operations for financial reporting purposes.

NOTE 8 - DEBT

Debt is as follows at December 31:

                                                                                   2003      2002
                                                                                 --------  --------
                                                                                   (in thousands)

Line of Credit with Wells Fargo - Mountain Air                                   $    --   $   330
Note payable to Wells Fargo - Term Note-Mountain Air                                  --     2,392
Note payable to Wells Fargo - Subordinated Debt - Mountain Air, net                   --     1,783

                                       43




Note payable to Wells Fargo -Equipment Term Loan-Mountain Air                         --       160
Note payable to Wells Fargo - Equipment leasing - Mountain Air                       247        --
Note payable to Seller of Mountain Air Drilling Service Company - Mountain Air     1,511     2,200
Note payable to Wells Fargo -Term Note - Jens'                                     4,654     3,369
Note payable to Wells Fargo -Real Estate Note - Jens'                                207       384
Line of Credit with Wells Fargo - Jens'                                               26        67
Subordinated Note payable to Seller of Jens - Jens'                                4,000     4,000
Note payable to Seller of Jens' for non-compete agreement - Jens'                    761     1,008
Note payable to Texas State Bank - Term Note - Jens'                                 354        --
Note payable to Wells Fargo -Term Note - Strata                                       --     1,041
Vendor financing - Strata                                                          2,383       455
Line of Credit with Wells Fargo - Strata                                           2,413     1,275
Note payable to former shareholder - Strata                                           --        12
Notes payable to certain former Directors - Allis-Chalmers                           386       370
Note payable to Wells Fargo - Subordinated Debt - Allis-Chalmers, net              2,675     2,375
Line of Credit to Wells Fargo - AirComp                                              369        --
Note payable to Wells Fargo - Term Note-AirComp                                    7,429        --
Subordinated Note payable to M-I L.L.C - AirComp                                   4,818        --
                                                                                 --------  --------
Total debt                                                                        32,233    21,221
Less short-term debt and current maturities                                        5,150    13,890
                                                                                 --------  --------
Long-term debt obligations                                                       $27,083   $ 7,331
                                                                                 ========  ========

The debt above is stated as of December 31, 2003 and 2002, net of the remaining put obligations totaling approximately $325,000 and $842,000 respectively that are disclosed further in "REDEEMABLE WARRANTS" below. As of December 31, 2003 and 2002, the gross debt is equal to approximately $32,558,000 and $22,063,000, respectively.

Substantially all of the Company's assets are pledged as collateral to the outstanding debt agreements. As of December 31, 2003, the Company's weighted average interest rate for all of its outstanding debt is approximately 6.34%. As of December 31, 2002, the Company's weighted average interest rate for all of its outstanding debt was approximately 8.5%.

Maturities of debt obligations at December 31, 2003 are as follows:

                                            Maturities of Debt
                                            ------------------
                                              (in thousands)
            Year ended:
December 31, 2004                                $   6,800
December 31, 2005                                    9,465
December 31, 2006                                    5,533
December 31, 2007                                    5,581
December 31, 2008 and thereafter                     4,854
                                            ------------------
                 Total                           $  32,233
                                            ==================

In April 2004, as discussed in "Note 20 - Recent Developments," the maturity dates of obligations aggregating $9,768,000 were extended from January and February 2005 to January and February 2006, which will delay the maturity of a portion of the amounts set forth above as having maturity dates during the years ending December 31, 2004 and December 31, 2005.

The debt agreements are as follows:

MOUNTAIN AIR

NOTES PAYABLE TO WELLS FARGO - EQUIPMENT LEASING - A term loan in the original amount of $267,000 at an interest rates of 5%, interest payable monthly, with monthly principal payments of $5,039 due on the last day of the month. The maturity date of the loan is June 30, 2008. The balance at December 31, 2003 was 247,000.

NOTE PAYABLE TO SELLER OF MOUNTAIN AIR DRILLING SERVICE COMPANY ("MADSCO") - A note to the sellers of MADSCO assets in the original amount of $2,200,000 at 5.75% simple interest was reduced to $1,469,151 as a result of the settlement of a legal action against the sellers. The principal and accrued interest is due on September 30, 2007 in the amount of $1,863,195. See Note 15 for information regarding the modification to the terms of this agreement. The balance at December 31, 2003 was $1,511,000.

JENS'

NOTE PAYABLE TO WELLS FARGO CREDIT, INC. - TERM NOTE - A term loan in the original amount of $4,042,396 was amended in October 2003 to $5,100,000 at a floating interest rate (6.0% at December 31, 2003) with monthly principal payments of $85,000 plus 25% of Jens' receipt of any payment from Maytep. The maturity date of the loan was January 31, 2005 but in April 2004 was extended to January 31, 2006. The balance at December 31, 2003 was $4,654,000.

NOTE PAYABLE TO WELLS FARGO CREDIT INC. - REAL ESTATE NOTE - A real estate loan in the amount of $532,000 at floating interest rate (6.0% at December 31, 2003) with monthly principal payments of $14,778 plus accrued interest. The principal will be due on Janaury 31, 2005. The balance at December 31, 2003 was $207,000.
                                       44

LINE OF CREDIT WITH WELLS FARGO CREDIT, INC. - At December 31, 2003, Jens had a $1,000,000 line of credit at Wells Fargo Credit, Inc., of which $26,000 was outstanding. The committed line of credit is due on January 31, 2005 but in April 2003 was extended to January 31, 2006. Interest accrues at a floating rate plus 3% (7.0% at December 31, 2003) for the committed portion. Additionally, Jens' pays a 0.5% fee for the uncommitted portion.

SUBORDINATED NOTE PAYABLE TO SELLER OF JENS' -A subordinated seller's note in the original amount of $4,000,000 at 7.5% simple interest. At December 31, 2003, $533,000 of interest was accrued and was included in accrued interest. The principal and interest are due on January 31, 2006. The note is subordinated to the rights of the Company's bank lenders.

NOTE PAYABLE TO SELLER OF JENS' FOR NON-COMPETE AGREEMENT - In conjunction with the purchase of Jens' (Note 4), the Company agreed to cause Jens' to pay a total of $1,234,560 to the Seller of Jens' in exchange for a non-compete agreement signed simultaneously. Jens' is to make monthly payments of $20,576 through the period ended January 31, 2007. As of December 31, 2003, the balance was approximately $761,000 including $247,000 classified as short-term.

NOTE PAYABLE TO TEXAS STATE BANK - TERM NOTE - A term loan in the original amount of $397,080 at a floating interest rate (6.0% at December 31, 2003) with monthly principal payments of $11,000 plus interest. The maturity date of the loan is September 17, 2006. As of December 31, 2003, the outstanding balance was $354,000.

STRATA

VENDOR FINANCING - In December 2003, Strata entered into a short-term vendor financing agreement in the original amount of $1,746,000 with a major supplier of drilling motors for drilling motor rentals, motor lease costs and motor repair costs. The agreement provides for repayment of all amounts due no later than December 30, 2005. Payment of the interest on the note is due monthly and three principal payments are due in October 2004, April 2005 and December 2005. The vendor financing incurs interest at a rate of 8.0%. As of December 31, 2003, the outstanding balance was approximately $1,746,000.

VENDOR FINANCING - In October 2003, Strata entered into a short-term vendor financing agreement in the original amount of $779,000 with a major supplier of drilling motors for the purchase of fifty (50) drilling motors. The agreement provides for repayment of all amounts due no later than October 31, 2004. Paymenton the note is due monthly in the amount of $71,000 plus interest. The vendor financing incurs interest at a rate of 8.0%. As of December 31, 2003, the outstanding balance was approximately $637,000.

LINE OF CREDIT WITH WELLS FARGO CREDIT, INC.- At December 31, 2003, Strata has a $2,500,000 line of credit at Wells Fargo Credit, Inc., of which $2,413,000 was outstanding. The committed line of credit was due on January 31, 2005 but in April 2004 was extended to January 31, 2006. Interest accrues at a floating interest rate plus 3% (7.0% at December 31, 2003) for the committed portion. Additionally, Strata pays a 0.5% annual fee for the uncommitted portion.

ALLIS-CHALMERS

NOTES PAYABLE TO WELLS FARGO ENERGY CAPITAL, INC. - SUBORDINATED DEBT AND AMORTIZATION OF REDEEMABLE WARRANT - Secured subordinated debt issued to partially finance the acquisitions of Jens' and Strata in the original amount of $3,000,000 at 12% interest payable monthly. Of this amount $2,675,000 was outstanding on December 31, 2003. The principal was due on January 31, 2005 but in April 2004 was extended to February 1, 2006. In connection with incurring the debt, the Company issued redeemable warrants valued at $900,000, which have been recorded as a discount to the subordinated debt and as a liability (see REEDEMABLE WARRANTS below and Note 12). The discount is amortizable over three years beginning February 6, 2002 as additional interest expense of which $300,000 has been recognized for the year ended December 31, 2003. The debt is recorded at $2,675,000, net of the unamortized portion of the put obligation.

NOTES PAYABLE TO CERTAIN FORMER DIRECTORS - The Allis-Chalmers Board established an arrangement by which to compensate former and continuing Board members who had served from 1989 to March 31, 1999 without compensation. Pursuant to the arrangement in 1999, Allis-Chalmers issued promissory notes totaling $325,000 to current or former directors and officers. The notes bear interest at the rate of 5%, compounded quarterly, and are due March 28, 2005. At December 31, 2003, the notes are recorded at $386,000, including accrued interest.

REDEEMABLE WARRANTS o The Company issued redeemable warrants that are exercisable for up to 1,165,000 shares of the Company's common stock at an exercise price of $0.15 per share ("Warrants A and B") and non-redeemable warrants that are exercisable for a maximum of 335,000 shares of the Company's common stock at $1.00 per share ("Warrant C"). The warrants were issued in connection with the issuance of a subordinated debt instrument for Mountain Air in 2001, subsequently repaid in connection with the formation of AirComp in July 2003 and the related issuance of the $3 million subordinated debt discussed above (collectively, the "Subordinated Debt"). Warrants A and B are subject to cash redemption provisions ("puts") in the amount of $600,000 and $900,000, respectively, at the discretion of the warrant holders beginning at the earlier of the final maturity date of the Subordinated Debt or three years from the closing of the Subordinated Debt (January 31, 2005). Warrant C does not contain any such puts or provisions. In April 2004 the maturity date of the debt was extended to February 1, 2006. The Company has recorded a liability of $600,000 at Mountain Air and $900,000 at Allis-Chalmers for a total of $1,500,000 and is amortizing the effects of the puts to interest expense over the life of the Subordinated Debt.

GUARANTEE OF SUBSIDIARY OBLIGATIONS. The Company guarantees many of its subsidiaries' obligations. In addition, the Company's Chief Executive Officer and Chairman, Munawar H. Hidayatallah, and his wife, guarantee substantially all of the Company's obligations.

AIRCOMP LLC

LINE OF CREDIT WITH WELLS FARGO BANK - a $1,000,000 line of credit at Wells Fargo bank, of which $369,000 was outstanding at December 31, 2003. Interest accrues at a floating interest rate plus 2.25% (6.25% at December 31, 2003) for the committed portion and is payable quarterly starting in September 2003. Additionally, AirComp pays a 0.5% annual fee for the uncommitted portion. The line of credit must be repaid on June 27, 2007.

NOTES PAYABLE TO WELLS FARGO - TERM NOTE - A term loan in the original amount of $8,000,000 at variable interest rates related to the Prime or LIBOR rates (4.09% at December 31, 2003), interest payable quarterly, with quarterly principal payments of $286,000 due on the last day of the quarter beginning in July 2003. The maturity date of the loan is June 27, 2007. The balance at December 31, 2003 was $7,429,000

NOTE PAYABLE TO WELLS FARGO - EQUIPMENT TERM LOAN - A delayed draw term loan in the amount of $1,000,000 with interest at a rate equal to the LIBOR rate plus 2.0% to 2.75%, with quarterly payments of interest and quarterly payments of principal equal to 5% of the outstanding balance commencing in the first quarter of 2005. The maturity date of the loan is June 27, 2007. AirComp has not yet drawn down on this note and there was no outstanding balance at December 31, 2003.

NOTE PAYABLE TO M-I L.L.C. - SUBORDINATED DEBT - Subordinated debt in the amount of $4,818,000 bearing an annual interest rate of 5% in conjunction with the joint venture. The note is due and payable when M-I sells its interest or a termination of AirComp occurs. At December 31, 2003, $120,000 of interest was accrued and included in accrued interest.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company rents office space on a five-year lease, which expires February 5, 2006. The Company and its subsidiaries also rent certain other facilities and shop yards for equipment storage and maintenance. Facility rent expense for the years ended December 31, 2003, 2002 and 2001 was $370,000, $303,000 and $90,000,
respectively. The Company has no further lease obligations.

At December 31, 2003, future minimum rental commitments for all operating leases are as follows:

                                            Operating Leases
                                            -----------------
                                              (in thousands)
            Year ended:
December 31, 2004                                    $   318
December 31, 2005                                        207
December 31, 2006                                        116
December 31, 2007                                        115
December 31, 2008 and thereafter                          58
                                            -----------------
                 Total                               $   814
                                            =================
NOTE 10 - SHAREHOLDERS' EQUITY

The equity and per share data on the financial statements as of December 31, 2001 have been presented so as to give effect to the recapitalization of the Company, which occurred in the reverse acquisition of Allis-Chalmers on May 9, 2001. Under the recapitalization, the original number of shares outstanding of the formerly private OilQuip is considered to have been exchanged for the 10,000,000 shares of Allis-Chalmers that were issued on the date of the reverse acquisition to the owners of OilQuip.

For legal purposes, Allis-Chalmers acquired OilQuip, the parent company of Mountain Air. However, for accounting purposes OilQuip was treated as the acquiring company in a reverse acquisition of Allis-Chalmers. The business combination was accounted for as a purchase. As a result, $2,779,000, the value of the Allis-Chalmers common stock outstanding at the date of acquisition, was added to shareholders' equity, which reflects the recapitalization of Allis-Chalmers and the reorganization of the combined company.

On February 6, 2002, in connection with the acquisition of 81% of the outstanding stock of Jens' (Note 4), the Company issued 1,397,849 shares of common stock to the seller of Jens', an individual presently employed as the President of the Company. The business combination was accounted for as a purchase. As a result, $630,000, the fair value of the Company's common stock issued at the date of the acquisition, was added to shareholders' equity.

On February 6, 2002, in connection with the acquisition of 95% of the outstanding stock of Strata (Note 4), the Company issued 6,559,863 shares of common stock to the seller of Strata, Energy Spectrum. The business combination was accounted for as a purchase. As a result, $2,952,000, the fair value of the Company's common stock issued at the date of the acquisition, was added to shareholders' equity.

On May 31, 2002, the Company acquired the remaining 5% of the outstanding stock of Strata and issued 87,500 shares of common stock to the seller, Energy Spectrum. As a result, $153,000, the fair value of the Company's common stock issued at the date of the purchase, was added to shareholders' equity.

In connection with the Strata purchase, the Company authorized the creation of Preferred Stock. The Preferred Stock has cumulative dividends at ten percent per annum payable in additional shares of Preferred Stock or if elected and declared by the Company, in cash. Additionally, the Preferred Stock was convertible into common stock of the Company. The Preferred Stock is also subject to mandatory redemption on or before February 4, 2004 or earlier from the net proceeds of new equity sales and optional redemption by the Company at any time. The redemption price of the Preferred Stock was $1.00 per share plus accrued dividend rights.

The Preferred Stock, including accrued dividend rights, was converted into 8,590,449 shares of common stock on April 2, 2004 (See, "Recent Developments.")

For the year ended December 31, 2003, the Company has accrued $671,000 of dividends payable to the Preferred Stock holders. No dividends have been declared or paid to date. On April 2, 2004, the outstanding Preferred Stock, including accrued dividends, was converted into 8,590,449 shares of common stock.

In connection with the Strata Acquisition, the Company issued to Energy Spectrum a warrant to purchase 437,500 shares of the Company's common stock at an exercise price of $0.15 per share, and on February 19, 2003, the Company issued an additional warrant to purchase 875,000 shares of the Company's common stock at an exercise price of $0.15 per share. The warrant issued on February 19, 2003 was valued in accordance with the Black-Scholes valuation model at approximately $306,000. The fair value of this warrant issuance was recorded similar to a preferred share dividend.

NOTE 11 - STOCK OPTIONS

In 2000, in conjunction with the promissory notes issued to certain current and former Directors (Note 8), Allis-Chalmers' Board of Directors also granted stock options to these same individuals. Options to purchase 24,000 shares of common stock were granted with an exercise price of $2.75. These options vested immediately and may be exercised any time prior to March 28, 2010. As of December 31, 2003, none of the stock options were exercised. No compensation expense has been recorded for these options that were issued with an exercise price approximately equal to the fair value of the common stock at the date of grant.

On May 31, 2001, the Board granted to Leonard Toboroff, a director of Allis-Chalmers an option to purchase 500,000 shares of common stock at $0.50 per share, exercisable for 10 years from October 15, 2001. The option was granted for services provided by Mr. Toboroff to OilQuip prior to the merger, including providing financial advisory services, assisting in OilQuip's capital structure and assisting OilQuip in finding strategic acquisition opportunities. The Company recorded compensation expense of $500,000 for the issuance of the option for the year ended December 31, 2001.

On December 16, 2003, the Board granted to the employees of the Company options to purchase 4,272,500 shares of common stock, and issued options to purchase 70,000 shares of common stock to non-employee directors and to Energy Spectrum Partners LP as compensation for services rendered by directors in 2002 and 2003. These options are exercisable for 10 years from December 16, 2003 at $0.55 per share. As of December 31, 2003, none of the stock options were exercised.

A summary of the Company's stock option activity and related information is as follows:

                         December 31, 2003           December 31, 2002             December 31, 2001
                                 Weighted Avg.                Weighted Avg.                Weighted Avg.
                    Shares Under   Exercise      Shares Under   Exercise      Shares Under   Exercise
                      Option         Price         Option         Price         Option         Price
                    -----------  --------------  -----------  --------------  -----------  --------------
Beginning balance      524,000   $        0.60      524,000   $        0.60       24,000   $        2.75
Granted              4,342,500            0.55           --              --      500,000             .50
Canceled                    --              --           --              --           --              --
Exercised                   --              --           --              --           --              --
                    -----------  --------------  -----------  --------------  -----------  --------------

Ending balance       4,866,500   $        0.56      524,000   $        0.60      524,000   $         .60
                    ===========  ==============  ===========  ==============  ===========  ==============

The following table summarizes additional information about the Company's stock options outstanding as of December 31, 2003:

                                      Weighted Average
                                          Remaining     Weighted Average
Exercise Price  Shares Under Option   Contractual Life     Fair Value
--------------  --------------------  ----------------  ----------------
$0.50                       500,000      7.75 years          $1.00
$2.75                        24,000      6.25 years          $1.97
$0.55                     4,342,500     10.00 years          $0.55
------                    ---------     ------------         ------
$0.56                     4,866,500      9.75 years          $0.63
======                    =========     ============         ======

There were no stock options issued to employees or directors in the year ended December 31, 2002.

NOTE 12 - STOCK PURCHASE WARRANTS

In conjunction with the Mountain Air purchase by OilQuip in February of 2001, Mountain Air issued a common stock warrant for 620,000 shares to a third-party investment firm that assisted the Company in its initial identification and purchase of the Mountain Air assets. The warrant entitles the holder to acquire up to 620,000 shares of common stock of Mountain Air at an exercise price of $.01 per share over a nine-year period commencing on February 7, 2001. The stock purchase warrant has been recorded at a fair value of $200,000 for the year ended December 31, 2001.

As more fully described in Note 8, Mountain Air and Allis-Chalmers issued two warrants ("Warrants A and B") for the purchase of 1,165,000 total shares of the Company's common stock at an exercise price of $0.15 per share and one warrant for the purchase of 335,000 shares of the Company's common stock at an exercise price of $1.00 per share ("Warrant C") in connection with their subordinated debt financing. The holders may redeem Warrants A and B for a total of $1,500,000 as of January 31, 2005. The fair value of Warrant C was established in accordance with the Black-Scholes valuation model and as a result, $47,000 was added to shareholders' equity. The following assumptions were utilized to determine fair value: no dividend yield; expected volatility of 67.24%; risk free interest rate of 5%; and expected lives of four years.

On February 6, 2002, in connection with the acquisition of substantially all of the outstanding stock of Strata (Note 4), the Company issued a warrant for the purchase of 437,500 shares of the Company's common stock at an exercise price of $1.00 per share over the term of four years. The fair value of the warrant was established in accordance with the Black-Scholes valuation model and as a result, $267,000 was added to shareholders' equity. The following assumptions were utilized to determine fair value: no dividend yield; expected volatility of 67.24%; risk free interest rate of 5%; and expected lives of four years.

In connection with the Strata Acquisition, on February 19, 2003, the Company issued Energy Spectrum an additional warrant to purchase 875,000 shares of the Company's common stock at an exercise price of $0.15 per share.

The Preferred Stock, including accrued dividend rights, was converted into 8,590,449 shares of common stock on April 2, 2004 (See, "Recent Developments.")

NOTE 13 - LEASE RECEIVABLE

In June 2002, the Company's subsidiary, Strata, sold its measurement while drilling (MWD) assets to a third party. Under the terms of the sale, the Company will receive at least $15,000 per month for thirty-six months. After thirty-six months, the purchaser has the option to pay the remaining balance or continue paying a minimum of $15,000 per month for twenty-four additional months. After the expiration of the additional twenty-four months, the purchaser must repay any remaining balance. This transaction has been accounted for as a direct financing lease with the nominal residual gain from the asset sale deferred into income over the life of the lease. During the year ended December 31, 2003, the Company received a total of $251,000 in payments from the third party related to this lease.

NOTE 14 - RELATED PARTY TRANSACTIONS

At December 31, 2003 and 2002, the Company owed the Chief Executive Officer of the Company $193,000 related to deferred compensation, and for advances totaling $49,000, respectively. Also the Company owed a former Executive Vice President and shareholder of the Company advances totaling $70,000, and deferred compensation of $42,000.

The Company's Chief Executive Officer, Munawar H. Hidayatallah, and his wife have guaranteed substantially all of the debt obligations of the Company and its subsidiaries. The Company has agreed to compensate the Chief Executive Officer annual fee equal to 1/4 of 1% of the amount of debts of the Company and its subsidiaries guaranteed by Mr. Hidayatallah and his wife payable quarterly beginning on March 31, 2004.

The President of the Company is the former owner of Jens' and currently holds a 19% minority interest in Jens'. This same individual is the holder of a $4,000,000 subordinated note payable issued by Jens' and is also owed $533,000 in accrued interest and $761,000 related to the obligation of a non-compete agreement (Note 8).

The President of the Company and formerly the sole proprietor of Jens' owns a shop yard, which he leases to Jens' on a monthly basis. The annual lease payments to the President under the terms of the lease were $28,800 for each of the years ended December 31, 2003 and 2002.

In addition, the President of the Company and members of his family own 100% of Tex-Mex Rental & Supply Co., a Texas corporation, that sold approximately $173,000 and $290,000 of equipment and other supplies to Jens' for the years ended December 31, 2003 and 2002, respectively. Management of the Company believes these transactions were on terms at least as favorable to Jens' as could have been obtained from unrelated third parties.

As further explained in Note 8, former directors of the Company were provided with promissory notes in 2000 in lieu of compensation for past services provided. A total of $386,000 included in the long-term debt of the Company is due the former directors and current shareholders of the Company as of December 31, 2003.

At December 31, 2003, Mountain Air owes its other joint venture partner in AirComp, LLC, M-I Fluids, LLC a total of $73,000.

NOTE 15 - SETTLEMENT ON LAWSUIT

In June 2003, Mountain Air filed a lawsuit against the former owners of Mountain Air Drilling Service Company (the "Sellers") for breaches in the asset purchase agreement. The Sellers stored hazardous materials on the property leased by Mountain Air without the consent of Mountain Air and violated the non-compete clause in the asset purchase agreement.

On July 15, 2003, Mountain Air entered into a settlement agreement with the Sellers. As of the date of the agreement, Mountain Air owed the Sellers a total of $2,563,195 including $2.2 million in principal and $363,195 in accrued interest. As part of the settlement agreement, the note payable to the Sellers was reduced from $2.2 million to $1.5 million. The note payable no longer accrues interest and the due date of the note payable was extended from February 6, 2006 to September 30, 2007. The lump-sum payment due the Sellers at that date will be $1,863,195. Mountain Air recorded a one-time gain on the reduction of the note payable to the Sellers of $1,034,000 in the third quarter of 2003. The gain was calculated by discounting the note payable to $1,469,152 using a present value calculation and accreting the note payable to $1,863,195, the amount due in September 2007. The Company will record interest expense totaling $394,043 over the life of the note payable beginning July 2003.

NOTE 16 - SEGMENT INFORMATION

The Company has three operating segments including Casing Services (Jens'), Directional Drilling Services (Strata) and Compressed Air Drilling Services (AirComp). All of the segments provide services to the petroleum industry. The Company only operated in one reporting segment for the year ended December 31, 2001. The revenues, operating income (loss), depreciation and amortization, interest, capital expenditures and assets of each of the reporting segments plus the Corporate function are reported below for the years ended December 31, 2003 and 2002:

                                                         Year Ended December 31,
                                                           2003          2002
                                                             (in thousands)

REVENUES:
Casing services                                          $ 10,037      $  7,796
Directional drilling services                              16,008         6,529
Compressed air drilling services                            6,679         3,665
                                                         ---------     ---------

Total revenues                                           $ 32,724      $ 17,790
                                                         =========     =========

OPERATING INCOME (LOSS):
Casing services                                          $  3,628      $  2,495
Directional drilling services                               1,103          (576)
Compressed air drilling services                              115          (945)
General corporate                                          (2,222)       (2,144)
                                                         ---------     ---------

Total income/(loss) from operations                      $  2,624      $ (1,170)
                                                         =========     =========

DEPRECIATION AND AMORTIZATION EXPENSE:
Casing services                                          $  1,413      $  1,265
Directional drilling services                                 275           295
Compressed air drilling services                            1,041           955
General corporate                                             109            65
                                                         ---------     ---------

Total depreciation and amortization expense              $  2,838      $  2,580
                                                         =========     =========

INTEREST EXPENSE:
Casing services                                          $  1,044      $    643
Directional drilling services                                 268           215
Compressed air drilling services                              839           761
General corporate                                             316           637
                                                         ---------     ---------

Total interest expense                                   $  2,467      $  2,256
                                                         =========     =========

CAPITAL EXPENDITURES
Casing services                                          $  2,176      $    137
Directional drilling services                               1,066            83
Compressed air drilling services                            2,093           288
General corporate                                              19            10
                                                         ---------     ---------

Total capital expenditures                               $  5,354      $    518
                                                         =========     =========

ASSETS:
Casing services                                          $ 18,191      $ 15,681
Directional drilling services                              11,529         8,888
Compressed air drilling services                           17,946         9,138
General corporate                                           1,207         1,071
                                                         ---------     ---------

Total assets                                             $ 48,873      $ 34,778
                                                         =========     =========

The following table contains the customers that represent more than 10% of the revenues for each of the three operating segments at December 31, 2003 and 2002:

                                                     2003                                     2002

      Casing Services                   El Paso Production Oil & Gas               El Paso Production Oil & Gas
                                        Materiales Y Equipos Petroleros            Materiales Y Equipos Petroleros

      Directional drilling services     Anadarko Petroleum Corporation             Anadarko Petroleum Corporation
                                        El Paso Production Oil & Gas               El Paso Production Oil & Gas
                                                                                   Santos USA Corporation

      Compressed air drilling services  Burlington Resources Oil & Gas Co., L.P.   Burlington Resources Oil & Gas Co., L.P.
                                        Calpine Corporation                        Devon Energy Production Co.
                                                                                   Texaco Exploration and Production

NOTE 17 - SUPPLEMENTAL CASH FLOWS INFORMATION

                                                            December    December    December
                                                             31, 2003    31, 2002    31, 2001
                                                            ---------   ---------   ---------
                                                                      (in thousands)

Non-cash investing and financing transactions in connection with the acquisition of Mountain Air assets and merger of Allis-Chalmers and OilQuip:

Fair value of net assets acquired                           $     --    $     --    $ (7,183)
Goodwill and other intangibles                                    --          --      (2,732)
Notes payable to Seller of Mountain Air                           --          --       2,200
Fair value of common stock exchanged                        $     --    $     --    $ (2,799)
Fair value of net assets, net of cash received                    --          --         892
                                                            ---------   ---------   ---------
Net cash paid to acquire subsidiary and consummate merger   $     --    $     --    $ (6,829)
                                                            =========   =========   =========

Non-cash investing and financing transactions in connection with the acquisitions of Jens' and Strata:

Fair value of net assets acquired                           $     --    $(13,945)   $     --
Goodwill and other intangibles                                    --      (5,903)         --
Note payable to Seller of Jens' Oilfield Service                  --       4,000          --
Value of common stock issued                                      --       3,735          --
Issuance of preferred stock                                       --       3,500          --
Fair value of warrants issued                                     --         314          --
                                                            ---------   ---------   ---------
Net cash paid to acquire subsidiary                         $     --    $ (8,299)   $     --
                                                            =========   =========   =========

Other non-cash investing and financing transactions:

Sale of property & equipment in connection with
     the direct financing lease (Note 13)                   $     --    $  1,193    $     --

(Gain) on settlement of debt                                $ (1,034)   $     --    $     --

Amortization of discount on debt                            $    442    $     --    $     --

Purchase of equipment financed through assumption of
      debt or accounts payable                              $    906    $     --    $     --

Other non-cash investing and financing transactions in connection with AirComp:

Issuance of debt to joint venture by M-I                    $ (4,818)   $     --    $     --

Contribution of property, plant and equipment by
M-I to joint venture                                        $  6,369    $     --    $     --

Difference of Company's investment cost basis in
AirComp and their share of underlying equity of net
assets of AirComp                                           $ (1,551)   $     --    $     --
                                                            ---------   ---------   ---------
Net cash paid in connection with the joint venture          $     --    $     --    $     --
                                                            =========   =========   =========

                                            51

NOTE 18 - QUARTERLY RESULTS (UNAUDITED)

                                    First       Second      Third       Fourth
                                    Quarter     Quarter     Quarter     Quarter
                                   ---------   ---------   ---------   ---------
                                      (In thousands, except per share amounts)
YEAR 2003

Revenues                           $  6,999    $  7,340    $  8,089    $ 10,296

Operating income (loss)               1,023         910         727         (36)

Net income (loss)                        59        (335)      1,131        (307)
                                   ---------   ---------   ---------   ---------
Preferred stock dividend               (394)        (87)        (88)        (87)
                                   ---------   ---------   ---------   ---------
Net income (loss) attributed to
common shares                      $   (335)   $   (422)   $  1,043    $   (394)
                                   =========   =========   =========   =========
Income (loss) per common share
  Basic:                           $  (0.02)   $  (0.02)   $   0.05    $  (0.02)
                                   =========   =========   =========   =========
Income (loss) per common share
  Diluted:                         $  (0.02)   $  (0.02)   $   0.05    $  (0.02)
                                   =========   =========   =========   =========

YEAR 2002

Revenues                           $  3,253    $  4,238    $  4,775    $  5,724

Operating income (loss)                (133)       (729)       (540)        232

Net income (loss)                      (640)       (869)     (1,505)       (955)
                                   ---------   ---------   ---------   ---------
Preferred stock dividend                (58)        (87)        (87)        (89)
                                   ---------   ---------   ---------   ---------
Net income (loss) attributed to
common shares                      $   (698)   $   (956)   $ (1,592)   $ (1,044)
                                   =========   =========   =========   =========
Income (loss) per common share
  (Basic and diluted)              $  (0.04)   $  (0.05)   $  (0.08)   $  (0.06)
                                   =========   =========   =========   =========

NOTE 19 - LEGAL MATTERS

The Company is involved in various legal proceedings that arose in the ordinary course of various business. The legal proceedings are at different stages. In addition, special trusts established in connection with the Company's reorganization (See Note 2 - Emergence From Chapter 11) are responsible for certain costs and expenses related to the Company's pre-bankruptcy obligations. In the opinion of management and their legal counsel, the ultimate gain or loss, if any, to the Company from all such proceedings can not be reasonably estimated at this time.

NOTE 20 - SUBSEQUENT EVENTS

On March 15, 2004, the Company filed an application to list the common stock on the American Stock Exchange. However, approval of listing of the common stock is subject to numerous conditions, including that the Companywe effect a reverse stock split resulting in an increase in the per share price to at least $3.00 per share, and meet certain other quantitative and qualitative standards. While the stockholders and board of directors have approved a future reverse stock split (see "Item 4 - Submission of Matters to a Vote of Security Holders"), there can be no assurance that the Company will meet the listing requirements of the American Stock Exchange or any other exchange.

On April 2, 2004, the Company entered into the following transactions:

         o In exchange for an investment of $2 million, the Company issued 3,100,000 shares of common stock for a purchase price equal to $0.50 per share, and warrants to purchase 4,000,000 shares of common stock at an exercise price of $0.50 per share, expiring on April 1, 2006, to an investor group (the "Investor Group") consisting of entities affiliated with Donald and Christopher Engel and directors Robert Nederlander and Leonard Toboroff. The aggregate purchase price for the common stock was $1,550,000, and the aggregate purchase price for the warrants was $450,000.

         o Energy Spectrum converted its 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock, including accrued dividend rights, into 8,590,449 shares of common stock.

         o The Company, the Investor Group, Energy Spectrum, and director Saeed Sheikh, and officers and directors Munawar H. Hidayatallah and Jens H. Mortensen entered into a stockholders agreement pursuant to which the parties have agreed to vote for the election to the board of directors of the Company three persons nominated by Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. In addition, the parties and the Company agreed that in the event the Company has not effected a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, the Company will retain an investment banking firm to identify candidates for a transaction involving the sale of the Company or its assets.

         o Wells Fargo Credit, Inc. and Wells Fargo Energy Capital, Inc. extended the maturity dates for certain obligations (which at December 31, 2003, aggregated approximately $9,768,000) from January and February of 2005 to January and February 2006. As a condition of the extension, the Company will make a $400,000 initial payment and 24 monthly principal payments in the amount of $25,000 each to Wells Fargo Energy Capital, Inc. As part of the extension, the lenders waived certain defaults including defaults relating to the failure of Jens' and Strata to comply with certain covenants relating to the amount of their capital expenditures, and amended certain covenants set forth in the loan agreements on an on-going basis. In addition, Wells Fargo Credit, Inc. increased Strata's line of credit from $2.5 million to $4.0 million.

ITEM 9. CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

NONE.

ITEM 9A. CONTROLS AND PROCEDURES.

(a). EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES. Our chief executive officer and our chief accounting officer, after evaluating the effectiveness of the Company's "disclosure controls and procedures" (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) as of the end of the period covered by this Report (the "Evaluation Date"), have concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to material information relating to our Company (and its consolidated subsidiaries) required to be included in our periodic SEC filings. Since the Evaluation Date, there have not been any significant changes in our internal controls, or in other factors that could significantly affect these controls subsequent to the Evaluation Date.

It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system will be met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

The information required by Item 10 is incorporated by reference from the section entitled "Election of Directors" and "Executive Compensation and Other Matters" and other relevant portions of the Information Statement (the "Information Statement") on Schedule 14C to be filed by the registrant not later than 120 days following December 31, 2003.

ITEM 11. EXECUTIVE COMPENSATION.

The information required by Item 11 is incorporated by reference from the section entitled "Executive Compensation and Other Matters" and other relevant portions of the Information Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The information required by Item 12 is incorporated by reference from the section entitled "Security Ownership of Management and Certain Beneficial Owners" and other relevant portions of the Information Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The information required by Item 13 is incorporated by reference from the section entitled "Certain Relationships and Related Transactions" and other relevant portions of the Information Statement.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The information required by Item 14 is incorporated by reference from the section entitled "Corporate Governance" and other relevant portions of the Information Statement.

                                     PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) LIST OF DOCUMENTS FILED

The Index to Financial Statements is included on page 28 of this report. Financial statements Schedules not included in this report have been omitted because they are not applicable or the required information is included in the Financial Statements or Notes thereto. The exhibits listed on the Exhibit Index located at Page 56 of this Annual Report are filed as part of this Form 10K.


(b) REPORTS ON FORM 8-K

None.

(c) EXHIBITS

The exhibits listed on the Exhibit Index located at Page 56 of this Annual Report are filed as part of this Form 10K.

(d) FINANCIAL STATEMENT SCHEDULES

None.
                                       54

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 14, 2004.

                    /S/ MUNAWAR H. HIDAYATALLAH
                    ------------------------------------
                    MUNAWAR H. HIDAYATALLAH
                    CHIEF EXECUTIVE OFFICER AND CHAIRMAN

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, this report has been signed on the date indicated by the following persons on behalf of the registrant and in the capacities indicated.

NAME                                  TITLE                                     DATE
--------------------------------      ------------------------------------      ------------------
/S/ MUNAWAR H. HIDAYATALLAH           Chairman and Chief Executive Officer        April 14, 2004
--------------------------------      (Principal Financial Officer and
Munawar H. Hidayatallah               Principle Executive Officer)

/S/ JENS H. MORTENSEN                 President, Chief Operating Officer          April 14, 2004
--------------------------------      and Director
Jens H. Mortensen

/S/ TODD SEWARD                       Chief Accounting Officer                    April 14, 2004
--------------------------------      (Principal Accounting Officer)
Todd Seward

/S/ DAVID A. GROSHOFF                 Director                                    April 14, 2004
--------------------------------
David A. Groshoff

/S/ SAEED SHEIKH                      Director                                    April 14, 2004
--------------------------------
Saeed Sheikh

/S/ LEONARD TOBOROFF                  Director                                    April 14, 2004
--------------------------------
Leonard Toboroff

/S/ JAMES W. SPANN                    Director                                    April 14, 2004
--------------------------------
James W. Spann

/S/ ROBERT E. NEDERLANDER             Director                                    April 14, 2004
--------------------------------
Robert E. Nederlander

/S/ CHRISTINA E. WOODS                Director                                    April 14, 2004
--------------------------------
Christina E. Woods

/S/ THOMAS O. WHITENER, JR.           Director                                    April 14, 2004
--------------------------------
Thomas O Whitener, Jr.


                                  EXHIBIT INDEX

2.1 First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, which includes the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 (incorporated by reference to the Company's Report on Form 8-K dated December 1, 1988).

2.2 Agreement and Plan of Merger by and among Allis-Chalmers Corporation, Allis-Chalmers Acquisition Corp. and OilQuip Rentals, Inc. dated as of May 9, 2001(incorporated by reference to the Company's Report on Form 8-K filed May 15, 2001).

2.3. Stock Purchase Agreement dated November 30, 2001 by and between Clayton Lau and Mountain Compressed Air, Inc. (incorporated by reference to the Company's Report on Form 8-K dated December 27, 2001).

2.4. Promissory Note executed by Clayton Lau dated November 30, 2001 (incorporated by reference to the Company's Report on Form 8-K dated December 27, 2001).

2.5. Security Agreement dated November 30, 2001 by and between Clayton Lau and Mountain Compressed Air, Inc., (incorporated by reference to the Company's Report on Form 8-K dated December 27, 2001).

2.6. Stock Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation, a Delaware corporation ("Buyer") and Jens
         H. Mortensen, Jr. (incorporated by reference to the Company's Report on Form 8-K filed February 21, 2002).

2.7. Shareholder's Agreement among Jens' Oilfield Services, Inc., a Texas corporation, Jens H. Mortensen, Jr., and Allis-Chalmers Corporation (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31, 2001).

2.8. Stock Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation, Energy Spectrum Partners, LP, and Strata Directional Technology, Inc. (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31, 2001).

2.9 Registration Rights Agreement dated by and among Allis-Chalmers Corporation and Energy Spectrum Partners LP (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31,
         2001).

2.10 Shareholders' Agreement among Allis-Chalmers Corporation and the Shareholders and Warrant holder signatories thereto dated February 1, 2002 (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31, 2001).

3.1 Amended and Restated Certificate of Incorporation of Allis-Chalmers Corporation (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31, 2001).

3.2 Certificate of Designation, Preferences and Rights of the SERIES A 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK ($.01 Par Value) of Allis Chalmers Corporation (incorporated by reference to the Company's Report on Form 8-K filed February 21, 2002)

3.3 Amended and Restated By-laws of Allis-Chalmers Corporation (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31, 2001).

*10.1 Amended and Restated Retiree Health Trust Agreement between Allis-Chalmers Corporation and Wells Fargo Bank (incorporated by reference to Exhibit C-1 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in the Company's Report on Form 8-K dated December 1, 1988).

*10.2 Amended and Restated Retiree Health Trust Agreement between Allis-Chalmers Corporation and Firstar Trust Company (incorporated by reference to Exhibit C-2 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in the Company's Report on Form 8-K dated December 1, 1988).

10.3 Reorganization Trust Agreement between Allis-Chalmers Corporation and John T. Grigsby, Jr., Trustee (incorporated by reference to Exhibit D of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in the Company's Report on Form 8-K dated December 1, 1988).

10.4. Product Liability Trust Agreement between Allis-Chalmers Corporation and Bruce W. Strausberg, Trustee (incorporated by reference to Exhibit E of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in the Company's Report on Form 8-K dated December 1, 1988).

*10.5 Allis-Chalmers Savings Plan (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31, 1988).

*10.6 Allis-Chalmers Consolidated Pension Plan (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31,
         1988).

10.7 Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to the Company's Report on Form 10-Q for the quarter ended June 30, 1999).

10.8 Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to the Company's Report on Form 10-Q for the quarter ended June 30, 1999).

10.9 Letter Agreement between Allis-Chalmers Corporation and the Pension Benefit Guarantee Corporation dated as of May 9, 2001 (incorporated by reference to the Company's Report on Form 8-K filed on May 15, 2002).

10.10 Termination Agreement between Allis-Chalmers Corporation, the Pension Benefit Guarantee Corporation and others, dated as of May 9, 2001(incorporated by reference to the Company's Report on Form 8-K filed on May 15, 2002).

*10.11 Employment Agreement dated February 7, 2001 by and between OilQuip Rentals, Inc. and Munawar H. Hidayatallah (incorporated by reference to the Company's Report on Form 10-K for the year ended December 31,
         2001).

10.12 Asset Purchase Agreement entered into as of February 6, 2001 by and among Mountain Compressed Air, Inc., Mountain Drilling Service Co., Inc. and Rod and Linda Huskey with related Promissory Note.

*10.13 Option Agreement dated October 15, 2001 between Allis-Chalmers Corporation and Leonard Toboroff (incorporated by reference to the Company's Report on Form 10-Q for the quarter ended September 30,
         2001).

10.14 Credit and Security Agreement dated February 1, 2002 by and between Jens' Oil Field Service, Inc. and Wells Fargo Credit, Inc. (incorporated by reference to the Company's Report on Form 8-K filed February 21, 2002).

10.15 Amended and Restated Credit and Security Agreement dated February 1, 2002 by and between Strata Directional Technology, Inc. and Wells Fargo Credit, Inc. (incorporated by reference to the Company's Report on Form 8-K filed February 21, 2002).

10.16 Credit Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital, Inc. (incorporated by reference to the Company's Report on Form 8-K filed February 21, 2002)

10.17 Warrant Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital, Inc. (incorporated by reference to the Company's Report on Form 8-K filed February 21, 2002)

*10.18 Employment Agreement dated February 1, 2002, by Jens' Oil Field Service, Inc. and Jens H. Mortensen, Jr. (incorporated by reference to the Company's Report on Form 8-K filed February 21, 2002).

10.19 Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated February 6, 2001. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.20 First Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated August 9, 2001. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.21 Second Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated November 30, 2001. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.22 Third Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated January 31, 2002. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.23 Fourth Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated April 30, 2002. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.24 Fifth Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated August 6, 2002. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.25 Sixth Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated January 1, 2003. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.26 Forbearance Agreement and Second Amendment to Amended and Restated Credit Agreement dated March 21, 2003, by and between Strata Directional Technology, Inc., and Wells Fargo Credit, Inc. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.27 Forbearance Agreement and First Amendment to Credit Agreement between Jens' Oilfield Services, Inc., and Wells Fargo Credit, Inc., dated March 21, 2003. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.28 Forbearance Agreement between Mountain Compressed Air, Inc., and Wells Fargo Equipment Finance, Inc., dated January 17, 2003. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.29 Ratification of Previously Executed Security Agreement dated August 9, 2001, by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital, Inc. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.30 Subordination and Intercreditor Agreement by and among Mountain Compressed Air, Inc., Wells Fargo Energy Capital, Inc. and Wells Fargo Equipment Finance, Inc. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.31 Credit Agreement dated as of February 6, 2001, by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital, Inc., with related Term Note, Warrant Purchase Agreement and Warrant. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.32 First Amendment to Credit Agreement dated as of February 1, 2002, by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital Inc. (incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2002)

10.33 Joint Venture Agreement entered into as of June 27, 2003 by and between Mountain Compressed Air, Inc. and M-I L.L.C. (incorporated by reference to the Company's Current Report on Form 8-K filed July 16, 2003)

10.34 Credit and Security Agreement by and between AirComp, L.L.C. and Wells Fargo Bank Texas NA, including Term Note, Revolving Line of Credit, and Delayed Draw Term Note, each filed as of June 27, 2003. (incorporated by reference to the Company's Current Report on Form 8-K filed July 16,
         2003)

10.35 Security Agreement by and between AirComp, L.L.C. and Wells Fargo Bank Texas NA, filed as of June 27, 2003. (incorporated by reference to the Company's Current Report on Form 8-K dated July 16, 2003)

10.36 Employment Agreement dated July 1, 2003, by and between AirComp, L.L.C and Terry Keane. (incorporated by reference to the Company's Current Report on Form 8-K filed July 16, 2003)

10.37 Second Amendment to Credit Agreement dated as of February 1, 2003, by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital Inc. (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003)

10.38 Second Amendment to Credit Agreement dated as of September 30 2003, by and between Jens Oilfield Service, Inc. and Wells Fargo Credit Inc. (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003)

10.39 Third Amendment to Credit Agreement dated as of September, 2003, by and between Strata Directional Technology, Inc., and Wells Fargo Credit Inc. (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003)

10.40 First Amendment to Credit Agreement dated as of October 1, 2003, by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital Inc. (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003)

*10.41   Form of Option Certificate issued pursuant to 2003 Stock Incentive
         Plan.

*10.42   2003 Stock Incentive Plan

14.1     Code of Ethics

21.1     Subsidiaries of Allis-Chalmers Corporation.

31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Certification of President pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.3 Certification of Chief Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certification of the Chief Executive Officer, President and Chief Accounting Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to
         Section 906 of the Sarbanes-Oxley Act of 2002.

* Compensation Plan or Agreement

                 UNITED STATE SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                 FORM 10-K/A - 1
                                   (Mark One)

       [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 OR

     [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM _______TO ________

                          COMMISSION FILE NUMBER 1-2199

                           ALLIS-CHALMERS CORPORATION
                           --------------------------

             (Exact name of registrant as specified in its charter)

          DELAWARE                                           39-0126090
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                 7660 WOODWAY, SUITE 200, HOUSTON, TEXAS 77063
                 ---------------------------------------------
               (Address of principal executive offices) (Zip code)

                                 (713) 369-0550
                                 --------------
               Registrant's telephone number, including area code

        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                     COMMON STOCK, PAR VALUE $0.15 PER SHARE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if the disclosure of delinquent filers pursuant to ITEM 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes [ ] No [X]

The aggregate market value of the common equity held by non-affiliates of the registrant, computed using the average of the bid and ask price of the common stock of $0.975 per share on APRIL 28, 2004, as reported on the OTC Bulletin Board, was approximately $1,930,306 (affiliates included for this computation only: directors, executive officers and holders of more than 5% of the registrant's common stock).

At April 26, 2004, there were 31,393,789 shares of common stock outstanding.

EXPLANATORY NOTE

This Form 10-K/A-1 is being filed by Allis-Chalmers Corporation (the "Company" or "Allis-Chalmers") to provide the disclosures required under Part III of Form 10-K, since the Company's definitive proxy statement for its 2004 annual meeting of stockholders will not be held within 120 days following December 31, 2003.

As required by Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the Exchange Act), new certifications by the Company's principal executive officer and principal financial and accounting officers are being filed as exhibits to this Form 10-K/A-1 under Item 15 of Part IV.

For purposes of this Form 10-K/A-1, and in accordance with Rule 12b-15 under the Exchange Act, each item of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as originally filed on April 14, 2004, that was affected by this amendment, has been amended and restated in its entirety. No attempt has been made in this Form 10-K/A-1 to modify or update other disclosures as presented in the original Form 10-K, except as required to reflect such amendments.


                            2003 FORM 10-K/A CONTENTS
                            -------------------------


                                    PART III

Item 10. Directors and Executive Officers of the Registrant................... 3
Item 11. Executive Compensation............................................... 8
Item 12. Security Ownership of Certain Beneficial Owners and Management.......11
Item 13. Certain Relationships and Related Transactions.......................14
Item 14. Principal Accounting Fees and Services...............................16


                                     PART IV

Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K......16

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

INFORMATION REGARDING DIRECTORS

The following individuals serve on our Board for a term of one year and until their successors are elected and take office:

NAME                                   AGE                       DIRECTOR SINCE
----                                   ---                       --------------

David A. Groshoff                      32                         October 1999
Munawar H. Hidayatallah                59                           May 2001
Jens H. Mortensen, Jr.                 51                         February 2003
Robert E. Nederlander                  71                           May 1989
Saeed M. Sheikh                        67                           May 2001
James W. Spann                         51                         February 2002
Leonard Toboroff                       71                           May 1989
Thomas O. Whitener, Jr.                57                         February 2002
Christina E. Woods                     26                          March 2004

David A. Groshoff has served as our director since October 1999. Mr. Groshoff has been employed by Pacholder Associates, Inc. since September 1997 and currently serves as Senior Vice President and Associate General Counsel. From November 1996 until September 1997, Mr. Groshoff was a practicing attorney. Mr. Groshoff serves on our Board on behalf of the Pension Benefit Guaranty Corporation, which has the right to appoint one director for so long as it holds 117,020 shares of our common stock. Mr. Groshoff is also a director of Atlas Minerals, Inc.

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc., which merged with us in May 2001, from its formation in February 2000 until the date of the merger. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2000, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

Mr. Jens H. Mortensen, Jr. has served as our director since February 2002 and as our President and Chief Operating Officer since February, 2003. Mr. Mortensen formed and has served as President and Chief Executive Officer of Jens' Oilfield Service, Inc. ("Jens'"), one of our subsidiaries, since 1982 after having spent eight years in operations and sales positions with a South Texas casing crew operator. As sole stockholder and CEO of Jens', Mr. Mortensen grew the company from its infancy to approximately $10.0 million of revenues in 2001. Mr. Mortensen's experience includes extensive knowledge of specialized equipment utilized to install the various strings of casing required to drill and complete oil and gas wells.

Robert E. Nederlander has served as our director since May 1989. Mr. Nederlander served as our Chairman of the Board from May 1989 to 1993, and as our Vice Chairman of the Board from 1993 to 1996. Mr. Nederlander has been a Director of Cendant Corp since December 1997 and Chairman of the Corporate Governance Committee of Cendant Corp. since 2002. Mr. Nederlander was a Director of HFS from July 1995 to December 1997. Since November 1981, Mr. Nederlander has been President and/or Director of the Nederlander Organization, Inc., owner and operator of legitimate theaters in the New York City. Since December 1998, Mr. Nederlander has been a managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside the New York City. Mr. Nederlander was Chairman of the Board of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 to September 2003 and was the Chief Executive Officer of such corporation from 1988 through April 1, 1993. Mr. Nederlander has been a limited partner and a director of the New York Yankees since 1973. Mr. Nederlander has been President of Nederlander Television and Film Productions, Inc. since October 1985 and was Chairman of the Board and Chief Executive Officer of Mego Financial Corp. from January 1988 to January 2002. Mr. Nederlander was a director of Mego Mortgage Corp. from September 1996 until June 1998.

Saeed M. Sheikh has served as our director since May 2001. Since 1972 Mr. Sheikh has served as President and a director of Star Trading & Marine, Inc., a ship brokerage firm and international shipping agent.

James W. Spann has served as our director since February 2002. Mr. Spann was a founding partner and since May 1996 has served as Chief Investment Officer of Energy Spectrum Capital, the general partner of Energy Spectrum Partners LP ("Energy Spectrum"), a private equity partnership focusing on the energy industry and our largest stockholder. Prior to 1996, Mr. Spann was a managing director of CIGNA Private Securities, the private debt and equity investment division of CIGNA Corporation, at which Mr. Spann oversaw a portfolio of private oil, chemical and gas securities totaling over $1.5 billion.

Leonard Toboroff has served as our director and Vice Chairman of the Board since May 1989 and served as our Executive Vice President from May 1989 until February 2002. Mr. Toboroff served as a director and Vice President of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 through October 2003, and is also a director of Engex Corp. Mr. Toboroff has been a practicing attorney continuously since 1961.

Thomas O. Whitener, Jr. has served as our director since February 1, 2002. Mr. Whitener is a founding partner of Energy Spectrum Capital and has been a partner since May 1996. Mr. Whitener has also served as a managing director of Energy Spectrum Securities Corp., a financial advisory firm for energy companies, since October 1997. Mr. Whitener has been financing companies in the energy industry since 1974. From 1987 to 1996, Mr. Whitener was an investment banker with R. Reid Investments Inc. and Dean Witter Reynolds.

Christina E. Woods has served as our director since March 2004. Ms. Woods joined Energy Spectrum as an accountant in October 1999 and for the last four years has functioned as its Accounting Manager. As such, Ms. Woods managed all functions of accounting, including revenue recognition, expense recognition, accounts payable and accounts receivable. Ms. Woods also coordinates and supervises Energy Spectrum's audit and tax engagements, and has been the firm's primary contact for such engagements. Since October 2002, Ms. Woods has become actively involved in Energy Spectrum's private equity investment activities by assisting in strategic and due diligence analyses for potential investments and assisting with the monitoring and oversight of current investments. Ms. Woods received her Bachelor of Arts degree in 1999 and her Master of Business Administration in 2003 from the University of Texas at Dallas.

STOCKHOLDERS AGREEMENT

On April 2, 2004, an investor group consisting of Donald Engel, Chris Engel, the Engel Investors Defined Benefit Plan, director Leonard Toboroff and RER Corp., a Michigan corporation wholly owned by director Robert Nederlander (the "Investor Group"), Energy Spectrum, and directors Jens H. Mortensen, Jr., Saeed M. Sheikh and Munawar H. Hidayatallah entered into a stockholders agreement (the "Stockholders Agreement") pursuant to which the parties agreed to vote for the election to the board of directors of the Company three persons nominated by

Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. The parties to the Stockholders Agreement collectively beneficially own approximately 86.4% of the common stock, and thus have the power to elect six of our nine directors. No directors have yet been elected pursuant to this Agreement; however, prior to April 2, 2004, Energy Spectrum owned all of the outstanding Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") of the Company and in such capacity was entitled to designate three directors to the Company's Board. Messrs. Whitener and Spann and Ms. Woods were appointed to our Board as designees of Energy Spectrum. On April 2, 2004, the Series A Preferred Stock was converted into common stock. See "Item 13 - Certain Relationships and Related Transactions."

The Stockholders Agreement also provides that in the event the Company does not complete a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, the Company will retain an investment banking firm to identify candidates for a transaction involving the sale of the Company or its assets. In addition, on April 2, 2004, the Company, Energy Spectrum, the Investors Group, Messrs. Hidayatallah, Mortensen and Sheikh and others entered into a registration rights agreement with the Company (the "Registration Rights Agreement"), pursuant to which the parties were granted certain registration rights with respect to the common stock owned or to be owned by such parties.

All parties to the Stockholders Agreement are deemed to be a group and each party is deemed to beneficially own all common stock beneficially owned by each member of the group. Messrs. Whitener and Spann are principals of Energy Spectrum's affiliates and are deemed to beneficially own the securities held of record by Energy Spectrum.

AUDIT COMMITTEE

The Audit Committee currently consists of two directors, Mr. Spann, who serves as Chairman, and Ms. Woods, both of whom are "independent" under applicable Securities and Exchange Commission rules regarding audit committee membership. Mr. Spann was appointed as Chairman of the Audit Committee in February 2002 and Ms. Woods was appointed to the Audit Committee in March 2004. The Board has determined that Mr. Spann qualifies as an "audit committee financial expert" under applicable Securities and Exchange Commission rules and regulations governing the composition of the Audit Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to stockholders and others; (ii) the functioning of our systems of internal accounting and financial controls; and (iii) the engagement, compensation, performance, qualifications and independence of our independent auditors.

The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee also has unrestricted access to the independent auditors and all of our personnel. The Audit Committee has selected Gordon Hughes and Banks LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

The Audit Committee held five meetings during 2003. The Board adopted a written Audit Committee charter in March 2002. The charter is reviewed annually and revised as appropriate.

NOMINATING COMMITTEE.

The Board does not have a nominating committee. The Board believes that it is appropriate not to have a nominating committee because seven of the nine directors that serve on the Board are designated by stockholders under stockholder agreements. The entire Board identifies nominees for the remaining positions by first evaluating the current members of the Board willing to continue in service. Current members of the Board with the skills and experience that are relevant to the Company's business, and who are willing to continue in service, are considered first for re-nomination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as beneficial owners of 10% or more of the Company's common stock, to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company and by individual directors, executive officers and such beneficial owners, the Company believes that during the fiscal years ended December 31, 2003, all its directors, executive officers and beneficial owners of 10% or more of its common stock complied with the Section 16(a) filing requirements.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to all executive officers and directors of the Company and each of its subsidiaries, including the Company's principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. The purpose of the Code of Ethics is: (i) to deter wrongdoing; (ii) to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (iii) to promote full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission or otherwise communicate with the public; (iv) to promote compliance with applicable governmental laws, rules and regulations; (v) to promote prompt internal reporting of violations of the code to an appropriate person; and (vi) to promote accountability for adherence to the code.

The Company will provide a copy of the Code of Ethics without charge to any person upon request. Requests may be made to the Company's Chief Accounting Officer in writing to the Company's address shown on the first page of this report or by calling (713) 369-0550.

INFORMATION REGARDING EXECUTIVE OFFICERS

The names of our current executive officers, and certain information about them, are set forth below.

NAME                         AGE                     POSITION
----                         ---                     --------

Munawar H. Hidayatallah     59      Munawar H. Hidayatallah has served as our
                                    Chairman of the Board and Chief Executive
                                    Officer since May 2001, and was President from May 2001 through February 2003. Mr.
                                    Hidayatallah was Chief Executive Officer of
                                    OilQuip Rentals, Inc., which merged with us in May 2001, from its formation in February
                                    2000 until the date of the merger. From
                                    December 1994 until August 1999, Mr.
                                    Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc.
                                    in early 2000. IRI International, Inc.
                                    manufactured, sold and rented oilfield
                                    equipment to the oilfield and natural gas exploration and production sectors. From
                                    August 1999 until February 2000, Mr.
                                    Hidayatallah worked as a consultant to IRI
                                    International, Inc. and Riddell Sports Inc.

Jens H. Mortensen, Jr.      51      Mr. Jens H. Mortensen, Jr. has served as our
                                    director since February 2002 and as our
                                    President and Chief Operating Officer since
                                    February, 2003. Mr. Mortensen formed and has served as President and Chief Executive
                                    Officer of Jens' Oilfield Service, Inc., one of our subsidiaries, since 1982 after having spent eight years in operations and sales positions with a South Texas casing crew operator. As sole stockholder and CEO of Jens', Mr. Mortensen grew the company from its infancy to approximately $10.0 million of revenues in 2001. Mr. Mortensen's experience includes extensive knowledge of specialized equipment utilized to install the various strings of casing required to drill and complete oil and gas wells.

Todd C. Seward              41      Mr. Seward has served as our Chief
                                    Accounting Officer since September 2002 and from October 2001 through September 2002 served as our Corporate Controller. From
                                    February 2000 to October 2001, Mr. Seward was an Executive Accounting Consultant where he served as a Regional Controller for Cemex, the world's third largest cement company. From February 1997 until February
                                    2000, Mr. Seward served as Director of
                                    Finance for APS Holdings, Inc., a $750
                                    million consumer branded auto parts
                                    distributor and reseller. Mr. Seward has 16 years of experience in all aspects of accounting, financial and treasury management. He possesses an extensive background in Securities and Exchange
                                    Commission reporting including IPO's and
                                    GAAP.

Terrence P. Keane           51      Terrence P. Keane has served as President
                                    and Chief Executive Officer of the Company's
                                    AirComp, LLC subsidiary since its formation on July 1, 2003, and served as a consultant to M-I, LLC in the area of compressed air drilling from July 2002 until June 2003.
                                    From March, 1999 until June 2002, Mr. Keane served as Vice President and General Manager
                                    - Exploration, Production and Processing
                                    Services for Gas Technology Institute where
                                    Mr. Keane was responsible for all sales, marketing, operations and research and development of the exploration, production and processing business unit. For more than ten years prior to joining the Gas
                                    Technology Institute, Mr. Keane had various positions with Smith International, Inc.,
                                    Houston Texas, most recently in the position of Vice President Worldwide Operations and
                                    Sales for Smith Tool.

David Wilde                 48      David Wilde has served as President and
                                    Chief Executive Officer of the Company's
                                    Strata subsidiary since October 2003 and served as Strata's President and Chief
                                    Operating Officer from July 2003 until
                                    October 2003. From February of 2002 until
                                    July 2003 Mr. Wilde was our Executive Vice
                                    President of Sales and Marketing. From May
                                    1999 until February 2002, Mr. Wilde served as Sales and Operations Manager of Strata's
                                    Gulf Coast Division. From March 1998 until
                                    May 1999 Mr. Wilde was Sales Manager at
                                    Strata. Mr. Wilde has more than 25 years experience in the drilling sector of the oil service industry and 21 years experience in the directional and horizontal drilling and rental tool business.

ITEM 11. EXECUTIVE COMPENSATION.

The following table sets forth the compensation paid or awarded by us in 2003, 2002 and 2001 to all persons who served as executive officers during 2003 who received more than $100,000 in salary and bonus compensation during 2003 (the "named executive officers").

                                                          Annual Compensation                  Long Term Compensation
                                                    -----------------------------      -------------------------------------
                                                                                                           Awards Securities
Name and                                                                                Other Annual        Underlying
Principal Position                     Year         Salary($)            Bonus($)      Compensation(1)     Options/SARS (#)
------------------                     ----         ---------            --------      ---------------     ----------------
Munawar H. Hidayatallah,               2003         $300,000(2)          $81,775       $3,000              2,000,000
President, Chairman &                  2002         $294,666(3)          $143,000      $0                  0
Chief Executive Officer of Allis-      2001         $240,635(5)          $77,000       $0                  0
Chalmers (4)

Jens H. Mortensen, Jr.,                2003         $150,000             $0            $1,500              500,000
President and Chief Operating          2002         $137,500             $0            $0                  0
Officer of Allis-Chalmers,             2001         $0                   $0            $0                  0
President and Chief
Executive Officer of Jens' (6)

David Wilde                            2003         $187,626             $30,000       $1,876              500,000
President and Chief                    2002         $146,393             $0            $0                  0
Executive Officer of Strata (7)        2001         $0                   $0            $0                  0

Todd C. Seward                         2003         $123,192             $40,000       $1,232              150,000
Chief Accounting Officer of            2002         $35,000              $0            $0                  0
Allis-Chalmers                         2001         $0                   $0            $0                  0

     (1) Represents contributions to officer 401K plans. The Company matches contributions made by all employees up to a maximum 1% of each employee's salary.
     (2)  Of this amount, $60,000 was deferred and not paid during 2003.
     (3)  Of this amount, $65,000 was deferred and not paid during 2002.
     (4) The amount of bonuses awarded to Mr. Hidayatallah were determined pursuant to his employment agreement, based on acquisitions completed by the Company (see, "Employment Agreements with Management," below).
     (5)  This entire amount was deferred and paid to Mr. Hidayatallah in 2002.
     (6) Mr. Mortensen served as President of Jens' since we acquired Jens' in February 2002 and as such has been considered one of our executive officers; in February 2003 Mr. Mortensen was named our President and Chief Operating Officer.
     (7) We consider Mr. Wilde to be one of our executive officers because he is President and Chief Executive Officer of Strata, one of our subsidiaries.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information concerning stock options granted to the named executive officers during 2003. All the grants were options to purchase shares of common stock and were made under the Company's 2003 Stock Incentive Plan. No stock appreciation rights were granted during 2003. No options were exercised during 2003.

                                           OPTION GRANTS IN LAST FISCAL YEAR
                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF STOCK
                                          INDIVIDUAL GRANTS                      PRICE APPRECIATION FOR OPTION TERMS(3)

                                             % OF TOTAL
                              NUMBER OF        OPTIONS
                             SECURITIES        GRANTED      EXERCISE
                             UNDERLYING           TO         PRICE
                              OPTIONS         EMPLOYEES     PER SHARE     EXPIRATION
        NAME                 GRANTED(1)        IN 2003      ($/SH)(2)        DATE             5%($)          10%($)
------------------------     ----------      ----------     ---------     ----------       ---------      -----------
Munawar H. Hidayatallah      2,000,000          46.3%        $ 0.55       12/15/2013       $ 691,784      $ 1,753,117
Jens H. Mortensen, Jr.         500,000          11.6%        $ 0.55       12/15/2013       $ 172,946      $   438,279
David Wilde                    500,000          11.6%        $ 0.55       12/15/2013       $ 172,946      $   438,279
Todd C. Seward                 150,000           3.5%        $ 0.55       12/15/2013       $  51,884      $   131,484

     (1) All options vest and become exercisable in three equal installments, one of which vested upon the issuance of the options and one of which will vest upon each of the first and second anniversaries of the date of grant of option, provided that all options will become fully exercisable upon the occurrence of a change of control (as defined in the 2003 Stock Incentive Plan).

     (2) The exercise price for these options was equal to the fair market value of the common stock on December 16, 2003, the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date.

     (3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate or projection of the future trading prices of our common stock. The calculations assume annual compounding and continued retention of the options or the underlying common stock by the optionee for the full option term of ten years. Unless the market price of the common stock actually appreciates over the option term, no value will be realized by the optionee from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee's continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                                                    Potential Realizable Value at
                                            Number of Securities                         Value of Unexercised
                                           Underlying Unexercised                            In-the-Money
                                                Options/SARs                                 Options/SARs
                                          at Fiscal Year-End (#)                      at Fiscal Year-End ($)(1)

          NAME                     EXERCISABLE            UNEXERCISABLE            EXERCISABLE         UNEXERCISABLE
          ----                     -----------            -------------            -----------         -------------
Munawar H. Hidayatallah              666,667                1,333,333                  $0                    $0
Jens H. Mortensen, Jr.               166,667                  333,333                  $0                    $0
David Wilde                          166,667                  333,333                  $0                    $0
Todd C. Seward                        50,000                  100,000                  $0                    $0

(1) Based on a value of $0.52 per share, the closing price per share on the OTC Bulletin Board on December 31, 2003.

EMPLOYMENT AGREEMENTS WITH MANAGEMENT

Munawar H. Hidayatallah served as our Chief Executive Officer and Chairman of the Board pursuant to the terms of a three-year employment agreement dated as of February 7, 2001, which terminated February 6, 2004. The Company and Mr. Hidayatallah are currently negotiating a new employment contract. Under the terms of his prior employment agreement, Mr. Hidayatallah received an annual base salary of $300,000 subject to increase or decrease by our Board, but in no event below $200,000. In addition, Mr. Hidayatallah was entitled to receive incentive compensation equal to one-half of one percent of the purchase price of any company we acquired. If Mr. Hidayatallah's employment was terminated by us for any reason other than "cause," as defined in Mr. Hidayatallah's employment agreement, or death or disability, then he is entitled to receive his then current salary for 12 months following the date of his termination reduced by the compensation Mr. Hidayatallah received from any new employer during such period. If Mr. Hidayatallah's employment agreement was terminated as a result of his disability, then he was entitled to receive his then current salary for up to six months or until he obtained rights under any disability plan we maintain for him. In addition, we maintain a term life insurance policy in the amount of $2,500,000 the proceeds of which would be used to repurchase shares of our common stock from Mr. Hidayatallah's estate in the event of his death. The number of shares purchased will be determined based upon the fair market value of our common stock, as determined by a third party experienced in valuations of this type, appointed by the Company.

Jens H. Mortensen, Jr. serves as President of Jens' pursuant to the terms of a three-year employment agreement dated February 1, 2002. Under the terms of his agreement, Mr. Mortensen receives a salary of $150,000 that may not be reduced below such amount. If Mr. Mortensen's agreement is terminated by us for any reason other than "cause," as defined in Mr. Mortensen's agreement, or death or disability, then he is immediately entitled to receive all amounts due through the term of his agreement. Mr. Mortensen also serves as our President and Chief Operating Officer, but does not receive additional compensation for such services.

Terrence P. Keane, President and Chief Executive Officer of the Company's subsidiary AirComp L.L.C., a Delaware limited liability company, is employed pursuant to an employment agreement dated July 1, 2003, which has a term of four years. Under the terms of this agreement, Mr. Keane is entitled to base salary of $144,000 and to a bonus of up to 90% of his base salary based upon AirComp meeting earnings targets established by AirComp's Management Committee. If Mr. Keane's employment is terminated by AirComp without cause or by Mr. Keane for good reason (as such terms are defined in the agreement), Mr. Keane will be entitled to receive his accrued bonus, if any, and to continue to receive salary and medical benefits for a period of six months. In addition, if a change in control (as defined in the agreement) occurs with respect to AirComp, and Mr. Keane does not accept employment with AirComp's successor, then Mr. Keane will be entitled to receive his accrued bonus, if any, to continue to receive salary for a period of 24 months, and to continue to receive medical benefits for a period of 12 months.

BOARD COMPENSATION

Our policy is to pay our non-employees directors a fee of $1,000 per quarter, plus an annual grant of options to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. However, because of restraints imposed by our lenders, we did not pay cash fees to our directors during 2002 or 2003. In lieu of such fees, in December 2003 the Company awarded each non-employee director 10,000 shares of our common stock as well as options to acquire an additional 10,000 shares of our common stock at an exercise price of $0.55 per share. In lieu of issuing such shares and options to directors serving as the designees of Energy Spectrum, we issued such shares and options directly to Energy Spectrum. Directors are also compensated for out of pocket travel expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board currently consists of Messrs. Sheikh and Whitener. Neither of these individuals has been our officer or employee at any time. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity (other than subsidiaries of the Company) that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

Mr. Whitener is a principal of Energy Spectrum, from whom we acquired Strata in February 2002, in consideration of 6,559,863 shares of our common stock, warrants to purchase an additional 1,312,500 shares of Company common stock at an exercise price of $0.15 per share and 3,500,000 shares of newly created Series A Preferred Stock. On April 2, 2002, Energy Spectrum converted all of its Series A Preferred Stock, including accrued dividend rights, into 8,590,449 shares of common stock (see "Item 13 -- Certain Relationships and Related Transactions"). Energy Spectrum, which is our largest stockholder, is a private equity fund headquartered in Dallas, Texas.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 26, 2003, calculated in accordance with the rules of the Securities and Exchange Commission, by (i) all persons known to beneficially own five percent or more of the our common stock,
(ii) each director, (iii) the named executive officers and (iv) all current directors and executive officers as a group.

                                                                                     Beneficial
                                                       Number of Shares              Ownership
Name                                                  Beneficially Owned             Percentage
----                                                  ------------------             ----------
Energy Spectrum (1)                                       37,799,633                    86.4%
Munawar H. Hidayatallah  (2)                              37,799,633                    86.4%
Colebrooke Investments, Inc.  (3)                          3,375,000                   10.75%
Robert E. Nederlander (4)                                 37,799,633                    86.4%
Leonard Toboroff  (5)                                     37,799,633                    86.4%
Saeed Sheikh (6)                                          37,799,633                    86.4%
James W. Spann (1)                                        37,799,633                    86.4%
Christina Woods (1)                                       37,799,633                    86.4%
Thomas O. Whitener, Jr. (1)                               37,799,633                    86.4%
David Groshoff (7)                                           605,100                     1.9%
Jens H. Mortensen, Jr. (8)                                37,799,633                    86.4%
David Wilde (9)                                              166,667                       *
Todd C. Seward (10)                                           50,000                       *
Executive Officers as a group                             38,016,300                    86.5%
(4 persons) (11)
All directors and executive officers as a group           38,621,400                    88.2%
(11 persons) (12)

* less than one percent

-----------

(1) Energy Spectrum includes Energy Spectrum Partners LP, a Delaware limited partnership, the principal business of which is investments, Energy Spectrum Capital LP ("Energy Spectrum Capital"), a Delaware limited partnership, the principal business of which is serving as the general partner of Energy Spectrum Partners LP, Energy Spectrum LLC ("Energy Spectrum LLC") a Texas limited liability company, the principal business of which is serving as the general partner of Energy Spectrum Capital, and Sidney L. Tassin, James W. Spann, James
P. Benson, Leland B. White and Thomas O. Whitener, Jr., executives and principals of the foregoing persons. The principal business address of each of the foregoing persons is 5956 Sherry Lane, Suite 900, Dallas, Texas 75225. Messrs. Tassin, Spann, Benson, White and Whitener are the members and managers of Energy Spectrum LLC, and Messrs. Tassin (President), Whitener (Chief Operating Officer) and Spann (Chief Investment Officer) are executive officers of Energy Spectrum LLC. Messrs. Whitener and Spann are principals of Energy Spectrum Partners LP's affiliates and the other persons listed above are also deemed to beneficially own the securities held of record by Energy Spectrum Partners LP. Energy Spectrum Partners LP is the record owner of 15,180,312 shares of our common stock, warrants to purchase 1,312,500 shares of common stock, and an option to purchase 30,000 shares of common stock. Energy Spectrum is also deemed to beneficially own 21,276,821 shares of common stock that are owned by (or that may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the Stockholders Agreement described in "Item 10 - - Directors and Executive Officers of the Registrant -- Stockholders Agreement." Under the rules of the Securities and Exchange Commission, all parties to the Stockholders Agreement are deemed to be a group and each party is deemed to beneficially own all common stock beneficially owned by each member of the group.

(2) Mr. Hidayatallah is the record owner of 4,375,000 shares of our common stock and options to purchase 2,000,000 shares of common stock, of which options to purchase 666,667 shares are exercisable within 60 days following the date of this report. In addition, Mr. Hidayatallah is deemed to beneficially own 32,757,966 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the Stockholders Agreement described in "Item 10 - - Directors and Executive Officers of the Registrant -- Stockholders Agreement." Mr. Hidayatallah's address is 7660 Woodway, Suite 200, Houston, Texas 77063.

(3) Colebrooke Investments, Inc. is a limited company organized under the laws of Guernsey, whose address is LaPlaiderie House, St. Peter Port, Guernsey GY13DQ. No natural person controls Colebrooke, and none of our officers or directors has a financial interest in Colebrooke. The owner of all of Colebrooke's shares is Jupiter Trust, a Guernsey trust. The corporate trustee of Jupiter Trust is the Ansbacher Trust Company ("Ansbacher"), a Guernsey trust in which action is taken upon majority vote of such trust's three directors, Messrs. Robert Bannister and Phillip Retz and Ms. Rachel Whatley. Such directors have absolute discretion to take action and make investment decisions on behalf of Ansbacher and can be deemed to control Ansbacher, which has sole voting and dispository power over the shares of Colebrooke. There are no individual directors of Colebrooke; the corporate director for Colebrooke is Plaiderie Corporate Directors One Limited, a Guernsey Company ("Plaiderie"). Plaiderie is wholly-owned by Ansbacher Guernsey Limited ("Ansbacher Limited"), a controlled registered bank in Guernsey. The ultimate parent of Ansbacher Limited is First Rand Limited ("First Rand"), a publicly-owned company listed on the Johannesburg Stock Exchange. First Rand can be deemed to control Plaiderie.

(4) Includes (a) 1,382,643 shares of common stock owned directly by Mr. Nederlander or by RER Corp., which is wholly owned by Mr. Nederlander, (b) currently exercisable options and warrants to purchase 1,345,333 shares of common stock owned directly by Mr. Nederlander or RER Corp., and (c) 35,071,657 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the Stockholders Agreement described in "Item 10 - - Directors and Executive Officers of the Registrant -- Stockholders Agreement." Mr. Nederlander's address is 1450 Broadway, Suite 2001, New York, NY 10018.

(5) Includes (a) 1,134,642 shares of common stock owned directly by Mr. Toboroff, (b) currently exercisable options and warrants to purchase 1,935,333 shares of common stock owned directly by Mr. Toboroff, and (c) 34,729,658 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the Stockholders Agreement described in "Item 10 - - Directors and Executive Officers of the Registrant -- Stockholders Agreement." Mr. Toboroff's address is 1450 Broadway, Suite 2001, New York, NY 10018.

(6) Includes (a) 1,010,000 shares of common stock owned by Mr. Sheikh, (b) currently exercisable options to purchase 10,000 shares of common stock held by Mr. Sheikh, and (c) 36,779,633 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the Stockholders Agreement described in "Item 10 -- Directors and Executive Officers of the Registrant -- Stockholders Agreement." Mr. Sheikh's address is 1050 17th Street, N.W., Suite 450, Washington DC 20036.

(7) Includes 10,000 shares of common stock and currently exercisable options to purchase 10,000 shares of common stock owned by Mr. Groshoff and 595,100 shares of common stock as to which Mr. Groshoff has the authority to vote and to direct the disposition on behalf of the Pension Benefit Guaranty Corporation. Mr. Groshoff's address is 8044 Montgomery Rd., Suite 480, Cincinnati OH 45236.

(8) Includes (a) 1,397,849 shares of common stock owned of record by Mr. Mortensen, (b) 5,645,912 shares of common stock which Mr. Mortensen has the right to obtain upon the exercise by Mr. Mortensen of his by right to convert his interest in Jens' into shares of our common stock pursuant to an Agreement entered into in connection with the acquisition of Jens' (see "Item 13 -- Certain Relationships and Related Transactions"), (c) currently exercisable options to purchase 166,667 shares of common stock held by Mr. Mortensen, and
(d) 30,589,205 shares of common stock that are owned by (or may be obtained within 60 days upon the exercise of options and warrants held by) the other parties to the Stockholders Agreement described in "Item 10 - - Directors and Executive Officers of the Registrant -- Stockholders Agreement." Mr. Mortensen's address is 7660 Woodway, Suite 200, Houston, Texas 77063.

(9) Includes 166,667 shares of common stock which may be obtained upon exercise of an option granted under the Company's 2003 Stock Incentive Plan.

(10) Includes 50,000 shares of common stock which may be obtained upon exercise of an option granted under the Company's 2003 Stock Incentive Plan.

(11) Includes the shares beneficially owned by Messrs. Hidayatallah, Mortensen, Wilde and Seward.

(12) Includes the shares described in Notes (1) - (2) and Notes (4) - (10).

On April 2, 2004, an investor group consisting of Donald Engel, Chris Engel, the Engel Investors Defined Benefit Plan, director Leonard Toboroff and RER Corp., a Michigan corporation wholly owned by director Robert Nederlander (the "Investor Group"), Energy Spectrum, and directors Jens H. Mortensen, Jr., Saeed M. Sheikh and Munawar H. Hidayatallah entered into a stockholders agreement (the "Stockholders Agreement") pursuant to which the parties agreed to vote for the election to the board of directors of the Company three persons nominated by Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. The parties to the Stockholders Agreement collectively own approximately 81% of the outstanding common stock, and thus have the power to elect six of our nine directors. No directors have yet been elected pursuant to this Agreement; however, prior to April 2, 2004, Energy Spectrum owned all of the outstanding Series A 10% Cumulative Convertible Preferred Stock of the Company and in such capacity was entitled to designate three directors to the Company's Board. Messrs. Whitener and Spann and Ms. Woods were appointed to our Board as designees of Energy Spectrum. On April 2, 2004, the Series A Preferred Stock was converted into common stock. See "Item 13 - Certain Relationships and Related Transactions."

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

                                            A                   B                           C
                                        Number of                                   Number of securities
                                        securities to be      Weighted              remaining available
                                        issued upon           average               for future issuance
                                        exercise of           price of              under equity
                                        outstanding           outstanding           compensation plans
                                        options, warrants     options, warrants     (excluding securities
Plan Category                           and rights            and rights            reflected in column A)
-------------------------------         -----------------     -----------------     ----------------------
Equity compensation plans
approved by security holders(1)            4,252,500                $0.55                 1,747,500(1)

Equity compensation plans
not approved by security holders           2,024,000                $0.41                         0
                                          -----------              -------               -------------
Total                                      6,276,500                $0.50                 1,747,500

----------
(1) In December 2003, the Company issued options to purchase 4,252,500 shares of common stock pursuant to the 2003 Incentive Stock Plan, leaving 1,747,500 shares available for issuance under this plan.

Equity Compensation Plans Not Approved By Security Holders
----------------------------------------------------------

These plans comprise the following:

In 1999 and 2000, the Board compensated former and continuing Board members who had served from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000 and by granting stock options to these same individuals. Options to purchase 24,000 shares of common stock were granted with an exercise price of $2.75. These options vested immediately and may be exercised any time prior to March 28, 2010. None of these options have been exercised.

On May 31, 2001, our Board granted to one of our directors, Leonard Toboroff, an option to purchase 500,000 shares of common stock at $0.50 per share, exercisable for ten years from October 15, 2001. The option was granted for services provided by Mr. Toboroff to OilQuip Rentals, Inc. prior to our merger with OilQuip, including providing financial advisory services, assisting in OilQuip's capital structure and assisting OilQuip Rentals, Inc. in finding strategic acquisition opportunities.

In February 2001, we issued two warrants for the purchase of 1,165,000 total shares of the Company's common stock at an exercise price of $0.15 per share and one warrant for the purchase of 335,000 shares of the Company's common stock at an exercise price of $1.00 per share in connection with the subordinated debt financing of Mountain Air in 2001. These warrants expire in February 2011.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On April 2, 2004, in exchange for an investment of $2 million, the Company issued 3,100,000 shares of common stock and warrants to purchase 4,000,000 shares of common stock at an exercise price of $0.50 per share, expiring on April 1, 2006, to an investor group consisting of Donald Engel, Chris Engel, the Engel Investors Defined Benefit Plan, director Leonard Toboroff and RER Corp., a Michigan Corporation wholly owned by director Robert Nederlander (the "Investor Group"). Concurrently with this transaction, Energy Spectrum, the holder of all outstanding shares of the Company's Series A Preferred Series A Preferred Stock, converted all such shares, including accrued dividend rights, into 8,590,449 shares of common stock. In connection with those transactions, the Investor Group, Energy Spectrum, Jens H. Mortensen, Jr. (our President and a director), Saeed M. Sheikh (a director) and Munawar H. Hidayatallah (our Chief Executive Officer and Chairman of the Board) entered into a stockholders agreement (the "Stockholders Agreement") pursuant to which the parties have agreed to vote for the election to the board of directors of the Company three persons nominated by Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. The parties and the Company also agreed that in the event the Company has not completed a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, the Company will retain an investment banking firm to identify candidates for a transaction involving the sale of the Company or its assets. In addition, the Company, Energy Spectrum, the Investors Group and Messrs. Hidayatallah, Mortensen and Sheikh and others entered into a registration rights agreement with the Company dated April 2, 2004, pursuant to which the parties were granted certain registration rights with respect to the common stock owned or to be owned by such parties.

At December 31, 2002, the Company owed Mr. Hidayatallah $78,000 related to deferred compensation and for advances to the Company totaling $49,000. At December 31, 2003, the Company owed Mr. Hidayatallah $65,000 related to deferred compensation and for advances to the Company totaling $49,000. Such obligations do not bear interest.

Mr. Hidayatallah is a personal guarantor of substantially all of the financing extended to us by commercial banks. The Company has agreed to pay Mr. Hidayatallah a guarantee fee equal to one-quarter of one percent of the total amount of the debt guaranteed by him. The fee is payable quarterly, in arrears, commencing March 31, 2004, based upon the average amount of debt outstanding in the prior quarter.

Mr. Mortensen leases to Jens' a yard in Pearsall, Texas and received $28,800 in rental payments for such property in 2002. In addition, Mr. Mortensen and members of his family own 100% of Tex-Mex Rental & Supply Co., a Texas corporation, that sold approximately $290,000 of equipment and other supplies to the Company in 2002. Management of the Company believes these transactions were on terms at least as favorable to the Company as could have been obtained from unrelated third parties.

In February 2002, we purchased from our current President and Chief Operating Officer, Jens H. Mortensen, Jr., 81% of the outstanding stock of Jens' for (i) $10,250,000 in cash, (ii) a $4,000,000 note payable with interest at an annual rate of 7.5% with the principal due in four years, (iii) $1,234,560 for a non-competition agreement payable in sixty monthly installments over five years,
(iv) an additional payment of $841,000 based upon Jens' working capital as of February 1, 2002 and (v) 1,397,849 shares of our common stock. We entered into a three-year employment agreement with Mr. Mortensen under which we will pay Mr. Mortensen a base salary of $150,000 per year. We also entered into a Shareholders Agreement with Jens' and Mr. Mortensen providing for restrictions against transfer of the stock of Jens' by us and Mr. Mortensen, and entered into an Option Agreement pursuant to which Mr. Mortensen has the option to exchange his shares of stock of Jens' for shares of our common stock with a value equal to 4.6 times the trailing EBITDA of Jens' determined in accordance with GAAP, less any inter-company loans or third party investments in Jens', multiplied by 19%. Our common stock will be valued based on the average closing bid price for the stock over the 30 days preceding receipt of a notice of exercise from Mr. Mortensen.

On May 31, 2001, options to purchase 500,000 shares of our common stock with an exercise price of $0.50 per share were granted to our director Leonard Toboroff in connection with services provided by Mr. Toboroff, including providing financial advisory services to OilQuip, introducing OilQuip to us, assisting in the capital structure of OilQuip and assisting OilQuip in finding strategic acquisition opportunities through the introduction of OilQuip to equity sources. Such options may be exercised at any time prior to October 13, 2011.

In February 2002, we acquired 100% of the preferred stock and 95% of the common stock of Strata in consideration for the issuance to Energy Spectrum of 6,559,863 shares of our common stock, warrants to purchase an additional 1,312,500 shares of Company common stock at an exercise price of $0.15 per share and 3,500,000 shares of Series A Preferred Stock. Energy Spectrum, which is now our largest stockholder, is a private equity fund headquartered in Dallas, Texas. Energy Spectrum's has designated three of its personnel as directors of the Company, James W. Spann, Christina E. Woods, and Thomas O. Whitener, Jr..

In 1999 and 2000, the Board issued to each of directors Messrs. Nederlander and Toboroff a promissory note in the amount of $25,000 and an option to purchase 2,000 shares of common stock an exercise price of $2.75. The promissory notes bear interest at 5% annually and are due on March 28, 2005. The promissory note and stock option were issued as compensation for services rendered as directors from 1989 to March 31, 1999. The options vested immediately and may be exercised any time prior to March 28, 2010. None of these options have been exercised.

ITEM 14. CONTROLS AND PROCEDURES.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES.

The following table shows the aggregate fees we paid to our independent accountant, Gordon, Hughes & Banks, LLP, for services rendered during the years ended December 31, 2003 and 2002:

         DESCRIPTION OF FEES                   2003             2002
         -------------------                   ----             ----
         Audit Fees (1)                     $ 79,081         $ 66,805
         Audit Related Fees (2)             $  6,545            1,030

--------------
(1) Includes fees paid for audit of our annual financial statements and reviews of the related quarterly financial statements.

(2) Includes fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include issuance of consents and other accounting and reporting consultations.

Gordon, Hughes & Banks, LLP, did not perform any non-audit service for the Company during 2002 or 2003.

PRE-APPROVAL POLICIES AND PROCEDURES

The Company adopted a policy that the Audit Committee must approve in advance all audit and non-audit services provided by Gordon, Hughes & Banks, LLP. The Audit Committee approved all of these services. All of the audit services provided by Gordon, Hughes & Banks, LLP in 2003 were pre-approved by the Audit Committee.


                                     PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) List of Documents Filed
    -----------------------

The Index to Financial Statements is included on page 24 of the Annual Report on 10-K filed on April 14, 2004. Financial statements Schedules not included in the Annual Report on 10-K filed on April 14, 2004 have been omitted because they are not applicable or the required information is included in the Financial Statements or Notes thereto. The exhibits listed on the Exhibit Index located at Page 18 of this Annual Report are filed as part of this Form 10-K/A-1.

(b) Reports on Form 8-K
    -------------------

The Company filed a Current Report on Form 8-K on November 21, 2003, containing a press release relating to its earnings in the third quarter of 2003 and other matters.

(c) Exhibits
    --------

The exhibits listed on the Exhibit Index located at Page 18 of this Annual Report are filed as part of this Form 10-K/A-1.

(d) Financial Statement Schedules
    -----------------------------

None.


SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 28, 2004.



                                    /S/ MUNAWAR H. HIDAYATALLAH
                                    ------------------------------------
                                    MUNAWAR H. HIDAYATALLAH
                                    CHIEF EXECUTIVE OFFICER AND CHAIRMAN

                                  EXHIBIT INDEX

2.1 First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, dated September 14, 1988, which includes the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 (incorporated by reference to Registrant's Current Report on Form 8-K dated December 1, 1988).

2.2 Agreement and Plan of Merger dated as of May 9, 2001 by and among Registrant, Allis-Chalmers Acquisition Corp. and OilQuip Rentals, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed May 15, 2001).

2.3 Stock Purchase Agreement dated November 30, 2001 by and between Clayton Lau and Mountain Compressed Air, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K dated December 27, 2001).

2.4 Promissory Note executed by Clayton Lau dated November 30, 2001 (incorporated by reference to Registrant's Current Report on Form 8-K dated December 27, 2001).

2.5 Security Agreement dated November 30, 2001 by and between Clayton Lau and Mountain Compressed Air, Inc., (incorporated by reference to Registrant's Current Report on Form 8-K dated December 27,
               2001).

2.6 Stock Purchase Agreement dated February 1, 2002 by and between Registrant and Jens H. Mortensen, Jr. (incorporated by reference to Registrant's Current Report on Form 8-K filed February 21,
               2002).

2.7 Shareholder's Agreement dated February 1, 2002 by and among Jens' Oilfield Services, Inc., a Texas corporation, Jens H. Mortensen, Jr., and Registrant (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

2.8 Stock Purchase Agreement dated February 1, 2002 by and among Registrant, Energy Spectrum Partners, LP, and Strata Directional Technology, Inc. (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

2.9 Asset Purchase Agreement dated February 6, 2001 by and among Mountain Compressed Air, Inc., Mountain Drilling Service Co., Inc. and Rod and Linda Huskey with related Promissory Note.

3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

3.2 Certificate of Designation, Preferences and Rights of the SERIES A 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK ($.01 Par Value) of Registrant (incorporated by reference to Registrant's Current Report on Form 8-K filed February 21, 2002).

3.3 Amended and Restated By-laws of Registrant (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

9.1 Shareholders' Agreement dated February 1, 2002 by and among Registrant and the Shareholders and Warrant holder signatories thereto (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

9.2 Stockholders Agreement dated April 2, 2004, by and among Registrant and the Stockholder signatories thereto.

10.1 Amended and Restated Retiree Health Trust Agreement dated September 14, 1988 by and between Registrant and Wells Fargo Bank (incorporated by reference to Exhibit C-1 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant's Current Report on Form 8-K dated December 1, 1988).

10.2 Amended and Restated Retiree Health Trust Agreement dated September 18, 1988 by and between Registrant and Firstar Trust Company (incorporated by reference to Exhibit C-2 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant's Current Report on Form 8-K dated December 1, 1988).

10.3 Reorganization Trust Agreement dated September 14, 1988 by and between Registrant and John T. Grigsby, Jr., Trustee (incorporated by reference to Exhibit D of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant's Current Report on Form 8-K dated December 1, 1988).

10.4 Product Liability Trust Agreement dated September 14, 1988 by and between Registrant and Bruce W. Strausberg, Trustee (incorporated by reference to Exhibit E of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant's Current Report on Form 8-K dated December 1, 1988).

10.5* Allis-Chalmers Savings Plan (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1988).

10.6* Allis-Chalmers Consolidated Pension Plan (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1988).

10.7 Agreement dated as of March 31, 1999 by and between Registrant and the Pension Benefit Guaranty Corporation (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

10.8 Registration Rights Agreement dated as of March 31, 1999 by and between Registrant and the Pension Benefit Guaranty Corporation (incorporated by reference to Registrant's Current Report on Form 10-Q for the quarter ended June 30, 1999).

10.9 Letter Agreement dated May 9, 2001 by and between Registrant and the Pension Benefit Guarantee Corporation (incorporated by reference to Registrant's Quarterly Report on Form 8-K filed on May 15, 2002).

10.10 Termination Agreement dated May 9, 2001 by and between Registrant, the Pension Benefit Guarantee Corporation andothers (incorporated by reference to Registrant's Current Report on Form 8-K filed on May 15, 2002).

10.11 Employment Agreement dated February 7, 2001 by and between OilQuip Rentals, Inc. and Munawar H. Hidayatallah (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

10.12* Option Agreement dated October 15, 2001 by and between Registrant and Leonard Toboroff (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
               2001).

10.13 Credit and Security Agreement dated February 1, 2002 by and between Jens' Oil Field Service, Inc. and Wells Fargo Credit, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed February 21, 2002).

10.14 Amended and Restated Credit and Security Agreement dated February 1, 2002 by and between Strata Directional Technology, Inc. and Wells Fargo Credit, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed February 21, 2002).

10.15 Credit Agreement dated February 1, 2002 by and between Registrant and Wells Fargo Energy Capital, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed February 21,
               2002).

10.16 Warrant Purchase Agreement dated February 1, 2002 by and between Registrant and Wells Fargo Energy Capital, Inc. (incorporated by reference to Registrant's Current Report on Form 8-K filed February 21, 2002).

10.17* Employment Agreement dated February 1, 2002 by Jens' Oil Field Service, Inc. and Jens H. Mortensen, Jr. (incorporated by reference to Registrant's Current Report on Form 8-K filed February 21, 2002).

10.18 Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated February 6, 2001 (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

* Compensation Plan or Agreement

10.19 First Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated August 9, 2001 (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.20 Second Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated November 30, 2001 (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.21 Third Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated January 31, 2002 (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.22 Fourth Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated April 30, 2002 (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.23 Fifth Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated August 6, 2002 (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.24 Sixth Amendment to Credit Agreement between Mountain Compressed Air, Inc., and Wells Fargo Bank Texas NA, including Renewal Term Note, Renewed and Extended Revolving Line of Credit Note, and Renewal Delayed Draw Term Note, each dated January 1, 2003 (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.25 Forbearance Agreement and Second Amendment to Amended and Restated Credit Agreement dated March 21, 2003, by and between Strata Directional Technology, Inc., and Wells Fargo Credit, Inc. (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.26 Forbearance Agreement and First Amendment to Credit Agreement dated March 21, 2003 by and between Jens' Oilfield Services, Inc. and Wells Fargo Credit, Inc. (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.27 Forbearance Agreement dated January 17, 2003 by and between Mountain Compressed Air, Inc., and Wells Fargo Equipment Finance, Inc. (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.28 Ratification of Previously Executed Security Agreement dated August 9, 2001 by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital, Inc. (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.29 Subordination and Intercreditor Agreement dated January 1, 2003 by and among Mountain Compressed Air, Inc., Wells Fargo Energy Capital, Inc. and Wells Fargo Equipment Finance, Inc. (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.30 Credit Agreement dated February 6, 2001 by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital, Inc., with related Term Note, Warrant Purchase Agreement and Warrant. (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.31 First Amendment to Credit Agreement dated February 1, 2002 by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital Inc. (incorporated by reference to Registrant's Annual Report on Form 10-K for the period ended December 31, 2002).

10.32 Joint Venture Agreement dated June 27, 2003 by and between Mountain Compressed Air, Inc. and M-I L.L.C. (incorporated by reference to Registrant's Current Report on Form 8-K filed July 16, 2003).

10.33 Credit and Security Agreement by and between AirComp, L.L.C. and Wells Fargo Bank Texas NA, including Term Note, Revolving Line of Credit, and Delayed Draw Term Note, each filed as of June 27, 2003 (incorporated by reference to Registrant's Current Report on Form 8-K filed July 16, 2003).

10.34 Security Agreement by and between AirComp, L.L.C. and Wells Fargo Bank Texas NA, filed as of June 27, 2003 (incorporated by reference to Registrant's Current Report on Form 8-K dated July 16, 2003).

10.35 Employment Agreement dated July 1, 2003 by and between AirComp, L.L.C and Terry Keane. (incorporated by reference to Registrant's Current Report on Form 8-K filed July 16, 2003)

10.36 Second Amendment to Credit Agreement dated February 1, 2003 by and between Mountain Compressed Air, Inc. and Wells Fargo Energy Capital Inc. (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003)

10.37 Second Amendment to Credit Agreement dated September 30 2003 by and between Jens Oilfield Service, Inc. and Wells Fargo Credit Inc. (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003).

10.38 Third Amendment to Credit Agreement dated September, 2003 by and between Strata Directional Technology, Inc., and Wells Fargo Credit Inc. (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003).

10.39 First Amendment to Credit Agreement dated October 1, 2003 by and between Registrant and Wells Fargo Energy Capital Inc. (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2003).

10.40 Form of Option Certificate issued pursuant to 2003 Stock Incentive Plan (incorporated by reference to Registrant's Annual. Report on Form 10-K filed on April 14, 2003).

10.41 2003 Stock Incentive Plan (incorporated by reference to Registrant's Annual Report on Form 10-K filed on April 14, 2003).

10.42 Registration Rights Agreement dated February 1, 2002 by and between Registrant and Energy Spectrum Partners LP (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

10.43 Registration Rights Agreement dated April 2, 2004 by and between Registrant and the Stockholder signatories thereto.

14.1 Code of Ethics (incorporated by reference to Registrant's Annual Report on Form 10-K filed on April 14, 2003).

21.1 Subsidiaries of Registrant (incorporated by reference to Registrant's Annual Report on Form 10-K filed on April 14, 2003).

31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Certification of President pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.3 Certification of Chief Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certification of the Chief Executive Officer, President and Chief Accounting Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                 UNITED STATE SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 10-Q
                                   (Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2004 OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM _______ TO _______

                          COMMISSION FILE NUMBER 1-2199

                           ALLIS-CHALMERS CORPORATION
                           --------------------------

             (Exact name of registrant as specified in its charter)

            DELAWARE                                              39-0126090
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                5075 WESTHEIMER, SUITE 890, HOUSTON, TEXAS 77056
                ------------------------------------------------
               (Address of principal executive offices) (Zip code)

                                 (713) 369-0550
                                 --------------
               Registrant's telephone number, including area code

        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                      COMMON STOCK, PAR VALUE $0.01 PER SHARE

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:NONE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes [ ] No [X]

At November 12, 2004, there were 13,042,081 shares of common stock outstanding.

                           ALLIS-CHALMERS CORPORATION

                                    FORM 10-Q

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2004

                                TABLE OF CONTENTS
                                -----------------

                                     PART I

ITEM                                                                       PAGE
----                                                                       ----
1. Financial Statements
   Consolidated Balance Sheets as of September 30, 2004 and
     December 31, 2003......................................................  3
   Consolidated Statements of Operations for the three months and nine months ended September 30, 2004 and 2003...............................  4
   Consolidated Statements of Cash Flows for the nine months ended
    September 30, 2004 and 2003.............................................  5
   Notes to Consolidated Financial Statements...............................  6
2. Management's Discussion and Analysis of Financial Condition and
   Results of Operations.................................................... 15
3. Qualitative and Quantitative Disclosures About Market Risk............... 31
4. Controls and Procedures.................................................. 31

                                     PART II

1. Legal Proceedings........................................................ 32
2. Changes in Securities and Use of Proceeds................................ 32
5. Other Events............................................................. 33
6. Exhibits................................................................. 33

Signatures and Certifications............................................... 34

                                      PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                        ALLIS-CHALMERS CORPORATION
                                       CONSOLIDATED BALANCE SHEETS
                                             (in thousands)

                                                                        September 30,       December 31,
                                                                             2004              2003
                                                                        --------------     --------------
ASSETS

Cash and cash equivalents                                               $      12,992      $       1,299
Trade receivables, net                                                         10,419              8,823
Lease receivable, current                                                         180                180
Prepaids and other current assets                                               1,496                887
                                                                        --------------     --------------
   Total current assets                                                        25,087             11,189

Property and equipment, net                                                    28,818             26,339
Goodwill                                                                       10,331              7,661
Other intangible assets, net                                                    3,089              2,290
Debt issuance costs, net                                                          635                567
Lease receivable                                                                  590                787
Other assets                                                                       79                 40
                                                                        --------------     --------------
      Total assets                                                      $      68,629      $      48,873
                                                                        ==============     ==============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                                    $       4,858      $       5,150
Trade accounts payable                                                          2,566              3,133
Accrued salaries, benefits and payroll taxes                                      481                591
Accrued interest                                                                  283                152
Accrued expenses                                                                1,331              1,761
Accounts payable, related parties                                                 406                787
                                                                        --------------     --------------
    Total current liabilities                                                   9,825             11,574

Accrued postretirement benefit obligations                                        510                545
Long-term debt, net of current maturities                                      25,241             27,083
Other long-term liabilities                                                       129                270
Redeemable warrants                                                             1,500              1,500
Redeemable convertible preferred stock                                             --              4,171
                                                                        --------------     --------------
    Total liabilities                                                          37,305             45,143

Commitments and Contingencies

Minority interests                                                                886              2,523

COMMON SHAREHOLDERS' EQUITY
   Common stock, $.01 par value (20,000,000 shares authorized;
     13,042,081 and 3,926,668 issued and outstanding, respectively)               130                 39
   Capital in excess of par value                                              37,425              9,793
   Accumulated (deficit)                                                       (7,117)            (8,625)
                                                                        --------------     --------------
    Total shareholders' equity                                                 30,438              1,207
                                                                        --------------     --------------
    Total liabilities and shareholders' equity                          $      68,629      $      48,873
                                                                        ==============     ==============

                                   This interim statement is unaudited.

          The accompanying Notes are an integral part of the Consolidated Financial Statements.

                                                    3

                                        ALLIS-CHALMERS CORPORATION
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (in thousands, except per share)

                                                         Three Months Ended         Nine Months Ended
                                                            September 30,              September 30,
                                                         2004          2003         2004          2003
                                                      ---------     ---------     ---------     ---------
                                                                  (in thousands, except per share)

Revenues                                              $ 11,888      $  8,089      $ 32,989      $ 22,428
Cost of sales                                            8,145         6,011        23,893        16,212
                                                      ---------     ---------     ---------     ---------

   Gross Profit                                          3,743         2,078         9,096         6,216

General and administrative expense                       2,425         1,351         5,381         3,759
                                                      ---------     ---------     ---------     ---------

   Income/ (loss) from operations                        1,318           727         3,715
                                                                                                   2,457

Other Income (expense)
   Interest expense                                       (566)         (521)       (1,634)       (1,797)
   Minority interest                                       (56)          (26)         (315)         (337)
   Settlement of lawsuit                                    --         1,034            --         1,034
   Other                                                    19            10           224          (164)
                                                      ---------     ---------     ---------     ---------

Net income/(loss) before income taxes                      715         1,224         1,990         1,193
                                                      ---------     ---------     ---------     ---------

   Provision for income taxes                              139            93           359           343
                                                      ---------     ---------     ---------     ---------

Net income/ (loss)                                         576         1,131         1,631           850
                                                      ---------     ---------     ---------     ---------

   Preferred stock dividend                                 --           (88)         (124)         (569)
                                                      ---------     ---------     ---------     ---------

Net income/ (loss) attributed to common shares        $    576      $  1,043      $  1,507      $    281
                                                      =========     =========     =========     =========

Net income/ (loss) per common share  basic            $   0.05      $   0.27      $   0.21      $   0.07
                                                      =========     =========     =========     =========

Net income/ (loss) per common share  diluted          $   0.04      $   0.16      $   0.15      $   0.04
                                                      =========     =========     =========     =========

Weighted average number of common shares
outstanding
     Basic                                              11,599         3,927         7,285         3,927
                                                      =========     =========     =========     =========

    Diluted                                             14,407         6,340         9,980         6,340
                                                      =========     =========     =========     =========

                                   This interim statement is unaudited.

          The accompanying Notes are an integral part of the Consolidated Financial Statements.

                                                    4

                                     ALLIS-CHALMERS CORPORATION
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (in thousands)

                                                                               Nine Months Ended
                                                                                 September 30,
                                                                            -----------------------
                                                                               2004          2003
                                                                            ---------     ---------
Cash flows from operating activities:
Net income (loss)                                                           $  1,631      $    850
Adjustments to reconcile net (loss) to net
   cash provided by operating activities:
Depreciation and amortization expense                                          2,098         2,255
Fair value of warrant issued to consultant                                        14            --
(Gain) loss on settlement of lawsuit                                              --        (1,034)
Amortization of discount on debt                                                 143           442
Minority interest in income of subsidiary                                        315           337
Changes in working capital:
     Decrease (increase) in accounts receivable                               (1,417)       (2,882)
     Decrease (increase) in other current assets                                (609)         (697)
     Decrease (increase) in other assets                                         (39)           35
     Decrease (increase) in lease deposit                                         --           525
     Decrease (increase) in lease receivable                                     197           106
     (Decrease) increase in accounts payable                                    (725)        2,738
     (Decrease) increase in accrued interest                                     131          (264)
     (Decrease) increase in accrued expenses                                    (471)         (323)
     (Decrease) increase in other long-term liabilities                         (141)           --
     (Decrease) increase in accrued employee benefits and payroll taxes         (557)          (90)
                                                                            ---------     ---------
Net cash provided by operating activities                                        570         2,178

Cash flows from investing activities:
    Acquisition of Safco, net of cash acquired                                  (959)           --
    Proceeds from sale of fixed assets                                            --           700
    Purchase of equipment                                                     (2,120)       (5,086)
                                                                            ---------     ---------
Net cash provided (used) by investing activities                              (3,079)       (4,386)

Cash flows from financing activities:
     Proceeds from issuance of common stock, net                              16,946            --
     Proceeds from issuance of long-term debt                                     --         9,616
     Repayments of long-term debt                                             (2,427)       (6,925)
     Debt issuance costs                                                        (317)         (509)
                                                                            ---------     ---------
Net cash provided (used) by financing activities                              14,202        (2,182)
                                                                            ---------     ---------
Net increase (decrease) in cash and cash equivalents                          11,693           (26)

Cash and cash equivalents at beginning of year                                 1,299           146
                                                                            ---------     ---------
Cash and cash equivalents at end of period                                  $ 12,992      $    120
                                                                            =========     =========
Supplemental information - interest paid                                    $  1,491      $  1,796
                                                                            =========     =========

                                This interim statement is unaudited.

       The accompanying Notes are an integral part of the Consolidated Financial Statements.

                                                 5

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This interim financial data should be read in conjunction with the consolidated financial statements and related notes, management's discussion and analysis and other information included elsewhere in this report.

All normal and recurring adjustments considered necessary for a fair presentation of the results of operations have been included in the unaudited financial statements. In addition, all non-recurring adjustments necessary to prevent the financial statements from being misleading have been included in the unaudited financial statements. The results of operations for any interim period are not necessarily indicative of the Company's operating results for a full year.

ORGANIZATION OF BUSINESS

OilQuip Rentals, Inc., an oil and gas rental company ("OilQuip"), was incorporated on February 4, 2000 to find and acquire acquisition targets to operate as subsidiaries.

On February 6, 2001, OilQuip, through its subsidiary, Mountain Compressed Air Inc. ("Mountain Air"), a Texas corporation, acquired certain assets of Mountain Air Drilling Service Co., Inc. ("MADSCO"), whose business consisted of providing equipment and trained personnel in the four corner area of the southwestern United States. Mountain Air primarily provides compressed air equipment and related products and services including trained operators to companies in the business of drilling for natural gas.

On May 9, 2001, OilQuip merged into a subsidiary of Allis-Chalmers. In the merger, all of OilQuip's outstanding common stock was converted into 2,000,000 shares of Allis-Chalmers' common stock.

For legal purposes, the Company acquired OilQuip, the parent company of Mountain Air. However, for accounting purposes, OilQuip was treated as the acquiring company in a reverse acquisition of Allis-Chalmers. The financial statements prior to the merger reflect the operations of OilQuip. As a result of the merger, the fixed assets and intangible assets of Allis-Chalmers were increased by $2,691,000.

On February 6, 2002, the Company acquired 81% of the outstanding stock of Jens' Oilfield Service, Inc. ("Jens'"), which supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells. The Company also purchased substantially all the outstanding common stock and preferred stock of Strata Directional Technology, Inc. ("Strata"), which provides high-end directional and horizontal drilling services for specific targeted reservoirs that cannot be reached vertically.

In July 2003, through its subsidiary Mountain Air, the Company entered into a limited liability company operating agreement with M-I L.L.C. ("M-I"), a joint venture between Smith International and Schlumberger N.V. (Schlumberger Limited), to form a Texas limited liability company named AirComp LLC ("AirComp"). Mountain Air contributed assets with a net book value of approximately $6.3 million and M-I contributed assets with a net book value of approximately $6.8 million to AirComp. In addition, AirComp issued a subordinated note to M-I in the amount of $4.8 million. The Company owns 55% and M-I owns 45% of AirComp. Because the Company controls AirComp, the Company has consolidated the operations of the joint venture in its financial statements.

On June 10, 2004, the Company effected a reverse stock split in order to increase the share price of the Common Stock. As a result of the reverse stock split, every five shares of the Company's common stock were combined into one share of common stock. The reverse stock split reduced the number of shares of outstanding common stock from 31,393,789 to approximately 6,265,000 and reduced the number of stockholders of the Company from 6,070 to approximately 2,140.

On September 23, 2004 the Company purchased, for $1.0 million, 100% of the outstanding stock of Safco-Oil Field Products, Inc. ("Safco"). Safco leases "hevi-wate" spiral drill pipe and provides related oilfield services to the oil drilling industry.

On September 30, 2004, the Company acquired the remaining 19% of Jens in exchange for 1,300,000 shares of its common stock.

UNAUDITED PERIODS

The financial information with respect to the nine months ended September 30, 2004 and 2003 is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the results for such periods. The results for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future events and their effects cannot be predicted with certainty. Accordingly, the Company's accounting estimates require the exercise of judgment. While management believes that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts, recoverability of long-lived assets and intangibles, useful lives used in depreciation and amortization, income taxes and related valuation allowances. The accounting estimates used in the preparation of the consolidated financial statements may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company's operating environment changes.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Allis-Chalmers and its subsidiaries Mountain Air, Jens', Strata and Safco, and its joint venture, AirComp. All significant inter-company transactions have been eliminated.

REVENUE RECOGNITION

The Company's revenue recognition policy is significant because revenue is a key component of results of operations. In addition, revenue recognition determines the timing of certain expenses, such as commissions and royalties. The Company provides rental equipment and drilling services to its customers on a day rate or per job basis and recognizes the related revenue as work progresses and when collectibility is reasonably assured. The Securities and Exchange Commission's
(SEC) Staff Accounting Bulletin (SAB) No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB No. 104"), provides guidance on the SEC staff's views on application of generally accepted accounting principles to selected revenue recognition issues. The Company's revenue recognition policy is in accordance with generally accepted accounting principles and SAB No. 104.

CONCENTRATION OF CREDIT AND CUSTOMER RISK

SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of significant concentration of credit risk regardless of the degree of such risk.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company transacts its business with several financial institutions. However, the amount on deposit in three financial institutions exceeded the $100,000 federally insured limit at September 30, 2004 by a total of $12,592,025. Management believes that the financial institutions are financially sound and the risk of loss is minimal.

The Company sells its services to major and independent domestic and international oil and gas companies. The Company performs ongoing credit valuations of its customers and provides allowance for probable credit losses where necessary.

Two customers comprised 17.1% of the Company's domestic revenues for the nine months ended September 30, 2004 as compared to 29.9% of the Company's domestic revenues for the nine months ended September 30, 2003.

                                            2004     % of Total      2003       % of Total
Customer                                   Revenue     Revenue      Revenue       Revenue

El Paso Production Oil and Gas             $ 1,448        4.4       $ 3,038         13.6
Burlington Reserve Oil & Gas Co., L.P      $ 4,183       12.7       $ 3,646         16.3

One customer comprised 100% of the Company's international revenues for the years ended September 30, 2004 and 2003.

                                            2004     % of Total      2003       % of Total
Customer                                   Revenue     Revenue      Revenue       Revenue

Materiales Y Equipo Petrolero              $ 3,205        9.7       $ 2,457         11.0

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost less accumulated depreciation. Maintenance and repairs are charged to operations when incurred. Maintenance and repair costs were $282,000 and $287,000 for the nine months ended September 30, 2004 and September 30, 2003, respectively. Depreciation expense was $1,498,000 and $1,389,000 for the nine months ended September 30, 2004 and September 30, 2003, respectively.

RECLASSIFICATIONS AND RESTATEMENT OF FORM 10-Q

Certain prior period balances have been reclassified to conform to current year presentation.

The accompanying 2003 financial statements have been restated from the previously filed interim financial statements included in Form 10-Q for the first, second and third quarters of 2003. As discussed in Note 7 in the financial statements for the year ended December 31, 2003, an adjustment was recorded in the fourth quarter of 2003 to reflect a change in estimate of the recoverability of foreign taxes paid in 2003. The effect of the significant fourth quarter adjustment on the individual interim financial statements is as follows:

                                                            Nine Months Ended
                                                            September 30, 2003
                                                          (In thousands, except
                                                            earnings per share)
Net income (loss) attributed to common shareholders

Previously reported                                                $ 624
Adjustment                                                          (343)
Restated                                                             281

Net income (loss) per share, basic and diluted

Previously reported                                               $ .016
Adjustment                                                         (0.09)
Restated                                                          $ 0.07

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

The Company discloses the results of its segments in accordance with SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("SFAS No. 131"). The Company designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. At September 30, 2004 and 2003, the Company operated in three segments organized by service line: casing and tubing services, directional drilling services and compressed air drilling services.

INCOME (LOSS) PER COMMON SHARE

The Company computes income (loss) per common share in accordance with the provisions of SFAS No. 128, EARNINGS PER SHARE ("SFAS No. 128"). SFAS No. 128 requires companies with complex capital structures to present basic and diluted earnings per share. Basic earnings per share are computed on the basis of the weighted average number of shares of common stock outstanding during the period. Preferred dividends are deducted from net income (loss) and have been considered in the calculation of income available to common stockholders in computing basic earnings per share. Diluted earnings per share is similar to basic earnings per share, but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible preferred stock, stock options, etc.) as if they had been converted. Potential dilutive common shares that have an anti-dilutive effect (e.g., those that increase income per share or decrease loss per share) are excluded from diluted earnings per share.

The components of basic and diluted earnings per share are as follows:

Nine months ended September 30,                                       2004        2003
                                                               (In thousands, except earnings
                                                                         per share)

Net income available for common shareholders (A)                     $1,507     $  281

Weighted average outstanding shares of common stock (B)
Dilutive effect of assumed conversion of preferred shares
Dilutive effect of employee stock options and awards                  7,285      3,927

Common stock and common stock equivalents (C)                         9,980      6,340

Earnings per share:
Basic (A/B)                                                          $ 0.21     $ 0.07
                                                                     =======    =======

Diluted (A/C)                                                        $ 0.15     $ 0.04
                                                                     =======    =======


NOTE 2 - ACQUISITIONS

In July 2003, through the subsidiary Mountain Air, the Company entered into a limited liability company operating agreement with a division of M-I, a joint venture between Smith International and Schlumberger N.V. (Schlumberger Limited), to form a Texas limited liability company named AirComp. The formation of AirComp has created the second largest provider of compressed air and related products and services for the drilling, workover, completion, and transmission segments of the oil, gas and geothermal industries.

Mountain Air contributed assets with a net book value of approximately $6.3 million and M-I contributed assets with a net book value of approximately $6.8 million to AirComp. In addition, the Company issued a subordinated note to M-I in the amount of $4.8 million. The Company owns 55% and M-I owns 45% of AirComp. Because the Company controls AirComp, the Company has consolidated the joint venture into its financial statements.

On September 23, 2004 we purchased, for $1.0 million,
100% of the outstanding stock of Safco-Oil Field Products, Inc. ("Safco"). Safco leases "hevi-wate" spiral drill pipe and provides related oilfield services to the oil drilling industry.

The following unaudited pro forma consolidated summary financial information illustrates the effects of the formation of AirComp on the Company's results of operations as of September 30, 2003, based on the historical statements of operations, as if the transaction had occurred as of the beginning of the period presented.

                                                               Nine Months Ended
                                                                  September 30,
                                                                      2003
                                                                    --------
                                                                   (UNAUDITED)
                                                                 (in thousands,
                                                                except earnings
                                                                   per share)

Revenues                                                            $24,150

Operating income (loss)                                             $ 2,841

Net income (loss)                                                   $ 1,369

Net income (loss) per common share                                  $   800

       Basic                                                        $  0.02
       Diluted                                                      $  0.13

NOTE 3 - DEBT

Debt at September 30, 2004 was as follows (in thousands):

Debt of Mountain Air
Note payable - Equipment leasing                                    $   211
Note payable to Seller of Mountain Air Drilling Service Company       1,577

Debt of Jens'
Line of Credit                                                          209
Note payable - Term Note                                              3,091
Note payable - Real Estate Note                                          73
Subordinated Note payable to Seller of Jens'                          4,000
Note payable to Seller of Jens' for non-compete agreement               576
Note payable - Term Note                                                315

Debt of Strata
Line of Credit                                                        2,681
Vendor financing                                                      1,746
Note payable to Sellers of Safco for non-compete agreement              150

Debt of Allis-Chalmers
Notes payable to certain former directors                               398
Note payable - Subordinated debt                                      2,268

Debt of AirComp
Line of Credit                                                          925
Note payable - Term Note                                              6,571
Note payable - Delayed Draw                                             490
Subordinated Note Payable to M-I LL C                                 4,818

Total Debt                                                          $30,099
                                                                    --------
Less: short term debt and current maturities                          4,858

Long-term debt obligations                                          $25,241
                                                                    ========

Substantially all of the Company's assets are pledged as collateral to the outstanding debt agreements.

Maturities of debt obligations at September 30, 2004 are as follows:

                                                         Maturities of Debt
                                                           (in thousands)

Year Ended:
September 30, 2005                                            $ 4,858
September 30, 2006                                              7,804
September 30, 2007                                              7,360
September 30, 2008                                              5,259
September 30, 2009 and thereafter                               4,818
                                                              --------
Total                                                         $30,099
                                                              ========

The debt agreements are summarized as follows:

MOUNTAIN AIR

A term loan in the original amount of $267,000 at an interest rates of 5%, interest payable monthly, with monthly principal payments of $5,039 due on the last day of the month. The maturity date of the loan is June 30, 2008. The balance at September 30, 2004 was $211,000.

A note to the sellers of Mountain Air Drilling Service Company assets in the original amount of $2,200,000 at 5.75% simple interest was reduced to $1,469,151 as a result of the settlement of a legal action against the sellers. The principal and accrued interest is due on September 30, 2007 in the amount of $1,863,195. The balance at September 30, 2004 was $1,577,000. As discussed in
Note 8, the holders of the note have brought a legal action seeking to Accelerate payment of all amounts due under the note.

JENS'

A term loan in the original amount of $4,042,396 was increased in October 2003 to $5,100,000 at a floating interest rate (6.75% at September 30, 2004) with monthly principal payments of $85,000 plus 25% of Jens' receipt of payments from Matyep. The maturity date of the loan was extended in April 2004 to January 31, 2006. The balance at September 30, 2004 was $3,091,000.

A real estate loan in the amount of $532,000 at floating interest rate (6.75% at September 30, 2004) with monthly principal payments of $14,778 plus accrued interest. The principal is due on January 31, 2005. The balance at September 30, 2004 was $73,000.

At September 30, 2004, Jens had a $1,000,000 line of credit at Wells Fargo Credit, Inc., of which $209,000 was outstanding at September 30, 2004. The Maturity date was extended in April 2004 to January 31, 2006. Interest accrues at a floating rate plus a margin (6.75% at September 30, 2004). Additionally, Jens' pays a 0.5% per annum fee on the undrawn portion.

A subordinated seller's note in the original amount of $4,000,000 at 7.5% simple interest. At September 30, 2004, $406,000 of interest was accrued and was included in accounts payable, related parties. The principal and interest are due on January 31, 2006. The note is subordinated to the Company's bank lenders.

In conjunction with the purchase of Jens', the Company agreed to cause Jens' to pay a total of $1,234,560 payable to Jens Mortensen, our President, in exchange for a non-compete agreement. Jens' is to make monthly payments of $20,576 through the period ended January 31, 2007. As of September 30, 2004 the balance was approximately $576,000 including $247,000 classified as short-term.

A term loan in the original amount of $397,080 at a floating interest rate (6.75% at September 30, 2004) with monthly principal payments of $11,000 plus interest. The maturity date of the loan is September 17, 2006. As of September 30, 2004, the outstanding balance was $256,000.

A term loan in the original amount of $74,673 at a floating interest rate (6.75% at September 30, 2004) with monthly principal payments of $1,946 plus interest. The maturity date of the loan is January 12, 2007. As of September 30, 2004 the outstanding balance was $59,000.

STRATA

In December 2003, Strata entered into a short-term vendor financing agreement in the original amount of $1,746,000 with a major supplier of drilling motors for drilling motor rentals, motor lease costs and motor repair costs. The agreement provides for repayment of all amounts due no later than December 30, 2005. Payment of the interest on the note is due monthly and three principal payments are due in October 2004, April 2005 and December 2005. The vendor financing incurs interest at a rate of 8.0%. As of September 30, 2004, the outstanding balance was $1,746,000.

Strata has a $4,000,000 line of credit at Wells Fargo Credit, Inc., of which $2,681,000 was outstanding at September 30, 2004. The committed line of credit was extended in April 2004 to January 31, 2006. Interest accrues at a floating interest rate plus a margin (7.75% at September 30, 2004). Additionally, Strata pays a 0.5% per annum fee on the undrawn portion.

In conjunction with the purchase of Safco, the Company agreed to cause Safco to pay a total of $150,000 to the Sellers of Safco in exchange for a non-competetition agreement. Safco is to make yearly payments of $50,000 through the period ended September 30, 2007. As of September 30, 2004, the balance was $150,000 including $50,000 classified as short-term.

ALLIS-CHALMERS

Subordinated Debt and amortization of Redeemable Warrant - Secured subordinated debt issued to partially finance the acquisitions of Jens' and Strata in the original amount of $3,000,000 at 12% interest payable monthly. Of this amount $2,309,000 was outstanding at September 30, 2004. The maturity date was extened in April 2004 to February 1, 2006. In connection with incurring the debt, the Company issued redeemable warrants valued at $900,000, which have been recorded as a discount to the subordinated debt and as a liability (see Redeemable Warrants below). The discount was amortizable over three years beginning February 6, 2002 but in April 2004 was extended to 5 years as additional interest expense of which $190,000 has been recognized for the nine months ended September 30, 2004. The debt is recorded at $2,268,000 at September 30, 2004, net of the unamortized portion of the put obligation.

The Allis-Chalmers Board established an arrangement to compensate former and continuing Board members who had served from 1989 to March 31, 1999 without compensation. Pursuant to the arrangement in 1999, Allis-Chalmers issued promissory notes totaling $325,000 to current or former directors and officers. The notes bear interest at the rate of 5.0%, compounded quarterly, and are due March 28, 2005. At September 30, 2004 the notes were recorded at $398,000, including accrued interest.

REDEEMABLE WARRANTS - The Company issued redeemable warrants that are exercisable for up to 233,000 shares of the Company's common stock at an exercise price of $0.75 per share and non-redeemable warrants that are exercisable for a maximum of 67,000 shares of the Company's common stock at $5.00 per share. The warrants were issued in connection with the issuance of a subordinated debt instrument for Mountain Air in 2001, subsequently repaid in connection with the formation of AirComp in July 2003 and the related issuance of the $3 million subordinated debt discussed above (collectively, the "Subordinated Debt"). The warrants exerciseable for $0.75 per share are subject to cash redemption provisions ("puts") in the amount of $1,500,000, at the discretion of the warrant holders beginning at the earlier of the final maturity date of the Subordinated Debt or three years from the closing of the Subordinated Debt (January 31, 2005). In April 2004 the maturity date of the debt was extended to February 1, 2006. The Company has recorded a liability of $600,000 at Mountain Air and $900,000 at Allis-Chalmers for a total of $1,500,000 and is amortizing the effects of the puts to interest expense over the life of the Subordinated Debt.

The Company guarantees many of its subsidiaries' obligations. In addition, the Company's Chief Executive Officer and Chairman, Munawar H. Hidayatallah, and his wife, guarantee substantially all of the Company's obligations.

AIRCOMP LLC

A $1,000,000 line of credit at Wells Fargo bank, of which $925,000 was outstanding at September 30, 2004. Interest accrues at a floating interest rate plus a margin (6.75% at September 30, 2004) and is payable quarterly starting in September 2003. Additionally, AirComp pays a 0.5% per annum fee on the undrawn portion. The line of credit matures on June 27, 2007.

A term loan - A term loan in the original amount of $8,000,000 at variable interest rates related to the Prime or LIBOR rates (5.50% at September 30, 2004), interest payable quarterly, with quarterly principal payments of $286,000 due on the last day of the quarter beginning in July 2003. The maturity date of the loan is June 27, 2007. The balance at September 30, 2004 was
$6,571,000.

A delayed draw term loan in the amount of $1,000,000 with interest at a rate equal to the LIBOR rate plus a margin with quarterly payments of interest and quarterly payments of principal equal to 5.0% of the outstanding balance commencing in the first quarter of 2005. The maturity date of the loan is June 27, 2007. The balance at September 30, 2004 was $490,000.

A subordinated debt in the amount of $4,818,000 bearing an annual interest rate of 5.0% in conjunction with the joint venture. The note is due and payable when M-I sells its interest or a termination of AirComp occurs. At September 30, 2004, $212,000 of interest was accrued and included in accrued interest.

NOTE 4 - SHAREHOLDERS' EQUITY

On March 3, 2004, the Company entered into an agreement with Morgan Joseph whereby Morgan Joseph would provide underwriting and fundraising activities on behalf of the Company. In exchange for their services, Morgan Joseph received a stock purchase warrant to purchase 340,000 shares of common stock at an exercise price of $2.50 per share. For purposes of calculating fair value under SFAS No. 123, the fair value of the warrant grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield; expected volatility rate of 170.69% risk-free interest rate of 6.25%; and average life of 5 years. The resulting fair value of $2,650,000 assigned to the warrant issuance was offset against the proceeds collected from the Company's private placements of common stock.

On April 2, 2004, the Company completed the following transactions:

                  o In exchange for an investment of $2,000,000, the Company issued 620,000 shares of common stock for a purchase price equal to $2.50 per share, and issued warrants to purchase 800,000 shares of common stock at an exercise price of $2.50 per share, expiring on April 1, 2006, to an investor group (the "Investor Group") consisting of entities affiliated with Donald and Christopher Engel and directors Robert Nederlander and Leonard Toboroff. The aggregate purchase price for the common stock was $1,550,000, and the aggregate purchase price for the warrants was $450,000.

                  o Energy Spectrum converted its 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock, including accrued dividend rights, into 1,718,090 shares of common stock. The conversion of the preferred stock will have an impact on the earnings per share in future periods since the Company will not record any dividends.

                  o The Company, the Investor Group, Energy Spectrum, and director Saeed Sheikh, and officers and directors Munawar H. Hidayatallah and Jens H. Mortensen entered into a stockholders agreement pursuant to which the parties have agreed to vote for the election to the board of directors of the Company three persons nominated by Energy Spectrum, two persons nominated by the Investor Group and one person nominated by Messrs. Hidayatallah, Mortensen and Sheikh. In addition, the parties and the Company agreed that in the event the Company has not affected a public offering of its shares prior to September 30, 2005, then, at the request of Energy Spectrum, the Company will retain an investment banking firm to identify candidates for a transaction involving the sale of the Company or its assets.

On August 10, 2004, the Company completed the private placement of 3,504,667 shares of the Company's common stock at a price of $3.00 per share. Net proceeds to the Company, after selling commissions and expenses, were approximately $9.6 million. The Company issued shares pursuant to an exemption from the Securities Act of 1933, and agreed to subsequently register the common stock under the Securities Act of 1933 to allow investors to resell the common stock in public markets.

On September 30, 2004, the Company completed the private placement of 1,956,668 shares of the Company's common stock at a price of $3.00 per share. Net proceeds to the Company, after selling commission and expenses, were approximately $5.5 million. The Company issued shares pursuant to an exemption from the Securities Act of 1933, and agreed to subsequently register the common stock under the Securities Act of 1933 to allow investors to resell the common stock in public markets.

On September 30, 2004, the Company acquired Jens Mortensen's 19% minority interest in Jens' Oilfield Service, Inc. in exchange for 1,300,000 shares of the Company's common stock.

NOTE 5 - REVERSE STOCK SPLIT

The Company affected a reverse stock split on September 10, 2004 in order to increase the share price of the common stock. As a result of the reverse stock split, every five shares of the Company's common stock were combined into one share of common stock. The reverse stock split reduced the number of shares of outstanding common stock from 31,393,789 to approximately 6,265,000 and reduced the number of stockholders of the Company from 6,070 to approximately 2,140. On September 13, 2004, the Company's common stock began trading on the American Stock Exchange. All share and related amounts presented have been retroactively adjusted for the stock split.

NOTE 6 - SEGMENT INFORMATION

The Company has three operating segments including Casing Services (Jens'), Directional Drilling Services (Strata) and Compressed Air Drilling Services (AirComp). All of the segments provide services to the petroleum exploration and production industry. The revenues, operating income (loss), depreciation and amortization, interest, capital expenditures and assets of each of the reporting segments plus the General Corporate function are reported below for the quarters and the nine months ended September 30, 2004 and 2003:

                                                   Three Months Ended          Nine Months Ended
                                                      September 30,               September 30,
                                                   2004          2003          2004          2003
                                                ---------     ---------     ---------     ---------
                                                                   (in thousands)
REVENUES:
Casing services                                 $  2,831      $  2,559      $  7,218      $  7,712
Directional drilling services                      6,677         3,353        18,352        10,336
Compressed air drilling services                   2,380         2,177         7,419         4,380
                                                ---------     ---------     ---------     ---------

Total revenues                                  $ 11,888      $  8,089      $ 32,989      $ 22,428
                                                =========     =========     =========     =========

OPERATING INCOME (LOSS):
Casing services                                 $    949      $    913      $  2,174      $  3,070
Directional drilling services                      1,048           120         2,435           613
Compressed air drilling services                     209           171         1,021            52
General corporate                                   (888)         (477)       (1,915)       (1,277)
                                                ---------     ---------     ---------     ---------

Total income/(loss) from operations             $  1,318      $    727      $  3,715      $  2,457
                                                =========     =========     =========     =========

DEPRECIATION AND AMORTIZATION EXPENSE:
Casing services                                 $    359      $    345      $  1,075      $  1,035
Directional drilling services                        117            56           331           175
Compressed air drilling services                     209           242           616           967
General corporate                                     25            18            76            78
                                                ---------     ---------     ---------     ---------

Total depreciation and amortization expense     $    710      $    661      $  2,098      $  2,255
                                                =========     =========     =========     =========

INTEREST EXPENSE:
Casing services                                 $    173      $    146      $    494      $    469
Directional drilling services                         69            42           210           166
Compressed air drilling services                     170           164           487           655
General corporate                                    154           169           443           507
                                                ---------     ---------     ---------     ---------

Total interest expense                          $    566      $    521      $  1,634      $  1,797
                                                =========     =========     =========     =========

CAPITAL EXPENDITURES
Casing services                                 $     32      $    973      $    457      $  1,215
Directional drilling services                         94           850           882           893
Compressed air drilling services                     107         1,765           771         2,259
General corporate                                      8             3            10            19
                                                ---------     ---------     ---------     ---------

Total capital expenditures                      $    214      $  3,591      $  2,120      $  4,386
                                                =========     =========     =========     =========

ASSETS:
Casing services                                 $ 21,273      $ 17,360      $ 21,273      $ 17,360
Directional drilling services                     14,225         9,122        14,225         9,122
Compressed air drilling services                  18,530        20,020        18,530        20,020
General corporate                                 14,601         1,169        14,601         1,169
                                                ---------     ---------     ---------     ---------

Total assets                                    $ 68,629      $ 47,671      $ 68,629      $ 47,671
                                                =========     =========     =========     =========

REVENUES:
United States                                   $ 10,493      $  7,070      $ 29,402      $ 19,748
Mexico                                             1,395         1,019         3,587         2,680
                                                ---------     ---------     ---------     ---------

Total                                           $ 11,888      $  8,089      $ 32,989      $ 22,428
                                                =========     =========     =========     =========

NOTE 7 - SUPPLEMENTAL CASH FLOWS INFORMATION

Non-cash investing and financing transactions in connection with the acquisition of Safco Oil Field Products, Inc. for the nine months ended September 30, 2004:

Fair value of net assets                                                $ (842)
Goodwill and other intangibles                                            (150)
Fair value of common stock exchanged                                        33
                                                                        -------
Net cash paid to acquire subsidiary                                     $ (959)
                                                                        =======

NOTE 8 - LEGAL MATTERS

The Company is a defendant in an action (the "Action") brought in April 2004 (No. 04CV308) in the District Court of Mesa County Colorado by the former owner of Mountain Air Drilling Service Company, Inc. nka Pattongill & Murphy, Inc., from whom the Company's Mountain Compressed Air, Inc. ("MCA") acquired assets in 2001. The plaintiff seeks to accelerate payment of a note (the "Note") issued in connection with the acquisition and is seeking $1,863,000 in damages (representing principal and interest due under the Note), on the basis that MCA has failed to provide financial statements required by the Note. The Company believes the claim is without merit because the holder has failed to comply with the terms and conditions of the Note, MCA no longer maintains separate financial statements and the Company provides plaintiff with the Company's publicly available financial statements. The financial statements disclose as a separate segment the operations of AirComp, which conducts business using the assets acquired from plaintiff. The Company has asserted defenses based on these facts and based upon substantial performance and impossibility of performance. Finally, the Company has claims in the amount of $12,000 for legal fees and other expenses that the plaintiff agreed to pay the Company in connection with the settlement of an earlier lawsuit involving the acquisition of assets from plaintiff.

The Company is involved in various other legal proceedings arising in the ordinary course of business. The legal proceedings are at different stages. In the opinion of management and their legal counsel, the ultimate gain or loss, if any, to the Company from all such proceedings either cannot be reasonably estimated at this time or are deemed to be only remotely probable of occurring.

NOTE 9 - SUBSEQUENT EVENTS

On November 10, 2004 AirComp completed the acquisition of Diamond Air Drilling Services, Inc. and its affiliated company, Marquis Bit Co., LLC for $4.6 million in cash. Diamond Air and Marquis Bit (collectively referred to as "Diamond Air") provide air drilling technology and products to the oil and gas industry in West Texas, New Mexico and Oklahoma. Diamond Air is a leading provider of air hammers and hammer bit products. The acquisition was funded through capital contributions from Allis-Chalmers and M-I in the amount of $2.5 million and $2.1 million, respectively.

In connection with the Diamond Air acquisition described above, on November 15, 2004 we executed an agreement with the current bank lender to AirComp to amend and increase the existing credit facilities. Under the amendment, a $1.0 million revolving line of credit was increased to $3.5 million, and a $6.6 million term loan was increased to $7.1 million by adding the $490,000 amount outstanding under the existing delayed draw facility to the term loan. Repayment of the $7.1 million term loan remained unchanged at $286,000 per quarter. Finally, the $1.0 million delayed draw term loan facility was increased to $1.5 million and its availability period was extended to December 31, 2005 from December 31, 2004. Repayment of this facility will be in equal quarterly principal payments equal to 5.0% of amounts outstanding as of December 31, 2005, beginning March 31, 2006, with a final maturity of June 27, 2007. The amended credit facilities contain customary events of default and covenants which are substantially similar to the existing facilities.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

THE INFORMATION IN THIS ITEM 2 CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THOSE DISCUSSED HEREIN, AND IN OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IN PARTICULAR THOSE DISCUSSED UNDER "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS REPORT. WE ARE UNDER NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS.

OVERVIEW

We provide services and equipment to the oil and gas drilling industry. Our customers are principally small independent and major oil and gas producers engaged in the exploration and development of oil and gas. Our operations are conducted principally in the Texas Gulf Coast, offshore in the United States Gulf of Mexico, West Texas, and the Rocky Mountain regions of New Mexico and Colorado. We also operate in Mexico through a Mexican partner.

We provide casing and tubing handling services and drilling services, which includes our directional drilling services segment and compressed air drilling services segment. Our casing and tubing services segment supplies specialized equipment and trained operators to install casing and tubing, change out drill pipe and retrieve production tubing for both onshore and offshore drilling and workover operations. Our directional drilling operations provide directional, horizontal and "measure while drilling" services to oil and gas companies operating both onshore and offshore in Texas and Louisiana. Our compressed air drilling segment provides compressed air and related products and services for the air drilling, workover, completion, and transmission segments of the oil, gas and geothermal industries. We plan to broaden the geographic regions in which we operate and to expand the types of services and equipment we provide to the oil and gas drilling industry.

We derive operating revenues from rates per day and rates per job that we charge for the labor and equipment required to provide a service. The rates vary widely from project to project depending upon the scope of services we are asked to provide. The price we charge for our services depends upon several factors, including the level of oil and gas drilling activity in the particular geographic regions in which we operate and the competitive environment. Contracts are awarded based on price, quality of service and equipment, and general reputation and depth of operations and management personnel. The demand for drilling services has historically been volatile and is affected by the capital expenditures of oil and gas exploration and development companies, which in turn are impacted by the prices of oil and natural gas, or the expectation for the prices of oil and natural gas.

The number of working drilling rigs is an important indicator of activity levels in the oil and gas industry, typically referred to as the "rig count". The rig count in the U.S. increased from 862 as of December 31, 2002 to 1,126 on December 31, 2003, according to the Baker Hughes rig count. According to the Baker Hughes rig count, the directional and horizontal rig counts increased from 283 as of December 31, 2002 to 381 on December 31, 2003, which accounted for 32.8% and 33.8% of the total U.S. rig count, respectively. As of October 29, 2004, this trend has continued, with directional and horizontal rigs climbing to 464, which was 37.1% of the 1,251 total U.S. rig count on such date.

In July 2003, through Mountain Compressed Air, we entered into a limited liability company operating agreement with M-I L.L.C., a joint venture between Smith International and Schlumberger N.V. to form a Texas limited liability company named AirComp LLC. We own 55% and M-I owns 45% of AirComp. We have consolidated AirComp into our financial statements beginning with the quarter ended September 30, 2003.

We effected a reverse stock split on June 10, 2004 in order to increase the share price of the common stock. As a result of the reverse stock split, every five shares of our common stock were combined into one share of common stock. The reverse stock split reduced the number of shares of outstanding common stock from 31,393,789 to approximately 6,276,015 and reduced the number of stockholders from 6,070 to 2,140. On September 13, 2004, our common stock began trading on the American Stock Exchange.

RESULTS OF OPERATIONS

Comparison of the Three Months Ended September 30, 2004 and 2003
----------------------------------------------------------------

Our revenues for the three months ended September 30, 2004 were $11.9 million, an increase of 47.0% compared to $8.1 million for the three months ended September 30, 2003. We increased revenues in all our business segments due to an increase in demand for our services resulting from the general increase in oil and gas drilling activity. The increase in revenues was experienced principally by our directional drilling services segment due to the addition of operations and sales personnel which increased our capacity and market presence.

Our gross profit for the third quarter of 2004 increased by 80.1% to $3.7 million, or 31.5% of revenues, compared to $2.1 million, or 25.7 % of revenues for the third quarter of 2003, due primarily to the increase in revenues and increased gross margins in our directional drilling segment as a result of the increase in oil and gas drilling activity. The increase in revenues more than offset increases in operating expenses due to the addition of personnel and increases in wages and benefits. Our cost of revenues consists principally of our labor costs and benefits, equipment rentals, maintenance and repairs of our equipment, insurance, fuel and depreciation.

General and administrative expense was $2.4 million in the third quarter of 2004 compared to $1.4 million in the comparable period of 2003. General and administrative expense increased in 2004 due to the hiring of additional sales and administrative personnel at each of the our subsidiaries due to increased activity levels, increased professional fees and other expenses related to our financing activities, including the listing of our common stock on the American Stock Exchange, and increased corporate accounting and administrative staff. As a percentage of revenues, general and administrative expenses were 20.4% in the 2004 quarter and 16.7% in the 2003 quarter.

Depreciation and amortization was $709,793 in the third quarter of 2004 compared to $660,325 for the third quarter of 2003.

Income from operations consists of our revenues less cost of sales, general and administrative expenses, and depreciation and amortization. Income from operations for the three months ended September 30, 2004 totaled $1.3 million, an 81.3% increase over the $727,000 in income from operations for the comparable period in 2003, reflecting the increased revenues from all of our business segments and the increase in our gross profit which was partially offset by the increase in general and administrative expenses.

Our interest expense increased to $566,000 for the third quarter of 2004, compared to $521,000 for the comparable 2003 period due to higher average debt outstanding and higher interest rates.

Minority interest in income of subsidiaries for the third quarter of 2004 was $56,000 compared to $26,000 in the third quarter of 2003 due to the increase in the net income of our casing and tubing services subsidiary, which was owned 19% by Jens Mortensen until September 30, 2004, and due to the increase in the net income of AirComp, our compressed air drilling services segment.

We had net income attributed to common shareholders of $576,000 for the third quarter of 2004 compared with net income attributed to common shareholders of $1.0 million for the third quarter of 2003. The 2003 third quarter included a $1.0 million gain from the settlement of a lawsuit.

The following table compares revenues and income from operations for each of our business segments for the third quarter ended September 30, 2004 and 2003. Income from operations consists of our revenues less cost of revenues, general and administrative expenses, and depreciation and amortization:

                                                 Revenues                   Income (Loss) from Operations
                                     --------------------------------    ----------------------------------
                                       2004        2003       Change       2004         2003        Change
                                     --------    --------    --------    --------     --------     --------
                                                               (in thousands)
Casing services                      $ 2,831     $ 2,559     $   272     $   949      $   913      $    36
Directional drilling services          6,677       3,353       3,324       1,048          120          928
Compressed air drilling services       2,380       2,177         203         209          171
                                                                                                        38
General corporate                         --          --          --        (888)        (477)        (410)
                                     --------    --------    --------    --------     --------     --------

Total                                $11,888     $ 8,089     $ 3,779     $ 1,318      $   727      $   592
                                     ========    ========    ========    ========     ========     ========

CASING AND TUBING SERVICES SEGMENT

Revenues for the three months ended September 30, 2004 for the casing and tubing services segment were $2.8 million, an increase of 10.6% from the $2.6 million in revenues for the comparable 2003 period. Revenues from domestic operations decreased from $1.5 million in the third quarter of 2003 to $1.4 million in the third quarter of 2004 as a result of increased competition in South Texas, resulting in fewer contracts awarded to us and lower pricing for our services. Revenues from Mexican operations, however, increased from $1.0 million in the third quarter of 2003 to $1.4 million in the third quarter of 2004 as a result of increased drilling activity in Mexico and the addition of equipment that increased our capacity. Income from operations increased 3.9% to $949,000 for the third quarter of 2004, from $913,000 for the same period in 2003. Income from operations did not increase as much as the increase in revenues due to decreased revenues from domestic operations and an increase in wages and benefits domestically, which was partially offset by increased revenues from Mexico.

DIRECTIONAL DRILLING SERVICES SEGMENT

Revenues for the three months ended September 30, 2004 for our directional drilling services segment were $6.7 million, an increase of 97.1% from $3.4 million for the comparable 2003 period. Income from operations increased by 773.3% to $1.0 million for the three-month period of 2004 from $120,000 for the same period in 2003. The improved results for this segment are due to an increase in drilling activity in the Texas and Gulf Coast areas and the addition of operations and sales personnel which increased our capacity and market presence. Increased operating expenses as a result of the addition of personnel were more than offset by the growth in revenues and cost savings as a result of purchases, in late 2003 and in 2004, of most of the down-hole motors used in directional drilling. Previously we leased these motors.

COMPRESSED AIR DRILLING SERVICES SEGMENT

Our compressed air drilling revenues were $2.4 million for the third quarter of 2004, an increase of 9.3% compared to $2.2 million in revenues for the comparable 2003 period. Income from operations was $209,000 for the 2004 period compared to $171,000 for the comparable period of 2003. Increased revenues for compressed air drilling services in West Texas and the Rocky Mountain areas was partially offset by a decrease in activity in California.

Comparison of Nine Months Ended September 30, 2004 and 2003
-----------------------------------------------------------

Our revenues for the nine months ended September 30, 2004 were $33.0 million, an increase of 47.0% compared to $22.4 million for the first nine months of 2003. Revenues increased due to increased demand due to the general increase in oil and gas drilling activity. Revenues increased most significantly at our directional drilling services segment due to the addition of operations and sales personnel, which increased our capacity and market presence. Additionally, our compressed air drilling services revenues for the first nine months of 2004 increased compared to the first nine months of 2003 due to the inclusion, for a full nine months in the 2004 period, of the business contributed by M-I in connection with the formation of AirComp in July 2003.We have consolidated AirComp, our compressed air drilling joint venture, into our financial statements beginning with the quarter ending September 30, 2003. The increase in revenues in our directional drilling and compressed air drilling services was partially offset by a decrease in revenues in our casing and tubing services segment due to increased competition for casing and tubing services in South Texas.

Our gross profit for the first nine months of 2004 increased 46.3% to $9.1 million, or 27.6% of revenues, compared to $6.2 million, or 27.7 % of revenues for the first nine months of 2003, due to the increase in revenues. Our cost of revenues consists principally of our labor costs and benefits, equipment rentals, maintenance and repairs of our equipment, insurance and fuel.

General and administrative expense was $5.4 million in the 2004 nine-month period compared to $3.8 million for the comparable period of 2003. General and administrative expense increased in 2004 due to additional expenses associated with the inclusion of AirComp for a full nine months, the hiring of additional sales and administrative personnel at each of the our subsidiaries, increased professional fees and other expenses related to our financing activities, including the listing of our common stock on the American Stock Exchange, and increased corporate accounting and administrative staff. As a percentage of revenues, general and administrative expenses were 16.3% in the 2004 nine-month period and 16.8% in the 2003 nine-month period.

Depreciation and amortization was $2.1 million for the nine months ended September 30, 2004 compared to $2.2 million for the nine months ended September 30, 2003.

Income from operations for the nine months ended September 30, 2004 totaled $3.7 million, a 51.2% increase over the $2.5 million in income from operations for the comparable period in 2003, reflecting the increased revenues from directional drilling services and the inclusion of revenues and operating income of AirComp for a full nine months in the 2004 period, offset in part by a decrease in revenues and income from operations from our casing and tubing services segment due to increased competition and increases in wages and benefits in South Texas, and an increase in general and administrative expenses.

Our interest expense decreased to $1.6 million for the first nine months of 2004, compared to $1.8 million for the first nine months of the prior year due to the acceleration in 2003 of the amortization of the put obligation related to subordinated debt at Mountain Compressed Air. Interest expense for 2003 includes $216,000 of amortization expense for the put obligation. The subordinated debt and accrued interest was paid off with the formation of AirComp.

Minority interest in income of subsidiaries for the first nine months of 2004 was $315,000 compared to $337,000 for the first nine months of 2003 due to the decrease in net income from Jens'.

We had net income attributed to common shareholders of $1.5 million, for the nine months ended September 30, 2004 compared with net income attributed to common shareholders of $281,000 for the nine months ended September 30, 2003. The 2003 period included a $1.0 million gain from the settlement of a lawsuit.

The following table compares revenues and income from operations for each of our business segments for the nine months ended September 30, 2004 and 2003. Income from operations consists of our revenues less cost of revenues, general and administrative expenses, and depreciation and amortization:

                                                    Revenues                     Income (Loss) from Operations
                                     -----------------------------------     -------------------------------------
                                        2004         2003        Change         2004         2003          Change
                                     ---------    ---------    ---------     ---------     ---------     ---------
                                                                    (in thousands)
Casing services                      $  7,218     $  7,712     $   (494)     $  2,174      $  3,070      $   (896)
Directional drilling services          18,352       10,336        8,016         2,435           613         1,822
Compressed air drilling services        7,419        4,380        3,039         1,021            52           969
General corporate                          --           --           --        (1,915)       (1,278)         (637)
                                     ---------    ---------    ---------     ---------     ---------     ---------

Total                                $ 32,989     $ 22,428     $ 10,561      $  3,715      $  2,457      $  1,258
                                     =========    =========    =========     =========     =========     =========

CASING AND TUBING SERVICES SEGMENT

Revenues for the nine months ended September 30, 2004 for the casing and tubing services segment were $7.2 million, a decrease of 6.4% from the $7.7 million in revenues for the comparable 2003 period. Revenues from domestic operations decreased from $5.0 million in the first nine months of 2003 to $3.6 million in the first nine months of 2004 as a result of increased competition in South Texas, resulting in fewer contracts awarded to us and lower pricing for our services. Revenues from Mexican operations, however, increased from $2.7 million in the first nine months of 2003 to $3.6 million in the comparable 2004 period as a result of increased drilling activity in Mexico and the addition of equipment that increased our capacity. Income from operations decreased by 29.2 % to $2.2 million for the nine-month period of 2004 from $3.1 million for the same period in 2003. The decrease in this segment's revenues and operating income is due to the decrease in revenues from domestic operations and increases in wages and benefits domestically, which was partially offset by increased revenues from Mexico.

DIRECTIONAL DRILLING SERVICES SEGMENT

Revenues for the nine months ended September 30, 2004 for our directional drilling services segment were $18.4 million, an increase of 77.6% from the $10.3 million in revenues for the comparable 2003 period. Income from operations increased by 297.2% to $2.4 million for the nine-month period of 2004 from $613,000 for the same period in 2003. The improved results for this segment are due to the increase in drilling activity in the Texas and Gulf Coast areas and the addition of operations and sales personnel which increased our capacity and market presence. Increased operating expenses as a result of the addition of personnel were more than offset by the growth in revenues and cost savings as a result of purchases, in late 2003 and in 2004, of most of the down-hole motors used in directional drilling. Previously we had leased these motors.

COMPRESSED AIR DRILLING SERVICES SEGMENT

Our compressed air drilling revenues were $7.4 million for the first nine months of 2004, an increase of 69.4% compared to $4.4 million in revenues in the 2003 period. Income from operations increased to $1.0 million for the nine-month period of 2004 compared to income from operations of $52,000 for the same period in 2003. Our compressed air drilling revenues and operating income for the first nine months of 2004 increased compared to the first nine months of 2003 due to the inclusion, for a full nine months in the 2004 period, of the business contributed by M-I, in connection with the formation of AirComp in July 2003. Through this joint venture we have been able to expand the geographical areas in which our compressed air drilling segment operates to include natural gas drilling in the Rocky Mountains and West Texas areas.

Pro Forma Comparison of Nine Months Ended September 30, 2004 and 2003
---------------------------------------------------------------------

The following unaudited pro forma consolidated summary financial information illustrates the effects of the formation of AirComp on our results of operations, based on the historical statements of operations, as if the transaction had occurred as of the beginning of the periods presented. Pro forma results of operations set forth below includes results of operations for the nine months ended September 30, 2004 and 2003.

Pro forma revenues for the first nine months of 2004 totaled $33.0 million, compared to pro forma revenues for the first nine months of 2003 of $24.2 million, an increase of approximately 36.3%. The increase in revenues is principally due to increased revenues at our directional drilling services segment due to the general increase in oil and gas drilling activity. The increase in revenues in our directional drilling services segment was partially offset by a decrease in revenues in our casing and tubing services segment due to increased competition for casing and tubing services in South Texas. Pro forma revenues for the first nine months of 2004 for AirComp totaled $7.4 million, compared to pro forma revenues in the first nine months of 2003 of $6.1 million. The $1.3 million increase in pro forma revenues in 2004 for AirComp is due to increased drilling activity in West Texas and a slight increase in activity in the Rocky Mountains over the same period in 2003.

Pro forma gross profit for the first nine months of 2004 was $9.1 million, or 27.6% of revenues, compared to $6.4 million, or 26.6% of revenues for the first nine months of 2003, as increased gross margins in our directional drilling segment was offset by increased competition and weaker pricing and increases in wages and benefits in our casing and tubing services segment. Our cost of revenues consists principally of our labor costs and benefits, equipment rentals, maintenance and repairs of our equipment, insurance and fuel.

Pro forma depreciation and amortization was flat at $2.1 million in the first nine months of 2004 and 2003.

Pro forma general and administrative expense was $5.4 million in for the first nine months of 2004 compared to $3.4 million for the 2003 period. Pro forma general and administrative expense increased in 2004 due to the hiring of additional sales and administrative personnel at each of the our subsidiaries, increased professional fees and other expenses related to our financing activities, including the listing of our common stock on the American Stock Exchange, and increased corporate accounting and administrative staff.

We had pro forma income from operations for the first nine months of 2004 of $3.7 million an increase of 32.1% as compared to pro forma income from operations of $2.8 million in the first nine months of 2003. The increase in pro forma income from operations for the 2004 period was primarily due to higher revenues resulting from the general improvement in oil and gas drilling activity. The increase in income from operations primarily reflects the increased revenues from directional drilling services, offset in part by a decrease in revenues and income from operations from our casing and tubing services segment due to increased competition, weaker pricing and increases in wages and benefits in South Texas, and an increase in general and administrative expenses.

Our pro-forma interest expense decreased to $1.6 million for the first nine months of 2004, compared to $1.8 million for the first nine months of the prior year due to the acceleration of the amortization of the put obligation related to subordinated debt at Mountain Compressed Air. Interest expense for 2003 includes of $216,000 of amortization expense for the put obligation. The subordinated debt and accrued interest was paid off with the formation of AirComp.

Pro forma minority interest in income of subsidiaries for the first nine months of 2004 was $315,000 compared $235,000 in the first nine months of 2003 due to the decrease in the net income of our casing and tubing services subsidiary, which was owned 19% by Jens Mortensen until September 30, 2004.

We recorded pro forma net income of $1.5 million for the nine months ended September 30, 2004 compared with a pro forma net income of $800,000 for the nine months ended September 30 2003, which included a one-time $1.0 million gain resulting from the settlement of a lawsuit.

LIQUIDITY AND CAPITAL RESOURCES

Our on-going capital requirements arise primarily from our need to service our debt, to retire redeemable securities, to acquire and maintain equipment, to acquire additional businesses and for working capital. Our primary sources of liquidity are borrowings under our revolving lines of credit, proceeds from the issuance of equity securities and cash flows from operations. We had cash and cash equivalents of $13.0 million at September 30, 2004 compared to $1.3 million at December 31, 2003.

OPERATING ACTIVITIES

In the nine months ended September 30, 2004 we generated $570,000 in cash from operating activities compared to $2.0 million in cash from operating activities for the same period in 2003. Net income before preferred stock dividend for the first nine months of 2004 increased to $1.6 million, compared to $850,000 in the comparable 2003 period. Net income in 2003 includes a $1.0 million gain from the settlement of a lawsuit. Non-cash adjustments to net income totaled $2.6 million in the 2004 period compared to $1.8 million in the 2003 period, consisting principally of depreciation and amortization expense and minority interest in the income of a subsidiary. During the first nine months of 2004, the changes in working capital used $3.6 million in cash compared to a use of $852,000 in cash in the 2003 period, principally due, in the 2004 period, to a decrease in accrued expenses of $1.0 million, an increase in accounts receivables and other current assets of $1.9 million and a decrease of $726,000 in accounts payable. During the comparable 2003 period, accounts receivable and other current assets increased $2.9 million, and accounts payable and accrued expenses increased $2.1 million, net.

INVESTING ACTIVITIES

During the first nine months of 2004, we used $3.1 million in investing activities, consisting of capital expenditures of approximately $882,000 to purchase equipment for our directional drilling services segment, approximately $457,000 to purchase casing equipment and approximately $771,000 to make capital repairs to existing equipment at our compressed air drilling segment. On September 23, 2004 we also completed, for $1.0 million, the acquisition of 100% of the outstanding stock of Safco-Oil Field Products, Inc. ("Safco). Safco leases "hevi-wate" spiral drill pipe and provides related oilfield services to the oil drilling industry. This compares to net cash used in investing activities of $4.4 million in the comparable 2003 period primarily for the purchase of equipment.

FINANCING ACTIVITIES

During the first nine months of 2004, financing activities provided a net of $14.2 million in cash. We received $16.9 million in net proceeds from the issuance of common stock which was offset in part by the repayment of $2.4 million of long-term debt and $317,000 in debt issuance costs. This compares to the first nine months of 2003 when we received $9.6 million in proceeds from the issuance of long-term debt offset by $6.9 million in the repayment of long-term debt and $304,000 in debt issuance costs.

In April 2004, Energy Spectrum the holder of our preferred stock, converted its 3,500,000 shares of Series A 10% cumulative Convertible Preferred Stock, including accrued dividend rights, into 1,718,090 shares of common stock.

On August 10, 2004 we completed the private placement of 3,504,667 shares of our common stock at a price of $3.00 per share. Net proceeds to us, after selling commissions and expenses, was approximately $9.6 million. On September 30, 2004, we completed the private placement of 1,956,634 shares of our common stock at a price of $3.00 per share. Net proceeds to us, after selling commissions and expenses, was approximately $5.4 million. We will use the net proceeds of the private placement offerings to reduce debt, to purchase equipment, to acquire new businesses, and for general corporate purposes.

On September 30, 2004, we issued 1,300,000 shares of our common stock to Jens Mortensen, our president, in exchange for his 19% interest in Jens' Oilfield Service, Inc. As a result of this transaction, we now own 100% of Jens' Oilfield Service, Inc.

We have several bank credit facilities and other debt instruments at Allis-Chalmers and at our three operating subsidiaries. Allis-Chalmers guarantees the loans owed by Jens' and Strata, and Mountain Compressed Air, a wholly-owned subsidiary, guarantees AirComp's bank debt. All three of our subsidiaries are consolidated on our financial statements. At September 30, 2004 we had $30.1 million in outstanding indebtedness, of which $25.2 million was long-term debt and $4.9 million was the current portion of long-term debt.

Through Jens', our casing and tubing services subsidiary, we have two principal bank facilities. We have a term loan in the original amount of $4.0 million that was increased, in October 2003, to $5.1 million. We are required to make monthly principal payments of $85,000 plus 25% of our collections from our operations in Mexico. Interest accrues at a floating rate plus a margin. The interest rate on the term loan was 6.75% at September 30, 2004 and the outstanding amount was $3.0 million. We also have a $1.0 million bank line of credit of which $209,000 was outstanding at September 30, 2004. Interest accrues at a floating rate plus a margin. The interest rate on the line of credit was 6.75% at September 30, 2004. We pay a 0.5% per annum fee on the undrawn portion. The final maturity date of both the term loan and the line of credit is January 31, 2006. The term loan and the line of credit are secured by liens on substantially all of the Jens' assets. Borrowings under the line of credit are subject to a borrowing base consisting of the Jens' eligible accounts receivables as defined in the credit agreement. The credit agreement contains customary events of default and financial covenants. It also limits our ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens, and sell assets.

Our Jens' subsidiary also has a note payable to Jens Mortensen, who sold Jens' to us and is our president and a director. The note is in the original amount of $4.0 million at 7.5% simple interest with quarterly interest payments. At September 30, 2004, $406,000 of interest was accrued and was included in account payable to related parties. The principal and interest are due on January 31, 2006. In connection with the purchase of Jens', we also agreed to pay a total of $1.2 million to Mr. Mortensen in exchange for a non-compete agreement. We are required to make monthly payments of $20,576 through January 31, 2007. As of September 30, 2004, the balance due is approximately $576,000, including $247,000 classified as short-term.

Jens' also has outstanding three term loans. One is a real estate bank loan in the amount of $532,000 at a floating interest rate with monthly principal payments of $14,778 plus interest. The interest rate was 6.75% at September 30, 2004 and the outstanding amount due was $73,000. The final principal payment is due on January 31, 2005. The second term loan is a bank loan in the original amount of $397,080 at a floating interest rate with monthly principal payments of $11,000 plus interest. The interest was 6.75% at September 30, 2004 and the balance was $256,000. The final maturity date of the loan is September 17, 2006. The third term loan is a bank term loan in the original amount of $74,673 at a floating interest rate with monthly principal payments of $1,946 plus interest. The interest was 6.75% at September 30, 2004 and the balance at September 30, 2004 was $59,000. The final maturity date of the loan is January 12, 2007.

Through Strata, our directional drilling services operating subsidiary, we have a $4.0 million bank line of credit of which $2.7 million was outstanding at September 30, 2004. The line of credit matures on January 31, 2006 and interest accrues at a floating rate plus a margin. The interest rate was 7.75% at September 30, 2004 and we pay a 0.5% per annum fee on the undrawn portion of the line. Borrowings under the line of credit are subject to a borrowing base consisting of Strata's eligible accounts receivable as defined in the credit agreement. The credit agreement contains customary events of default and requires that we satisfy various financial covenants. It also limits our ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens, and sell assets.

In December 2003, Strata entered into a short-term vendor financing agreement in the original amount of $1.7 million with a major supplier for drilling motor rentals, motor lease costs and motor repair costs. The agreement provides for repayment of all amounts not later than December 30, 2005. Payment of interest is due monthly and principal payments of $582,000 are due in each of October 2004, April 2005, and December 2005. The interest rate is fixed at 8.0%. As of September 30, 2004, the outstanding balance was $1.7 million.

In connection with the purchase of Safco, we also agreed to pay a total of $150,000 to the sellers in exchange for a non-compete agreement. We are required to make yearly payments of $50,000 through September 30, 2007. As of September 30, 2004, the balance due is $150,000.

We are working to increase our financial flexibility and to simplify our debt and capital structure. On November 4, 2004 we received a commitment from our existing lender to provide new credit facilities to Allis-Chalmers which would be used to repay and consolidate the credit facilities currently owed by our Jens' and Strata subsidiaries, and to provide additional credit availability for working capital and for acquisitions and capital expenditures. The commitment consists of a $10.0 million revolving line of credit to replace and increase the existing lines of credit at Jens' of $1.0 million and at Strata of $4.0 million. Borrowings would be subject to a borrowing base based on eligible accounts receivables, as defined, of all Allis-Chalmers wholly-owned subsidiaries which are a party to the credit agreement. Secondly, the new commitment includes a new term loan in the amount of approximate $6.4 million to be repaid in equal monthly installments based on a five-year repayment schedule. Proceeds of the term loan would be used to prepay the term loan owed by our Jens' subsidiary and to prepay our 12% $2.3 million subordinated note and retire its related warrants described below. The commitment also includes a $6.0 million capital expenditure and acquisition line of credit. Borrowings under this facility would be repaid monthly based on a four-year repayment schedule after a one year, interest only, availability period. Availability of this capital expenditure term loan facility would be subject to security acceptable to the lender in the form of equipment or other collateral purchased or obtained through an acquisition. The new credit facilities would have a final maturity of three years and are to be secured by liens on substantially all of the assets of Allis-Chalmers and its wholly-owned subsidiaries. The agreement governing these credit facilities would contain customary events of default and financial covenants. It would also limit our ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens, and sell assets. The interest rate would be based on the prime rate plus a margin. The commitment is subject to negotiation of final terms and execution of mutually satisfactory credit and security agreements. We are evaluating the commitment.

Through AirComp, our 55%-owned compressed air drilling joint venture company, we have a $1.0 million bank line of credit of which $925,000 was outstanding at September 30, 2004. Interest accrues at a floating rate plus a margin and was 6.75% at September 30, 2004. We also pay a 0.5% per annum fee on the undrawn portion. AirComp also has two term loans outstanding. We have a term loan in the original amount of $8.0 million with a floating interest rate based on either prime or the London interbank offered rate ("Libor") plus a margin. The interest rate averaged 5.50% at September 30, 2004. Principal payments of $286,000 are due quarterly, plus interest, with a final maturity date of June 27, 2007. The remaining balance at September 30, 2004 was $6.6 million. We also have a "delayed draw" term loan facility in the amount of $1.0 million to be used for capital expenditures. Interest accrues at a rate equal to LIBOR plus a margin. Quarterly principal payments commence on March 31, 2005 in an amount equal to 5.0% of the outstanding balance as of December 31, 2004. The outstanding balance of this facility at September 30, 2004 was $490,000. The AirComp credit facilities mature on June 27, 2007 and are secured by liens on substantially all of AirComp's assets. Borrowings under the line of credit are subject to a borrowing base consisting of eligible accounts receivable. The agreement governing these credit facilities contain customary events of default and requires that AirComp satisfy various financial covenants. It also limits AirComp's ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens, and sell assets. Mountain Compressed Air guarantees the obligations of AirComp under these facilities.

On November 10, 2004 AirComp completed the acquisition of Diamond Air Drilling Services, Inc. and its affiliated company, Marquis Bit Co., LLC for $4.6 million in cash. Diamond Air and Marquis Bit (collectively referred to as "Diamond Air") provide air drilling technology and products to the oil and gas industry in West Texas, New Mexico and Oklahoma. Diamond is a leading provider of air hammers and hammer bit products. The acquisition was funded through capital contributions from Allis-Chalmers and M-I in the amount of $2.5 million and $2.1 million, respectively.

In connection with the Diamond Air acquisition described above, on November 15, 2004 we executed an agreement with the current bank lender to AirComp to amend and increase the existing credit facilities. Under the amendment, the $1.0 million revolving line of credit was increased to $3.5 million. Secondly, the $6.6 million term loan was increased to $7.1 million by adding the $490,000 amount outstanding under the existing delayed draw facility to the term loan. Repayment of the $7.1 million term loan remained unchanged at $286,000 per quarter. Finally, the $1.0 million delayed draw term loan facility was increased to $1.5 million and its availability period was extended to December 31, 2005 from December 31, 2004. Repayment of this facility will be in equal quarterly principal payments equal to 5.0% of amounts outstanding as of December 31, 2005, beginning March 31, 2006, with a final maturity of June 27, 2007. The amended credit facilities contain customary events of default and covenants which are substantially similar to the existing facilities.

AirComp also has a subordinated note payable to M-I in the amount of $4.8 million bearing interest at an annual rate of 5.0%. In 2007 each party has the right to cause AirComp to sell its assets (or the other party may buy out such party's interest), and in such event this note (including accrued interest) is due and payable. The note is also due and payable if M-I sells its interest in AirComp or upon a termination of AirComp. At September 30, 2004, $283,000 of interest was included in accrued interest. Neither Allis-Chalmers nor Mountain Compressed Air is liable for the obligations of AirComp under this note.

At Allis-Chalmers we also have a subordinated note in the original amount of $3.0 million with a fixed interest rate of 12.0%. The outstanding balance was $2.3 million at September 30, 2004 and has a final maturity of February 1, 2006. In connection with this note, we issued redeemable warrants, which have been recorded as a liability of $900,000 and as a discount to the face amount of the debt. This amount is being amortized as additional interest expense over the term of the note. The debt is recorded at $2.3 million net of unamortized portion of the put obligation.

In connection with the issuance of the $3.0 million subordinated note, we issued redeemable warrants that are exercisable for up to 233,000 shares of our common stock at an exercise price of $0.75 per share and non-redeemable warrants that are exercisable for a maximum of 67,000 shares of our common stock at $5.00 per share. The warrants exercisable for $0.75 per share are subject to cash redemption provisions in the amount of $1.5 million at the discretion of the warrant holders at any time after January 31, 2005. We have recorded a liability of $1.5 million in respect of the warrant redemption rights. We are amortizing the effects of the puts to interest expense over the life of the $3.0 million subordinated debt.

In 1999 we compensated directors who served on the board of directors from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000. The notes bear interest at the rate of 5.0% and are due on March 28, 2005. At September 30, 2004, the principal and accrued interest on these notes totaled approximately $398,000.

As part of the acquisition of Mountain Air in 2001, we issued a note to the sellers of Mountain Air in the original amount of $2.2 million at 5.75% simple interest which was reduced to $1.5 million as a result of the settlement of a legal action against the sellers. At September 30, 2004 the outstanding amount due, including accrued interest, was $1.6 million. The principal and accrued interest is due on September 30, 2007. As discussed in Item 1 of Part II under Legal Proceedings, the holder of this note has brought legal action seeking to accelerate its payment.

Mountain Air has a term loan in the original amount of $267,000 at an interest rate of 5.0%, with principal and interest payments of $5,039 due on the last day of each month. At September 30, 2004, the outstanding amount due was $211,000 and the final maturity date is June 30, 2008.

In connection with incurring subordinated debt that was subsequently extinguished in connection with the formation of AirComp, Mountain Air issued redeemable warrants, which have been recorded as a liability of $600,000. The redeemable warrants remain outstanding.

The following table summarizes our obligations and commitments to make future payments under our notes payable, operating leases, employment contracts and consulting agreements for the periods specified as of September 30, 2004.

                                                                   PAYMENTS BY PERIOD
                                                                   ------------------
                                                                     (IN THOUSANDS)
                                                         LESS THAN                                      MORE THAN
                                           TOTAL          1 YEAR         1-3 YEARS      3-5 YEARS        5 YEARS
                                       ------------    ------------    ------------    ------------    ------------
CONTRACTUAL OBLIGATIONS

Notes Payable                          $    30,099     $     4,858     $    15,164     $    10,077     $        --
Interest Payments on notes payable           2,032             328           1,024             680              --
Operating Lease                              1,298             275             539             398              86
Employment Contracts                         2,425           1,006           1,419              --              --
                                       ------------    ------------    ------------    ------------    ------------

Total Contractual Cash Obligations     $    35,854     $     6,467     $    18,146     $    11,155     $        86
                                       ============    ============    ============    ============    ============

We have no off balance sheet arrangements that have or are likely to have a current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources. We do not guarantee obligations of any unconsolidated entities.

We currently believe that we will make $4.0 million of capital expenditures for the remainder of 2004, excluding any potential acquisitions. We believe that our current cash generated from operations, cash available under our credit facilities and net proceeds from the equity private placements will provide sufficient funds for our identified projects.

We intend to implement a growth strategy of increasing the scope of services through both internal growth and acquisitions. We are regularly involved in discussions with a number of potential acquisition candidates. We expect to make capital expenditures to acquire and to maintain our existing equipment. Our performance and cash flow from operations will be determined by the demand for our services which in turn are affected by our customers' expenditures for oil and gas exploration and development and industry perceptions and expectations of future oil and gas prices in the areas where we operate. We will need to refinance our existing debt facilities as they become due and provide funds for capital expenditures and acquisitions. To effect our expansion plans, we will require additional equity or debt financing in excess of our current working capital and amounts available under credit facilities. There can be no assurance that we will be successful in raising the additional debt or equity capital or that we can do so on terms that will be acceptable to us.

Critical Accounting Policies
----------------------------

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements in Item 1 of Part I underI Financial Statements. Our preparation of this report requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. The determination of the collectibility of amounts due from our customers requires us to use estimates and make judgments regarding future events and trends, including monitoring our customer payment history and current credit worthiness to determine that collectibility is reasonably assured, as well as consideration of the overall business climate in which our customers operate. Those uncertainties require us to make frequent judgments and estimates regarding our customers' ability to pay amounts due us in order to determine the appropriate amount of valuation allowances required for doubtful accounts. Provisions for doubtful accounts are recorded when it becomes evident that the customers will not be able to make the required payments at either contractual due dates or in the future. Over the past two years, reserves for doubtful accounts, as a percentage of total accounts receivable before reserves, have ranged from 1% to 2%. At December 31, 2003 and 2002, reserves for doubtful accounts totaled $168,000, or 2%, and $32,000, or 1% of total accounts receivable before reserves, respectively. We believe that our reserve for doubtful accounts is adequate to cover anticipated losses under current conditions; however, changes in the financial condition of our customers could impact the amount of provisions for doubtful accounts.

REVENUE RECOGNITION. Our revenue recognition policy is significant because revenue is a key component of the results of operations. In addition, revenue recognition determines the timing of certain expenses, such as commissions and royalties. We provide rental equipment and drilling services to our customers at per day and per job contractual rates and recognize the drilling related revenue as the work progresses and when collectibility is reasonably assured. The Securities and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB No. 104"), provides guidance on the SEC staff's views on application of generally accepted accounting principles to selected revenue recognition issues. Our revenue recognition policy is in accordance with generally accepted accounting principles and SAB No. 104.

IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets, which include property, plant and equipment, goodwill and other intangibles, comprise a significant amount of the Company's total assets. The Company makes judgments and estimates in conjunction with the carrying value of these assets, including amounts to be capitalized, depreciation and amortization methods and useful lives. Additionally, the carrying values of these assets are reviewed for impairment or whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. This requires the Company to make long-term forecasts of its future revenues and costs related to the assets subject to review. These forecasts require assumptions about demand for the Company's products and services, future market conditions and technological developments. Significant and unanticipated changes to these assumptions could require a provision for impairment in a future period.

GOODWILL AND OTHER INTANGIBLES. The Company has recorded approximately $10,331,000 of goodwill and $3,089,000 of other identifiable intangible assets. The Company performs purchase price allocations to intangible assets when it makes a business combination. Business combinations and purchase price allocations have been consummated for purchase of the Mountain Air, Strata and Jens' operating segments. The excess of the purchase price after allocation of fair values to tangible assets is allocated to identifiable intangibles and thereafter to goodwill. Subsequently, the Company has performed its initial impairment tests and annual impairment tests in accordance with Financial Accounting Standards Board No. 141, BUSINESS COMBINATIONS, and Financial Accounting Standards Board No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. These initial valuations required the use of third-party valuation experts who in turn developed assumptions to value the carrying amount of the individual reporting units. Significant and unanticipated changes to these assumptions could require a provision for impairment in future periods.

STOCK BASED COMPENSATION. The Company accounts for its stock-based compensation using Accounting Principles Board's Opinion No. 25 ("APB No. 25"). Under APB No. 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company has adopted the disclosure-only provisions of SFAS 123 for the stock options granted to the employees and directors of the Company. Accordingly, no compensation cost has been recognized for these options. Many equity instrument transactions are valued based on pricing models such as Black-Scholes, which require judgments by management. Values for such transactions can vary widely and are often material to the financial statements.

Quantitative and Qualitative Disclosure About Market Risk.
----------------------------------------------------------

We are exposed to market risk primarily from changes in interest rates and foreign currency exchange risks.

         INTEREST RATE RISK.

Fluctuations in the general level of interest rates on our current and future fixed and variable rate debt obligations expose us to market risk. We are vulnerable to significant fluctuations in interest rates on our variable rate debt and on any future repricing or refinancing of our fixed rate debt and on future debt.

At September 30, 2004, we were exposed to interest rate fluctuations on approximately $14.0 million of notes payable and bank credit facility borrowings carrying variable interest rates. A hypothetical one hundred basis point increase in interest rates for these notes payable would increase our annual interest expense by approximately $140,000. Due to the uncertainty of fluctuations in interest rates and the specific actions that might be taken by us to mitigate the impact of such fluctuations and their possible effects, the foregoing sensitivity analysis assumes no changes in our financial structure.

We have also been subject to interest rate market risk for short-term invested cash and cash equivalents. The principal of such invested funds would not be subject to fluctuating value because of their highly liquid short-term nature. As of September 30, 2004, we had $13.0 million invested in short-term maturing investments.

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

         FOREIGN CURRENCY EXCHANGE RATE RISK.

We conduct business in Mexico through our Mexican partner, Matyep. This business exposes us to foreign exchange risk. To control this risk, we provide for payment in U.S. dollars. However, we have historically provided our partner a discount upon payment equal to 50% of any loss suffered by our partner as a result of devaluation of the Mexican peso between the date of invoicing and the date of payment. During 2003 and 2002 the discounts have not exceeded $10,000 per year.

Failure to Maintain Effective Internal Controls Could Have
----------------------------------------------------------
a Material Adverse Effect on Our Operations.
--------------------------------------------

We are in the process of documenting and testing our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our Independent Auditors addressing these assessments. During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

See Item 2 of Part I under Liquidity and Capital Resources -- Quantitative and Qualitative Disclosure About Market Risk.

ITEM 4. CONTROLS AND PROCEDURES.

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES. Our chief executive officer and our chief accounting officer have evaluated the effectiveness of the Company's "disclosure controls and procedures" (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Report (the "Evaluation Date"), and have concluded that, as of the Evaluation Date, our disclosure controls and procedures are effective in enabling us to record, process, summarize, and report information required to be included in our SEC filings within the required time period. Since the Evaluation Date, there have not been any significant changes in our internal controls, or in other factors that could significantly affect these controls subsequent to the Evaluation Date.

It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system will be met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events.

                                     PART II

ITEM 1. LEGAL PROCEEDINGS.

Mountain Compressed Air, Inc. is a defendant in an action brought in April 2004 (No. 04CV308) in the District Court of Mesa County, Colorado, by the former owner of Mountain Air Drilling Service Co., Inc. nka Pattongill & Murphy, Inc., from whom Mountain Compressed Air acquired assets in 2001. The plaintiff seeks to accelerate payment of the note issued in connection with the acquisition and is seeking $1,863,000 in damages (representing principal and interest due under the note), on the basis that Mountain Compressed Air has failed to timely provide financial statements required by the note. We have raised several defenses to the plaintiff's claim, including the holder's failure to comply with the terms and conditions of the note, as well others including substantial performance and impossibility of performance. We believe the claim is without merit because of these defenses. For example, Mountain Compressed Air no longer maintains separate financial statements and the Company provided plaintiff with the Company's publicly available financial statements. The financial statements disclose as a separate segment the operations of AirComp, which conducts business using the assets acquired from plaintiff. Discovery is presently ongoing, and based upon present information, the Company intends to vigorously defend the case. Finally, we have claims in the amount of approximately $20,000 for legal fees and other expenses that the plaintiff agreed to pay in connection with the settlement of an earlier lawsuit involving the acquisition of assets from the plaintiff.

ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS.

On September 30, 2004, we issued 1,300,000 shares of our common stock to Jens H. Mortensen, our President, Chief Operating Officer and a director, pursuant to a merger between Jens' Oilfield Service, Inc. and a newly formed subsidiary of the Company. As a result of the merger, we acquired Mr. Mortensen's 19% interest in and now own 100% of Jens' Oilfield Service, Inc. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

On September 30, 2004, we completed a private placement of 1,956,634 shares of our common stock to the following investors: Basic Energy Limited;
Milton H. Dresner Revocable Living Trust; Joseph S. Dresner; J. Steven Emerson Roth IRA; Waverly Limited Partnership; Rosebury, L.P.; Meteoric, L.P.; Barbara
C. Crane; Bristol Investment Fund, Ltd.; L.H. Schmieding; Meadowbrook Opportunity Fund LLC; and Kenneth Malkes. Each investor is a selling stockholder. Pursuant to the terms of a stock purchase agreement, we sold to the selling stockholders an aggregate of 3,504,667 shares of common stock at a price per share of $3.00. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D promulgated by the Securities and Exchange Commission under said Act. We paid a fee of $410,893 to Morgan Keegan & Company, Inc. for its services as a placement agent in connection with the offering.

On August 10, 2004 we completed a private placement of 3,504,667 shares of our common stock to the following investors: Bear Stearns Securities Corp., Custodian, J. Steven Emersen Roth IRA; Bear Stearns Securities Corp., Custodian,
J. Steven Emersen IRA RO II; Bear Stearns Securities Corp., Custodian, Emerson Partners; GSSF Master Fund, LP; Gerald Lisac, IRA C/O Union Bank of California, Custodian; May Management, Inc.; Micro Cap Partners, L.P.; MK Employee Early Stage Fund, L.P.; Morgan Keegan Early Stage Fund, L.P.; Palo Alto Global Energy Fund, L.P.; RRCM Onshore I, L.P.; Earl Schatz, IRA C/O Union Bank of California, Custodian; Straus Partners, L.P., Straus-GEPT Partners, LP; UBTI Free, L.P.; U.S. Bank NA as Custodian of the Holzman Foundation; U.S. Bank NA as Trustee of the Reliable Credit Association Inc. Pension & Trust; and U.S. Bank NA as Trustee of the Reliable Credit Association Inc. Profit Sharing Plan & Trust. Pursuant to the terms of a stock purchase agreement, we sold to the selling stockholders an aggregate of 3,504,667 shares of common stock at a price per share of $3.00 for an aggregate purchase price of $10,514,000. The transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation D of said Act. We paid a fee of $735,984 to Morgan Keegan & Company, Inc. for its services as a placement agent in connection with the offering.

ITEM 5. OTHER EVENTS

On November 10, 2004 AirComp acquired Diamond Air Drilling
Services, Inc. and its affiliated company, Marquis Bit Co., LLC for $4.6 million in cash. Diamond Air and Marquis Bit (collectively referred to as "Diamond Air") provide air drilling technology and products to the oil and gas industry in West Texas, New Mexico and Oklahoma. Diamond is a leading provider of air hammers and hammer bit products. The acquisition was funded through capital contributions from Allis-Chalmers and M-I in the amount of $2.5 million and $2.1 million, respectively.

In connection with the Diamond Air acquisition described above, on November 15, 2004 we executed an agreement with the current bank lender to AirComp to amend and increase the existing credit facilities. Under the amendment, the $1.0 million revolving line of credit was increased to $3.5 million. Secondly, the $6.6 million term loan was increased to $7.1 million by adding the $490,000 amount outstanding under the existing delayed draw facility to the term loan. Repayment of the $7.1 million term loan remained unchanged at $286,000 per quarter. Finally, the $1.0 million delayed draw term loan facility was increased to $1.5 million and its availability period was extended to December 31, 2005 from December 31, 2004. Repayment of this facility will be in equal quarterly principal payments equal to 5.0% of amounts outstanding as of December 31, 2005, beginning March 31, 2006, with a final maturity of June 27, 2007. The amended credit facilities contain customary events of default and covenants which are substantially similar to the existing facilities.

ITEM 6. EXHIBITS

The exhibits listed on the Exhibit Index located at Page 35 of this Quarterly Report are filed as part of this Form 10-Q.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 15, 2004.

                                                  ALLIS-CHALMERS CORPORATION
                                                  ---------------------------
                                                         (REGISTRANT)

                                                  /S/ MUNAWAR H. HIDAYATALLAH
                                                  ---------------------------
                                                  MUNAWAR H. HIDAYATALLAH
                                                  CHIEF EXECUTIVE OFFICER AND
                                                  CHAIRMAN

                                  EXHIBIT INDEX

31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Certification of Chief Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certification of the Chief Executive Officer and Chief Accounting Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.